UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Lapolla Industries, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share.
(2)

Aggregate number of securities to which transaction applies: 127,816,247 shares of Common Stock issued and outstanding and 8,707,500 shares of Common Stock issuable upon exercise of outstanding options.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for purposes of calculating the filing fee, the value of the transaction was calculated based upon the sum of (a) 127,816,247 shares of Common Stock multiplied by $1.03 per share; and (b) 8,707,500 shares of Common Stock issuable upon the exercise of underlying “in the money” stock options multiplied by $0.603 (which is the difference between $1.03 and the weighted average exercise price with respect to such options of $0.427). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001245 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $136,901,356
(5)	Total fee paid: $17,044.22

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED OCTOBER 24, 2017

LAPOLLA INDUSTRIES, INC.

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322

Houston, Texas 77032

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

[●], 2017

To our Stockholders:

This notice of actions taken by written consent and appraisal rights and information statement is being furnished to the stockholders of Lapolla Industries, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger, dated as of October 4, 2017 (the “Merger Agreement”) (a copy of which is attached as Annex A to the accompanying information statement), by and among the Company, Icynene U.S. Holding Corp., a Delaware corporation (“Parent”), and Blaze Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to, among other things, the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”) (other than any shares held by the Company as treasury shares or shares held immediately prior to the Effective Time by Parent, Merger Sub, or any other wholly owned affiliate of Parent and those shares with respect to which appraisal rights under Section 262 of the General Corporate Law of the State of Delaware (the “DGCL”) are properly exercised with respect to such shares and not withdrawn) will be cancelled and extinguished and converted into the right to receive $1.03 in cash, without interest (the “Merger Consideration”).

As of the Effective Time, each stock option of the Company that is outstanding and unexercised immediately before the Effective Time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option, without interest, less any required withholding taxes.

After careful consideration, the board of directors of the Company (the “Board”) by a unanimous vote (a) determined that (i) the execution and delivery of the Merger Agreement, and (ii) the consummation of the Merger, were just, equitable and fair to the Company and its stockholders and that it was in the best interest of the Company and its stockholders to execute and deliver the Merger Agreement, and to consummate the Merger, (b) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and (c) subject to Section 7.3 of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the stockholders of Company, upon the terms and subject to the conditions set forth therein.

On October 2 and October 4, 2017, the compensation committee of the Board granted stock awards of 3,747,118 and 500,000 shares of Common Stock to Jay Nadel and Douglas Kramer, respectively (together, the “Stock Awards”).

In addition, after careful consideration, the Board approved the Stock Awards granted by the compensation committee of the Board which had deemed it in the best interest of the Company and its stockholders to make the Stock Awards to Mr. Nadel and Mr. Kramer, respectively.

Under the DGCL, the adoption of the Merger Agreement by the stockholders of the Company required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock. On October 4, 2017, certain stockholders of the Company, including the Company’s Chairman and controlling shareholder, Richard Kurtz, holding an aggregate of 99,682,455 shares of the Company’s Common Stock, which constituted approximately 78% of the voting power of the outstanding shares of the Company’s Common Stock (the “Key Holders”), executed a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Stockholder Consent”). Also on October 4, 2017, certain stockholders of the Company, including the Company’s Chairman and controlling shareholder, Richard Kurtz, holding an aggregate of 87,448,320 which constituted approximately 68% of the voting power of the outstanding shares of the Company’s Common Stock, executed a written consent approving Stock Awards (the “Stockholder Grant Consent”). As a result of the delivery of the Stockholder Consent and the Stockholder Grant Consent, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger or the Stock Awards, and the Company will not be soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders meeting for purposes of voting on the adoption of the Merger Agreement.

This notice and the accompanying information statement shall constitute notice from the Company to the holders of record of Common Stock as of October 4, 2017 of the actions taken by the Stockholder Consent required by Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Common Stock, other than the Key Holders who have consented to the adoption of the Merger Agreement, will have the right to seek an appraisal for, and be paid the “fair value” (together with interest, if any) of, their shares of Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal no later than twenty days after the mailing of the accompanying information statement, which deadline is [●], 2017, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex D. This notice and the accompanying information statement shall constitute notice from the Company to the holders of record as of [●], 2017, the record date for determining the stockholders entitled to such notice, of the approval of the Merger and the availability of appraisal rights under Section 262(d)(2) of the DGCL.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:

This Information Statement is available at

http://lapolla.com/company-profile/

We urge you to read the entire information statement carefully. Please do not send in your shares of Common Stock at this time. If the Merger is completed, you will receive instructions regarding the surrender of your shares of Common Stock and payment for your shares of Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS,
Douglas J. Kramer President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

The accompanying information statement is dated [●], 2017 and is first being mailed to stockholders on or about [●], 2017.

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SUMMARY

This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger (for the definition of “Merger”, please see page 17) contemplated by the Agreement and Plan of Merger, dated as of October 4, 2017 (the “Merger Agreement”), by and among Icynene U.S. Holding Corp., a Delaware corporation (“Parent”), Blaze Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Lapolla Industries, Inc., a Delaware corporation (the “Company”, “Lapolla,” “we,” “us,” and “our”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement and the annexes attached to this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. All references to defined terms not defined herein or in the notice to which this information statement is attached shall have the meanings ascribed to them in the Merger Agreement attached as Annex A to this information statement. The Company, following the consummation of the Merger, is sometimes referred to in this information statement as the “surviving corporation.”

The Parties to the Merger Agreement (see page 16)

Lapolla Industries, Inc. We are a United States-based manufacturer and global distributor of foam, coatings and equipment, focused on developing and commercializing foams and coatings targeted at commercial and industrial and residential applications in the insulation and construction industries. We are vertically integrated in both foam and coating systems, and both of these product lines reduce energy consumption, which may ultimately lead to direct savings for consumers. Our products address growing consumer awareness of the building envelope. The building envelope is the separation between the interior and the exterior environments of a building and serves as the outer shell to protect the indoor environment as well as to facilitate climate control. Building envelopes with increased insulation levels are becoming standard practice. Consumers are increasingly involved in the selection of green building products due to rising energy costs and the recent availability of tax credits and energy rebates.

The Company’s shares of Common Stock are traded over the counter on the OTCQX under the symbol “LPAD.”

The Company’s principal executive offices are located at Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032; its telephone number is (281) 219-4700; and its Internet website address is http://lapolla.com/. The information provided on or accessible through the Company’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Icynene U.S. Holding Corp. Based in Mississauga, Canada, Parent is a manufacturer and distributor of spray polyurethane foam insulation products. Contractors install spray foam insulation in walls, ceilings, floors, attics, and hard-to-insulate areas across a diverse set of construction end markets, including new custom residential, new production residential, commercial, remodeling, and specialty non-construction applications.

Parent’s principal executive offices are located at c/o Icynene Corp, 6747 Campobello Road, Mississauga, Ontario, L5N 2L7; its telephone number is (905) 363-0103; and its Internet website address is http://www.icynene.com/. The information provided on or accessible through Parent’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Blaze Merger Sub Inc. Merger Sub, a direct and wholly owned subsidiary of Parent, is a Delaware corporation formed for the sole purpose of completing the Merger with the Company. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and other transactions contemplated by the Merger Agreement. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The principal executive offices of Merger Sub are located at c/o Icynene Corp, 6747 Campobello Road, Mississauga, Ontario, L5N 2L7; its telephone number is (905) 363-0103.

The Merger (see page 17)

Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a wholly owned subsidiary of Parent following the Effective Time. A copy of the Merger Agreement is attached as Annex A to this information statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger.

Effects of the Merger (see page 17)

If the Merger is completed, at the Effective Time, Merger Sub will be merged with and into the Company. The Company, as the surviving corporation, will survive the Merger as a wholly owned subsidiary of Parent.

Merger Consideration (see page 45)

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive $1.03 in cash, without interest, less any deduction for withholding taxes required by applicable law (the “Merger Consideration”), for each share of common stock, par value $0.01 per share (“Common Stock”) that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Common Stock held by the Company in treasury, (ii) those shares of Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

For more information regarding the Merger Consideration see “Merger Consideration” beginning on page 45 of this information statement.

Treatment of Company Equity Awards (see page 45)

Company Stock Options

At the Effective Time of the Merger, each option to purchase shares of Common Stock granted by the Company (each, a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and will cease to be outstanding, and the holder of such Company Stock Option will become entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, and (ii) the number of shares of Common Stock covered by the Company Stock Option, subject to any applicable income and employment withholdings and taxes. As of October 5, 2017, all unexercised and/or unvested potions of the Company Stock Options have become immediately exercisable and vested in full and will remain vested and exercisable for a period of at least thirty (30) days prior to the closing date. The exercise and/or vesting of any Company Stock Option that is permissible solely by reason of the Merger Agreement is conditioned upon the consummation of the Merger.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Common Stock for purposes of the Merger Agreement.

Tax Deductions and Withholdings of Company Equity Awards

Parent, the surviving corporation and their respective subsidiaries will be entitled to deduct and withhold from the amounts otherwise payable to the holders of Company Stock Options such amounts that Parent, the surviving corporation or their respective subsidiaries are required to withhold from such holders pursuant to applicable tax laws and remit such withheld and deducted amounts to the applicable government entity on behalf of the applicable holders of the Company Stock Options. For all purposes of the Merger Agreement, such withheld and deducted amounts remitted to any applicable government entity as required by applicable tax laws will be treated as having been paid to the applicable holders of the Company Stock Options.

Reasons for the Merger; Recommendation of the Company Board of Directors (see page 24)

After careful consideration, the Board, by a unanimous vote (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Merger, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of Company. Certain factors considered by the Board in reaching its decision to approve the Merger Agreement can be found in “The Merger—The Company’s Reasons for the Merger” beginning on page 24.

Record Date (see page 29)

On October 4, 2017, the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement, there were 127,816,247 shares of Common Stock outstanding and entitled to vote.

In addition, the Board set [●], 2017 as the record date for determining the stockholders entitled to receive notice of the approval of the Merger and that appraisal rights are available for holders of our Common Stock. Because this information statement constitutes both notice to stockholders of the action by written consent and notice to stockholders of the availability of appraisal rights, the information statement will be mailed to stockholders of record as of both October 4, 2017 and [●], 2017.

Required Stockholder Approval for the Merger (see page 29)

Under the DGCL, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the voting power of the outstanding shares of Common Stock, voting together as a single class. On October 4, 2017, concurrently with the execution of the Merger Agreement, the Key Holders delivered a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Stockholder Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or approval of the Merger. As a result of the delivery of the Stockholder Consent, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of Parent is required to complete the Merger.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders of record who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that sufficient written consents were delivered to the corporation. This information statement constitutes notice to you of action by written consent as required by Delaware law.

Stock Awards (see page 29)

On October 2, 2017, the compensation committee of the Board approved a grant to Jay Nadel of 3,747,118 fully vested shares of Common Stock and on October 4, 2017, the compensation committee of the Board approved a grant to Douglas Kramer of 500,000 fully vested shares of Common Stock (together, the “Stock Awards”). On October 4, 2017, certain stockholders of the Company, including the Company’s Chairman and controlling shareholder, Richard Kurtz, executed a written consent approving the Stock Awards (the “Stockholder Grant Consent”). No further action by any other Company stockholder is required in connection with the approval of the Stock Awards. As a result of the delivery of the Stockholder Grant Consent, the Company is not soliciting your vote for the approval of the Stock Awards and will not call a stockholders’ meeting for purposes of voting on the approval of the Stock Awards.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders of record who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that sufficient written consents were delivered to the corporation. This information statement constitutes notice to you of action by written consent as required by Delaware law.

Opinion of the Company’s Financial Advisor (see page 30)

On October 4, 2017, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated October 4, 2017), as to, as of October 4, 2017, the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Interests of Certain of the Company’s Directors and Named Executive Officers in the Merger (see page 36) You should be aware that certain of our directors and named executive officers may have interests in the Merger that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that the Company’s stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

For a full disclosure of the interests of the Company’s directors and named executive officers, including a description of their employment agreements, and the amount of transaction bonuses, severance payments and benefits that such executive officers may be entitled to receive, see “The Merger—Interests of Certain of the Company’s Directors and Named Executive Officers in the Merger” beginning on page 36.

Material U.S. Federal Income Tax Consequences of the Merger (see page 64)

The exchange of shares of Common Stock for cash in the Merger generally will be a taxable transaction to U.S. holders (as defined herein) for United States federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted to cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares, and a non-U.S. holder (as defined herein) whose shares of Common Stock are so converted generally will not be subject to U.S. federal income tax on any such gain or loss (except in certain circumstances, as described more fully herein).

You should read “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 for a more detailed discussion of the United States federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation.

You should consult your tax advisor about the U.S. federal, state, local and foreign tax consequences of the Merger to you.

Regulatory Waiting Periods and Approvals Required for the Merger (see page 42)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Merger may not be completed until the Company and Parent have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period has expired or been terminated. The Company and Parent have each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission.

Expected Timing of the Merger (see page 44)

We expect to complete the Merger by the end of the fourth quarter of 2017. However, the Merger is subject to customary conditions and it is possible that factors outside the control of the parties could result in the Merger being completed at a later time, or not at all.

Conditions to Consummation of the Merger (page 54)

The following conditions must be satisfied or, where permitted by applicable law, waived by Parent and the Company before the Merger may be consummated:

•	the Company stockholder adoption of the Merger Agreement having been obtained (which occurred when the Key Holders delivered the Stockholder Consent on October 4, 2017 (as described in the section entitled “The Merger Agreement—Voting Agreements and Stockholder Action by Written Consent”)) and this information statement having been mailed to the Company’s stockholders at least 20 days prior to the closing date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act);

•	any waiting period (and any extension thereof) applicable to the Merger under the HSR Act having been terminated or expired; and

•	the absence of any Blocking Prohibition (see page 58 of this information statement for the definition of “Blocking Prohibition”).

The obligation of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub of the following conditions:

•	the accuracy of the representations and warranties of the Company, in certain cases, subject to certain materiality qualifiers and “bring-down” standards (as described under “The Merger Agreement— Conditions to the Merger” beginning on page 54 of this information statement);

•	the Company having performed and complied with in all material respects all covenants and agreements to be performed or complied with by it under the Merger Agreement;

•	since October 4, 2017, there not having occurred any change, event, development, condition, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (see “The Merger Agreement—Material Adverse Effect Definition” beginning on page 49 for a description of the definition of Material Adverse Effect);

•	Parent having received a certificate, dated the closing date, signed by an executive officer of the Company, certifying to the effect that the conditions in bullet points one, two and three above have been satisfied;

•	Parent having received a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3); and

•	The absence of any pending, or threatened in writing, legal proceeding by any governmental entity having authority over Parent, Merger Sub or the Company challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Common Stock pursuant to the Merger Agreement or preventing consummation of the Merger.

•	Parent’s obligation to effect the Merger is further subject to satisfaction or waiver by Parent of the lapse of sixty (60) calendar days after the date of the Merger Agreement (provided the closing has not occurred prior to such date).

The Company’s obligation to effect the Merger is further subject to the satisfaction or waiver by the Company of the following conditions:

•	the accuracy of the representations and warranties of Parent and Merger Sub under the Merger Agreement, in each case, subject to certain materiality qualifiers and “bring-down” standards (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 54 of this information statement);

•	Parent and Merger Sub shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Closing Date; and

•	the Company having received a certificate, dated as of the Closing Date, signed by a duly authorized officer of Parent certifying satisfaction of each of the above conditions.

No Solicitation of Acquisition Proposals (see page 56)

From the date of the Merger Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company, and its representatives are not permitted to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any offer, proposal, inquiry or indication or interest relating to any Acquisition Transaction (an “Acquisition Proposal”) or an inquiry indication of interest or request for information, or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal (an “Acquisition Inquiry”) (see page 57 of this information statement for the definition of “Acquisition Transaction”);

•	furnish any non-public information to any person in connection with or in response to any Acquisition Proposal or Acquisition Inquiry;

•	engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or otherwise knowingly cooperate in any way with, any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry;

•	approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal; or

•	enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal.

From the date of the Merger Agreement until 5:00p.m. New York City time on October 14, 2017, the Company was permitted to furnish non-public information regarding the Company, enter in to discussions or negotiations (including, as a part thereof, exchanging any counterproposals) with, a Person making an Acquisition Proposal and its representatives in response to a bona fide unsolicited written Acquisition Proposal (or a written Acquisition Proposal from a person with whom the Company had had discussions with respect to an Acquisition Proposal prior to the date of the Merger Agreement pursuant to a confidentiality agreement) that was submitted to the Company by such person (and not withdrawn after the date of the Merger Agreement) that the board of directors of the Company determined in good faith (after consultation with its outside legal counsel and financial advisors(s)), was, or could reasonably be expected to lead to, a Superior Proposal (see page 57 of this information statement for the definition of “Superior Proposal”), subject to the terms and conditions set forth in the Merger Agreement.

Termination of the Merger Agreement (see page 57)

The Merger Agreement may be terminated at any time prior to the Effective Time:

•	by mutual written consent of Parent and the Company;

•	by either Parent or the Company if:

(a) the Merger is not consummated on or before March 31, 2018 (the “Outside Date”); provided that such right to terminate the Merger Agreement will not be available to any party who has breached its obligations under the Merger Agreement, and such breach principally caused or resulted in the failure to consummate the Merger on or before the Outside Date;

(b) a governmental entity issues an order, decree or ruling or takes any other action that shall have become final and nonappealable and constitutes a Blocking Prohibition; provided that such right will not be available to a party if the failure by such party to perform any of its obligations under the Merger Agreement has been the principal cause of the issuance or adoption of such order, decree, ruling or failure of such order, decree or ruling to be vacated; or

(c) the other party has breached any of its representations or warranties, or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition regarding the accuracy of either party’s representations and warranties or performance of either party’s obligations under the Merger Agreement if occurring or continuing on the closing date and (ii) cannot be cured by the earlier of the Outside Date or ten (10) days following written notice by the party seeking to terminate the Merger Agreement to the breaching party so long as the terminating party (or Merger Sub, in the case of a termination by Parent) is not then in material breach of any representation, warranty, agreement, covenant or other obligation contained in the Merger Agreement that would give rise to or constitute, if occurring or continuing on the closing date, the failure of any closing condition described in clause (i) above;

•	by Parent in the event that any of the following occurs:

(a) the Board has effected a Recommendation Change or otherwise amends or modifies in a manner materially adverse to Parent or Merger Sub its approval or recommendation of the Merger Agreement and the Merger (see page 58 for a definition of “Recommendation Change”);

(b) the Board fails to recommend the Merger to the Company Stockholders;

(c) the Board fails to reaffirm its recommendation ten (10) business days after receipt of a written request by Parent to provide such reaffirmation following the public disclosure of an Acquisition Proposal;

(d) the Board fails to recommend against any publicly announced Acquisition Proposal within five (5) business days after receipt of a written request by Parent;

(e) the Company has entered into a definitive agreement with respect to a Superior Proposal or Acquisition Proposal or materially breached its agreement concerning the non-solicitation of Acquisition Proposals;

(f) the stockholder consent is not delivered to Parent prior to 5:00p.m. New York City time on October 5, 2017; or

•	by the Company:

(a) at any time prior to 5:00 p.m. New York City time on October 14, 2017, if the Company and the Board shall have complied in all material respects with their obligations with respect to the non- solicitation of Acquisition Proposals and, substantially concurrently with its termination of the Merger Agreement, entered into a definitive agreement with respect to such Superior Proposal; provided, however that such termination pursuant to this section shall not be effective unless prior to or concurrently with such termination the Company has paid the termination fee to or for the account of Parent (see page 59 for a description of the Termination Fee); or

(b) if all of the conditions to closing, other than those that by their terms are to be satisfied at closing, have been satisfied, Parent and Merger Sub have failed to consummate the closing within two business days after the date on which the closing should have occurred, and the Company shall have given written notice to Parent at least two business days prior to the termination of the Merger Agreement that the Company has confirmed to Parent in writing that it stands ready, willing and able to consummate the Merger.

Termination Fees (see page 59)

Upon termination of the Merger Agreement under certain specified circumstances, the Company has the right to terminate the Merger Agreement and pay to Parent a termination fee in the amount of $5,506,000. See “The Merger Agreement—Termination Fees” beginning on page 59 for a discussion of the circumstances under which such a termination fee will be required to be paid by the Company to Parent.

Financing (see page 36)

The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing condition. Certain investment funds affiliated with the Parent entered into an equity commitment letter with Parent in connection with the Merger Agreement, pursuant to which such funds committed to provide Parent with the aggregate Merger Consideration to be paid by Parent under the Merger Agreement. Parent may fund a portion of the Merger Consideration through the incurrence of debt to the extent available.

Specific Performance (see page 61)

The Merger Agreement provides that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement. The Merger Agreement also provides that Parent will take all action necessary to cause Merger Sub to perform its obligations under the Merger Agreement, including to consummate the Merger.

Procedures for Receiving the Merger Consideration (see page 46)

Prior to the Effective Time, Parent will enter into an agreement with a paying agent reasonably acceptable to the Company. As promptly as practicable after the Effective Time, the paying agent will mail to each holder of record of Common Stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of Common Stock in exchange for the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Common Stock.

Appraisal Rights (see page 67)

Under the DGCL, if the Merger is consummated, Company stockholders who do not vote in favor of or consent to the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL and do not otherwise lose their appraisal rights. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any Company stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company within 20 days after the date of mailing of this information statement. A copy of Section 262 of the DGCL is included as Annex D to this information statement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Market Price of Our Common Stock (see page 72)

The Company’s Common Stock is traded over the counter on the OTCQX under the trading symbol “LPAD”. The closing sale price of the Company’s Common Stock on the OTCQX on October 4, 2017, which was the last trading day prior to the announcement of the Merger Agreement, was $0.76.

On [●], the last practicable trading day before the date of this information statement, the closing price of the Company’s Common Stock on the OTCQX was $[●].

Delisting and Deregistration of Our Common Stock (see page 45)

If the Merger is completed, the Company’s Common Stock will no longer be quoted on the OTCQX and will be deregistered under the Exchange Act. As such, the Company would no longer file periodic reports with the SEC on account of our Common Stock or otherwise.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement and the annexes to this information statement, each of which you should read carefully.

Q: What is the proposed transaction?

A: The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent.

Q: What will I receive in the Merger?

A: Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive the Merger Consideration, which is $1.03 in cash, without interest, less any deduction for withholding taxes required by applicable law for each share of Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Common Stock held by the Company in treasury, (ii) those shares of Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

Q: What will option holders receive in the Merger?

A: Upon consummation of the Merger, each holder of a Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and will cease to be outstanding, and the holder of such Company Stock Option will become entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, and (ii) the number of shares of Common Stock covered by the Company Stock Option, subject to any applicable income and employment withholdings and taxes. For example, if an option holder owns a Company Stock Option to purchase 10,000 shares of Common Stock with an exercise price of $0.53 per share, he or she will receive $0.50 per share covered by such Company Stock Option (Merger Consideration of $1.03 per share minus the exercise price of $0.53 per share) or an aggregate of $5,000.00 in cash, less any deduction for withholding taxes required by applicable law.

Q: When do you expect the Merger to be completed?

A: We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Consummation of the Merger is currently expected to occur by the end of the fourth quarter of 2017, although the Company cannot assure consummation of the Merger by any particular date, if at all.

Q: What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A: Prior to October 14, 2017, our Board could have, subject to certain requirements and rights of Parent, terminated the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal received from a third party upon complying with certain other conditions. See “ The Merger Agreement—Termination of the Merger Agreement” beginning on page 57. This termination right ceased on October 14, 2017, in accordance with the terms of the Merger Agreement.

Q: What happens if the Merger is not completed?

A: If the Merger is not completed for any reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a publicly traded company, and shares of Common Stock will continue to be quoted on the OTCQX.

Q: Why am I not being asked to vote on the Merger?

A: Applicable Delaware law and the Merger Agreement require the adoption of the Merger Agreement by the holders in the aggregate of at least a majority of the voting power of the outstanding shares of Common Stock, voting together as a single class, in order to effect the Merger. The requisite Company stockholder approval was obtained following the execution of the Merger Agreement on October 4, 2017, when the Stockholder Consent was delivered by the Key Holders, which owned approximately 78% of the Company’s issued and outstanding shares of Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q: Why did I receive this information statement?

A: Applicable laws and securities regulations require us to provide you with notice of the Stockholder Consent delivered by the Key Holders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex D.

Q: Did the Board approve and recommend the Merger Agreement?

A: Yes. The Board unanimously: (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Merger, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of Company.

Q: What happens if I sell my shares before consummation of the Merger?

A: If you transfer your shares of Common Stock, you will have transferred the right to receive the Merger Consideration to be received by the stockholders of the Company in the Merger. To receive the Merger Consideration, you must hold your shares through consummation of the Merger.

Q: Should I send in my Common Stock certificates now?

A: No. You will be sent instructions after consummation of the Merger, describing in detail how you may exchange your shares of Common Stock for the Merger Consideration. Please do NOT return your Common Stock certificate(s) to the Company at this time.

Q: Do I need to take any actions now if my Common Stock is held in book entry?

A: No, you do NOT need to take any action with respect to your book entry Common Stock at this time.

Q: Is the Merger subject to the fulfillment of certain conditions?

A: Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill various closing conditions set forth in the Merger Agreement (unless any such condition is waived by the party entitled to waive such condition under the Merger Agreement). If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement—Conditions to the Merger” beginning on page 54.

Q: Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A: Yes. As a holder of Common Stock, you are entitled to appraisal rights under the DGCL in connection with the Merger if you meet certain conditions, which conditions are summarized in this information statement in “Appraisal Rights” beginning on page 67.

Q: Will I owe taxes as a result of the Merger?

A: The Merger will be a taxable transaction for all U.S. holders (as defined herein). As a result, assuming you are a U.S. holder, you will recognize gain or loss with respect to the Merger equal to the difference between (a) the amount of cash you receive (determined before any deduction for withholding taxes required by applicable law) and (b) the adjusted tax basis of your surrendered shares of Common Stock.

If you are a non-U.S. holder (as defined herein), the Merger generally will not be a taxable transaction to you under United States federal income tax laws, unless (a) you are an individual who is present in the United States for 183 or more days during the taxable year of such disposition and certain other conditions are met or (b) the gain is effectively connected with the conduct of a trade or business in the United States by you, subject to an applicable income tax treaty providing otherwise.

See “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 for a more detailed explanation of the tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the Merger to you.

Q: How can I get electronic access to this information statement?

A: This information statement is available electronically at http://lapolla.com/company-profile/.

Q: Where can I find more information about the Company?

A: We file periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 75.

Q: Who can help answer my other questions?

A: If you have more questions about the Merger, please contact our Investor Relations Department at 281-219-4700. If your broker holds your shares of Common Stock, you may also call your broker for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “should,” “will,” “would” and other similar expressions identify some but not all forward-looking statements. Forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements as a result of, but not limited to, the following factors:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the failure to satisfy any condition to consummation of the Merger, including receipt of regulatory approvals;

•	changes in the business or operating prospects of the Company, including the occurrence of an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Material Adverse Effect (see “The Merger Agreement—Material Adverse Effect Definition” beginning on page 49);

•	the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners pending the consummation of the Merger;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the Merger Agreement, and the transactions contemplated thereby, including the Merger;

•	the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company’s reports filed with the SEC;

•	the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business or the price of our Common Stock;

•	limitations placed on the Company’s ability to operate the business by the Merger Agreement;

•	the amount of the costs, fees, expenses, impairments and other charges related to the Merger;

•	diversion of Company management’s attention from ongoing business concerns;

•	the state of the credit markets generally and the availability of financing;

•	the impact of any announcements relating to the Merger on the market price of our Common Stock;

•	certain presently unknown or unforeseen factors; or

•	other risks detailed in the Company’s reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.

The forward-looking statements contained in this information statement and the documents to which we refer you in this information statement are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other important factors we believe are appropriate under the circumstances. As you read and consider this information statement and the documents to which we refer you in this information statement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors such as those listed above that could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this information statement or the documents to which we refer you in this information statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New important factors that could cause our business not to develop as we expect, emerge from time to time, and it is not possible for us to predict all of them.

THE PARTIES TO THE MERGER

Lapolla Industries, Inc.

We are a United States-based manufacturer and global distributor of foam, coatings and equipment, focused on developing and commercializing foams and coatings targeted at commercial and industrial and residential applications in the insulation and construction industries. We are vertically integrated in both foam and coating systems and both of these product lines reduce energy consumption, which may ultimately lead to direct savings for consumers. Our products address growing consumer awareness of the building envelope. The building envelope is the separation between the interior and the exterior environments of a building and serves as the outer shell to protect the indoor environment as well as to facilitate climate control. Building envelopes with increased insulation levels are becoming standard practice. Consumers are increasingly involved in the selection of green building products due to rising energy costs and the recent availability of tax credits and energy rebates.

The Company’s shares of Common Stock are traded over the counter on the OTCQX under the symbol “LPAD.”

The Company’s principal executive offices are located at Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032; its telephone number is (281) 219-4700; and its Internet website address is http://lapolla.com/. The information provided on or accessible through the Company’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Icynene U.S. Holding Corp.

Based in Mississauga, Canada, Parent is a manufacturer and distributor of spray polyurethane foam insulation products. Contractors install spray foam insulation in walls, ceilings, floors, attics, and hard-to-insulate areas across a diverse set of construction end markets, including new custom residential, new production residential, commercial, remodeling, and specialty non-construction applications.

Parent’s principal executive offices are located at c/o Icynene Corp, 6747 Campobello Road, Mississauga, Ontario, L5N 2L7; its telephone number is (905) 363-0103; and its Internet website address is http://www.icynene.com/. The information provided on or accessible through Parent’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Blaze Merger Sub Inc.

Merger Sub, a direct and wholly owned subsidiary of Parent, is a Delaware corporation formed for the sole purpose of completing the Merger with the Company. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and other transactions contemplated by the Merger Agreement. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The principal executive offices of Merger Sub are located at c/o Icynene Corp, 6747 Campobello Road, Mississauga, Ontario, L5N 2L7; its telephone number is (905) 363-0103.

THE MERGER

The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this information statement as Annex  A and which is incorporated by reference into this information statement.

Effects of the Merger

Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive the Merger Consideration, which is $1.03 in cash, without interest, less any deduction for withholding taxes required by applicable law, for each share of Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Common Stock held by the Company in treasury, (ii) those shares of Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

Company Stock Options

We have delivered notice to each holder of a Company Stock Option informing such holder that any unexercised and/or unvested portions of his or her Company Stock Option shall have become immediately exercisable and vested in full as of October 5, 2017 and shall remain vested and exercisable for a period of at least thirty (30) days prior to the closing date and that the exercise and/or vesting of any Company Stock Option that is permissible solely by reason of the Merger Agreement shall be conditioned upon the consummation of the Merger.

At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Stock Options becoming entitled to receive for each share of Common Stock subject to a Company Stock Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, without interest.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Common Stock for purposes of the Merger Agreement.

Background of the Merger

As part of the ongoing evaluation of the Company’s business, the Board and our senior management periodically review, consider and assess the Company’s operations, financial performance, prospects and industry conditions as they may affect our long-term strategic goals and plans, including the consideration of potential opportunities for business combinations, dispositions, acquisitions and other financial and strategic alternatives.

In January 2017, the Company discussed potential strategic alternatives, including a potential business combination transaction or sale of the Company with representatives of Haynes and Boone, LLP (“Haynes and

Boone”). During this meeting, the parties discussed general information about the Company based upon publically available information and initial thoughts regarding the Company’s performance during the fiscal year ended December 31, 2016.

In mid-January 2017, representatives of Haynes and Boone held a phone call with representatives of Houlihan Lokey to discuss the possibility of Houlihan Lokey acting as the financial advisor to the Company in connection with a review of strategic alternatives, including a potential business combination transaction or sale of the Company.

In late January 2017, the Company invited several financial advisers to make formal presentations to members of the Board regarding how such advisers would assist the Company in connection with a review of strategic alternatives and the implementation of any alternative selected.

On February 8, 2017, representatives of Houlihan Lokey met with Richard Kurtz, the Chairman of the Board, Jay Nadel, Vice Chairman of the Board, and Doug Kramer, Chief Executive Officer of the Company, and discussed certain preliminary perspectives on the Company and strategic alternatives, including a possible sale process and potential buyers and other process considerations.

In a series of discussions during the first week of February 2017, the Board considered the “pros” and “cons” of exploring strategic alternatives, focusing on the alternatives of a sale of the Company and continuing to operate the Company as an independent public company, with very small float, little or no institutional following and no analyst coverage. The Board discussed the potential benefits to the Company’s stockholders of a sale of the Company, including receiving immediate liquidity and a premium over the current price of the Common Stock. They also considered the possible disruption to the Company’s business that could result from the public announcement of an exploratory process and the resulting distraction of the attention of Company management and employees. The Board considered the Company’s business trajectory, customer concentration and execution risks of new Company products, and the potential benefit of having a partner to assist in their development. The Board also reviewed and discussed information provided to it by Company management and prospective financial advisors interviewed by the Board, including preliminary information regarding comparable public companies, comparable transactions, market forecasts and financing market conditions. At the conclusion of these discussions, the Board determined that it was in the best interests of the Company and its stockholders to explore a possible sale of the Company.

During the period from February 1, 2017 to February 17, 2017, the Board discussed the merits of retaining a financial advisor to assist the Company in connection with a potential sale of the Company. After considering and interviewing 6 investment banking advisors, the Company concluded that Houlihan Lokey was the best candidate to serve as the Company’s financial advisor due to, among other things, its familiarity with the Company’s industry and its experience advising companies considering similar transactions. On February 17, 2017, the Board resolved to engage Houlihan Lokey as its financial advisor and verbally notified Houlihan Lokey of this decision.

During the period from February 28, 2017 to March 3, 2017, the Board discussed the merits of retaining a qualified legal advisor, including whether to retain Haynes and Boone. The Board concluded that Haynes and Boone was the best candidate to serve as the Company’s legal advisor because of, among other things, its familiarity with the Company through its representation of the Company in connection with certain SEC filings and its experience advising companies in similar circumstances.

On March 3, 2017, Houlihan Lokey signed an engagement letter with the Company to act as the Company’s financial advisor, in connection with a potential sale of the Company.

On March 7, 2017, representatives of Houlihan Lokey met with Douglas Kramer, Harvey Schnitzer, Jomarc Marukot and other members of the Company’s management team (collectively “Company Management”) at the

Company’s offices in Houston, Texas. Among other things, Company Management reviewed and discussed with the representatives of Houlihan Lokey the seasonality of the spray foam business, the Company’s performance to start the year and the Company’s strong, recent and projected growth, including the substantial increase in the Company’s planned projects for the peak business months of July, August and September and the potential timing of a sale.

Beginning on March 9, 2017 and continuing throughout the marketing process, Company Management had periodic telephone calls with representatives of Houlihan Lokey to discuss the sale process and the Company’s business performance. Company Management and Houlihan Lokey representatives discussed, among other things, the Company’s progress with respect to its pre-marketing preparation, the Company’s business performance and the timing of the sale process generally. Richard Kurtz and Jay Nadel occasionally participated in these telephone calls.

On March 15, 2017, the Company solicited bids from five auditing firms in connection with the preparation of the Company’s “quality of earnings” report, and also solicited bids from two market research firms in connection with the preparation of a marketing report.

On March 21, 2017, the Company engaged KPMG LLP (“KPMG”) to prepare its “quality of earnings” report (the “Quality of Earnings Report”).

On April 25, 2017, the Company engaged Ducker Worldwide to prepare its marketing study (the “Marketing Study”).

On June 29, 2017, during a telephonic conference, Jay Nadel, in consultation with Richard Kurtz and Company Management, after discussion with Houlihan Lokey, decided to launch a sale process. The Company directed Houlihan Lokey to initially contact a select list of nine of the most likely potential strategic buyers to offer meetings with Douglas Kramer, Chief Executive Officer of the Company.

During the week of July 10, 2017, as authorized by the Company, representatives of Houlihan Lokey contacted the nine strategic buyers on behalf of the Company to solicit their interest in a possible transaction with the Company. Five of the parties contacted expressed an interest in scheduling an early-look meeting.

On July 12, 2017, certain members of the Board held a telephonic conference during which such members, with the assistance of Houlihan Lokey, discussed expanding the initial sale process to include other potential financial or strategic buyers and an appropriate strategy for assessing whether any additional financial or strategic buyers would be interested in acquiring the Company. Following a discussion of a list of other potential buyers with the assistance of Houlihan Lokey, the Board members settled on an expanded list of potential buyers to contact in connection with the process.

On July 18, 2017, FFL entered into a confidentiality agreement with the Company.

On July 24, 2017, Mr. Kramer and representatives of Houlihan Lokey met with representatives of Company A to discuss a potential transaction between the Company and Company A.

On July 25, 2017, Mr. Kramer and representatives of Houlihan Lokey met with representatives of FFL Partners, LLC (“FFL”) and Parent (an affiliate of FFL) to discuss a potential transaction between the Company and Parent.

On July 26, 2017, Mr. Kramer and representatives of Houlihan Lokey met with representatives of Private Equity Firm A and its portfolio company, Company B, to discuss a potential transaction between the Company and Company B.

On July 31, 2017, Mr. Kramer and representatives of Houlihan Lokey met with representatives of Company C to discuss a potential transaction between the Company and Company C.

On August 4, 2017, Mr. Kramer and representatives of Houlihan Lokey met with representatives of Company D to discuss a potential transaction between the Company and Company D.

Following their early-look meetings with Mr. Kramer, each of the above five parties received a confidential information memorandum, the Quality of Earnings Report and the Marketing Study from the Company, with July 24, 2017 being the first date that the Company released confidential information to a potential acquiror. Of the five buyers that attended an early-look meeting with Mr. Kramer, only Company A declined to continue the process. Company A indicated to representatives of Houlihan Lokey that it did not view spray foam as an area in which it had interest and that it was currently focused on other activities.

Beginning the week of August 7, 2017 and continuing throughout August and early September 2017, as authorized by the Company, representatives of Houlihan Lokey contacted an additional 176 potential buyers to solicit their interest in a possible transaction with the Company, including approximately 120 financial sponsors and 55 strategic buyers.

On August 23, 2017, representatives of FFL contacted representatives of Houlihan Lokey and submitted an indicative proposal on behalf of Parent to acquire the Company in a cash transaction based on an indicative enterprise value of $150 million and a desire to move forward at an accelerated pace, subject to due diligence and further financial review as well as negotiation of definitive transaction documents and board approval, among other items. Additionally, Parent presented a timeline and plan to complete its review of the Company. The representatives of Houlihan Lokey indicated that it would communicate such proposal to the Company’s Board.

On August 24, 2017, Mr. Kurtz, Mr. Nadel and Mr. Kramer, held a meeting with representatives of Houlihan Lokey. At the meeting, Houlihan Lokey communicated Parent’s proposal to acquire the Company in a cash transaction based on an indicative enterprise value of $150 million to those Board members. Houlihan Lokey informed the three Board members that Parent had emphasized its ability to consummate a transaction expeditiously and had provided a timeline and plan for completion of its diligence review of the Company. Following further questions and discussion, the three Board members decided to review internal valuation assumptions and models in order to determine an appropriate response.

On August 25, 2017, Mr. Kurtz, Mr. Nadel and Mr. Kramer held another meeting at which representatives of Houlihan Lokey were in attendance. After further consideration of FFL’s request, the three Board members decided to grant FFL’s request to move forward at an accelerated pace and agreed to provide FFL and Parent with additional information about the Company and schedule an in-person meeting with Company Management.

On August 28, 2017, representatives of Houlihan Lokey had a call with representatives of FFL and, as authorized by the Company, requested additional information including the status of Parent’s diligence review and an update regarding when it expected to be able to enter into a definitive agreement to acquire the outstanding Common Stock of the Company.

On August 31, 2017, the Company provided electronic data room access to Parent. Thereafter, Parent conducted its due diligence review of the Company.

On September 5 and 6, 2017, representatives of FFL, Parent and Willkie Farr & Gallagher LLP (“Willkie”), counsel for Parent, conducted due diligence calls relating to the Company’s accounting, tax and legal affairs with members of Company Management and certain of the Company’s representatives.

On September 7, 2017, Parent and Willkie provided a due diligence request list to the Company and Houlihan Lokey.

On September 11, 2017, representatives of FFL and Parent met with Company Management, David Feitl, Vice President of Sales of the Company, and representatives of Houlihan Lokey for dinner in Houston, Texas.

On September 12, 2017, representatives of FFL and Parent conducted a site visit at the Company’s headquarters in Houston, Texas and an off-site due diligence meeting at a nearby hotel. During the course of such due diligence meeting, Company Management and David Feitl responded to questions that were provided by Parent and FFL prior to the meeting.

On September 12, 2017, the Company received indications of interest from 16 other potential buyers. However, none of the indications of interest met or exceeded the preliminary indication of enterprise value of $150 million received from Parent. The indications of value from the 16 other potential buyers ranged in implied enterprise value from $71 million to $140 million.

On September 13, 2017, Mr. Kurtz, Mr. Nadel and Mr. Kramer held a telephonic meeting with Houlihan Lokey representatives in attendance to discuss and review the indications of interest received to date from potential buyers. The three Board members again discussed the benefits and risks of remaining an independent company in light of the certainty of value provided by a potential all-cash transaction with Parent, as well as the other strategic alternatives available to the Company. The three Board members discussed the fact that the price offered by Parent could be compelling to stockholders, particularly given the competitive and other business challenges likely faced by the Company in the future, including competition from Parent. The three Board members also considered all other options, including remaining an independent company and the offers received from other potential buyers. After this discussion, the three Board members asked Houlihan Lokey to approach seven of the sixteen additional potential buyers and invite them to participate in management presentations to be held beginning in late September 2017.

On September 14, 2017, FFL on behalf of Parent contacted representatives of Houlihan Lokey to reiterate Parent’s strong interest in the Company and its desire to move expeditiously through the sale process.

On September 14 and 15, 2017, representatives of Houlihan Lokey contacted seven of the sixteen potential buyers that submitted indications of interest to schedule management presentations. As directed by the Board, Houlihan Lokey informed the remaining nine potential buyers that they would not be moving forward in the process as their bids were not competitive.

On September 17, 2017, Houlihan Lokey provided a draft of the Merger Agreement to Willkie and Parent for review.

On September 18, 2017, Haynes and Boone and Willkie engaged in high level discussion regarding structural elements of the Merger Agreement.

Between September 18 and September 20, 2017, the Company and Parent conducted several due diligence calls with Company Management and certain of its representatives relating to the Company’s operations, financial trends, information technology and contracts.

On September 19, 2017, the Company received a bid from one other potential private equity fund buyer. After discussing with the assistance of representatives of Houlihan Lokey and consideration of the bids and progress received and made with other bidders, the Company decided to not to hold further discussion with such party.

On September 23, 2017, Willkie provided a revised draft of the Merger Agreement that included revisions to, among other things, certain representations and warranties, certain provisions of the pre-closing covenants regarding the Company’s operations, conditions to closing and the amount of any termination fee or expense reimbursement. In this draft of the Merger Agreement, Parent also proposed that the transaction be structured as a merger approved by way of a stockholder consent and that Richard Kurtz and other Key Holders enter into voting agreements.

On the evening of September 25, 2017, Jay Nadel had a call with representatives of Houlihan Lokey to direct them, based on conversations between Richard Kurtz and Jay Nadel, to notify Parent and FFL that Parent’s proposal based on an implied enterprise value of $150 million would not be acceptable and that for the Board to consider a transaction, that offer would have to be increased.

On September 26, 2017, Haynes and Boone sent a revised draft of the Merger Agreement to Willkie that included revisions to, among other things, the representations and warranties, conditions to closing and the amount of any termination fee and expense reimbursement.

On September 27, 2017, Company Management gave a management presentation to representatives of Private Equity Firm B in Houston, Texas. Representatives of Houlihan Lokey also attended the presentation.

On September 28, 2017, Company Management gave a management presentation to representatives of Company D in Houston, Texas. Representatives of Houlihan Lokey also attended the presentation.

On September 28, 2017, Company Management gave a management presentation to representatives of Private Equity Firm C and its portfolio company, Company E, in Houston, Texas. Representatives of Houlihan Lokey also attended the presentation.

Since the time of the initial offer by FFL and Parent and at the direction of the Board, Houlihan Lokey had engaged in ongoing discussions with FFL and had reiterated that Parent’s proposal based on an implied enterprise value of $150 million would not be acceptable and that for the Board to consider a transaction, that offer would have to be increased. At the suggestion of Houlihan Lokey, the Board agreed that the Company should wait until FFL and Parent had substantially completed their diligence and synergy analysis before requesting a formal response to the Company’s request that FFL and Parent increase their offer. On September 28, 2017, representatives of Parent informed Houlihan Lokey and the Company that they would be prepared to increase their proposal to acquire the Company in a cash transaction based on implied $160 million enterprise value.

Between September 28 and October 2, 2017, multiple drafts of the Merger Agreement were exchanged between Haynes and Boone and Willkie to finalize the terms of the transaction, including separate voting agreements for the Key Holders. During this time period, at the direction of the Board, Houlihan Lokey engaged in discussions with FFL regarding the ability of FFL and Parent to further increase their bid as well as the per share price implied by their proposal to acquire the Company in a cash transaction based on implied $160 million enterprise value. FFL had previously indicated both the prior offer and the updated offer was on an enterprise value basis and to reach a per share amount, the bid would have to be reduced by net debt, change of control payments and Company expenses.

On September 29, 2017, Mr. Kurtz met with representatives of Houlihan Lokey and discussed the status of discussions with Parent and Parent’s due diligence review. Houlihan Lokey also confirmed that Parent had continued to reiterate its willingness and desire to move expeditiously. Houlihan Lokey also provided an update on communications with other potential buyers the Company had authorized it to contact.

On September 29, 2017, Jay Nadel had a call with representatives of Houlihan Lokey to discuss the revised proposal received from Parent and the progress of negotiations with Parent.

On October 1, 2017, Company representatives, Houlihan Lokey, Parent, Haynes and Boone and Willkie had a call to discuss the status of the potential transaction, Parent’s due diligence, and the definitive documentation.

On October 2, 2017, Company Management gave a management presentation to representatives of Private Equity Firm A in Houston, Texas. Representatives of Houlihan Lokey also attended the presentation.

On October 2, 2017, as requested by the Company, representatives of Houlihan Lokey contacted the seven remaining bidders other than Parent to confirm the level of their interest in continuing to pursue a potential transaction, including their ability to pursue a transaction at an increased price. At the direction of the Board, the bidders were also informed by Houlihan Lokey that if they were not willing to raise their bid, it may not make sense for them to continue pursuing the opportunity. Several of the potential buyers indicated that they may be interested in raising their bids above the previously submitted indications of interest, but ultimately none of the bidders submitted such an increased proposal.

In late February 2011, the Company and Jay Nadel entered into an agreement (the “Nadel Agreement”), pursuant to which Mr. Nadel, Vice Chair of the Board, is to perform such consulting and advisory services, within Mr. Nadel’s area of expertise, as may be requested by Mr. Kurtz, Chairman of the Board. In connection with the Nadel Agreement, Mr. Kurtz agreed to recommend to the compensation committee of the Board to reward Mr. Nadel with shares of Common Stock if Mr. Nadel was successful in building the Company’s value within two years of the date of the Nadel Agreement. Due to an oversight, this recommendation was not made to the compensation committee of the Board within the time frame suggested in the Nadel Agreement. On October 2, 2017, in recognition of Mr. Nadel’s service and dedication to the Company over many years, to correct this prior oversight and to avoid any claims by Mr. Nadel against the Company with respect to this oversight, the compensation committee of the Board approved a grant to Mr. Nadel of 3,747,118 fully vested shares of Common Stock in accordance with the parties’ intentions upon entering into the Nadel Agreement.

During the morning of October 3, 2017, the Board convened to consider the terms of Parent’s revised Merger Agreement. Representatives from Houlihan Lokey and Haynes and Boone also attended the meeting. At the Board’s request, Houlihan Lokey summarized the status of discussions with other potential buyers and reviewed its preliminary financial analyses with respect to the Company and the proposed transaction with Parent and noted that based on the proposed adjustments described above, an enterprise value of $160 million would imply a purchase price of $1.03 per share of Company common stock. Haynes and Boone representatives then reviewed the status of the negotiations and the revised terms of the Merger Agreement and reviewed with the Board their fiduciary duties under Delaware law in the context of the transaction being considered. Following discussion and questions from the Board, Haynes and Boone reviewed the proposed board resolutions proposed to be adopted in connection with the transaction. The Board, with the assistance of Houlihan Lokey, reviewed the status of discussions with other potential buyers and concluded that there were no acquirors for the Company at the price level indicated by Parent and that offered the degree of deal certainty offered by Parent. The Board discussed the significant risk of losing the opportunity with Parent in the event of any delay. At such time, the Board elected not to take any action until the completion of all negotiations of the transaction documents.

On October 4, 2017, the compensation committee of the Board approved a grant to Mr. Kramer of 500,000 fully vested shares of Common Stock in recognition of his many years of service to the Company, together with excellent service in creating value for the stockholders of the Company.

On the afternoon of October 4, 2017, the Board convened a meeting at which all of the members of the Board were in attendance. At the request of the Board, the Company’s legal and financial advisors were also in attendance. Haynes and Boone updated the Board on the course of final negotiations relating to the Merger Agreement and all related agreements, and Houlihan Lokey, at the request of the Board, then reviewed and discussed its financial analyses with respect to the Company and the proposed transaction. Thereafter, at the request of the Board, Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated October 4, 2017), as to, as of such date, the fairness, from a financial point of view, to holders of Company common stock of the consideration to be received by such holders in the transaction pursuant to the Merger Agreement. Representatives of Houlihan Lokey and Haynes and Boone responded to questions from the Board, and following further discussion among the members of the Board, the Board unanimously determined that it was advisable, fair to and in the best of interests of the Company and its stockholders to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The Board then unanimously approved and authorized the execution and delivery of, the Merger Agreement in the form presented to the Board. The Board also discussed and unanimously approved an amendment to the Company’s bylaws to add a forum selection provision. After the approval, the meeting adjourned.

At the direction of the Board, the Merger Agreement was executed on October 4, 2017.

On October 4, 2017, concurrently with the execution of the Merger Agreement, the Key Holders executed and delivered the voting agreements to Parent and following the execution of the Merger Agreement, the Key Holders executed and delivered the stockholder consent to Parent.

On October 5, 2017, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement.

The Company’s Reasons for the Merger

The Board, at a meeting held October 4, 2017, unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and declared that it was in the best interests of the Company’s stockholders that the Company enter into the Merger Agreement and consummate the Merger. In reaching its determination, the Board consulted with Company management and its financial and legal advisors and considered a number of potentially positive factors, including the following:

•	Attractive Value The Board considered the fact that the $1.03 per share Merger Consideration represented a premium of approximately 47.1% to the stock price of $0.70 on October 3, 2017. The Merger Consideration represents a premium of approximately 25.7% to the one-month average closing price of $0.82 for the one month ended October 3, 2017, a 75.1% premium to the six-month average closing price of $0.59 for the six months ended October 3, 2017 and an approximately 157.5% premium to the 52-week low of $0.40 per share on October 5, 2016.

•	Best Alternative for Maximizing Stockholder Value. The Board considered that receipt of the Merger Consideration of $1.03 per share in cash was more favorable to the Company’s stockholders than the potential value that might result from the Company’s other strategic alternatives (including the alternative of remaining a stand-alone public company), particularly on a risk-adjusted basis. This consideration was based on, among other things, the Board’s assessment of:

(a) the Company’s historical operating and financial performance, its competitive position and its future prospects;

(b) the risks associated with the Company’s strategy and execution plans, including risks to the Company’s plans associated with economic conditions generally and conditions in the industry in which the Company participates, as well as the other risks and uncertainties discussed in the Company’s public filings with the SEC; and

(c) the strategic and other alternatives reasonably available to the Company, including the alternative of remaining a stand-alone public company, in light of a number of factors, including the risks and uncertainties associated with those alternatives.

•	Greater Certainty of Value. The Board considered the fact that the Merger Consideration is payable in cash, which provides liquidity and certainty of value to holders of shares of Common Stock immediately upon the closing of the Merger in comparison to the risks and uncertainty that would be inherent in continuing to operate as an independent company and executing the Company’s business plan.

•

Support of the Key Holders. The Board considered that the Key Holders, which in the aggregate hold approximately 78% of the outstanding Common Stock, are supportive of the transaction. In this regard, the Board noted that the Key Holders would receive the same per share consideration for their shares of

Common Stock as will be received by all the other Company stockholders and that all of the Company’s stockholders (other than (i) those shares with respect to which appraisal rights are properly exercised and not withdrawn or otherwise lost and (ii) shares held by Parent, Merger Sub or the Company, if any) would share equally in the control premium being paid by Parent even though the Key Holders may have been in a position to demand a disproportionate share of the control premium.

•	Process. The Board took into account the process that the Company and its advisors had conducted prior to the signing of the Merger Agreement, which involved assessment by the Board of potential alternative bidders. Although the Company offered early-look opportunities to 9 likely buyers and contacted over 180 potential bidders, the sale process did not result in any significant interest on the part of any strategic buyer or financial sponsor to acquire the Company at a price competitive with the price obtained from or proposed by Parent. The Board also considered the negotiating process with Parent and its belief that the Company obtained the highest price per share of Common Stock that Parent was willing to pay as a result of the extensive negotiations between the Company and its legal and financial advisors, on the one hand, and Parent and its legal advisors, on the other hand.

•	Opinion of the Company’s Financial Advisor. The Board considered the financial analysis reviewed by Houlihan Lokey with the Board as well as the oral opinion of Houlihan Lokey rendered to the Board on October 4, 2017 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated October 4, 2017), as to, as of such date the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. The Board noted that Houlihan Lokey had previously disclosed relationships between Houlihan Lokey and certain affiliates of FFL.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and related transaction documents, including:

(a) the fact that any time prior to 5:00 p.m. New York City time on October 14, 2017, the Company had the right to terminate the Merger Agreement provided the Company and the Board had complied in all material respects with their obligations with respect to the non-solicitation of Acquisition Proposals (see page 7 for the definition of “Acquisition Proposal”) and, substantially concurrently with its termination of the Merger Agreement, entered into a definitive agreement with respect to such Superior Proposal (see page 57 for the definition of “Superior Proposal”); provided, such termination would not have been effective unless prior to or concurrently with such termination the Company had paid the termination fee to or for the account of Parent (see page 59 for a description of the Termination Fee);

(b) the binding nature of the Merger Agreement and the fact that Parent may only terminate the Merger Agreement under certain circumstances (see page 57 for a description of termination of the Merger Agreement);

(c) the fact that Parent’s obligation to complete the Merger is not subject to any financing condition;

(d) the fact that the provisions of the Merger Agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course of business consistent with past practice between signing the Merger Agreement and the closing of the Merger;

(e) the determination that the termination fee of $5,506,000, representing approximately 4% of the equity value of the Merger, is reasonable under the circumstances;

(f) the availability of appraisal rights to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see “Appraisal Rights” beginning on page 67);

(g) the fact that the Voting Agreements entered into by the Key Holders terminate upon any termination of the Merger Agreement;

(h) the experience, reputation and financial capability of Parent; and

(i) the limited conditions to the consummation of the Merger.

The Board also considered a variety of potential risks and other potentially negative factors relating to the transaction, including, but not limited to, the following, but concluded that the anticipated benefits of the transaction substantially outweighed these considerations:

(a) the fact that, although the Company will continue to exercise control and supervision over its operations prior to closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the Closing without Parent’s consent, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed;

(b) the fact that the Company would not be able to engage in discussions or negotiations regarding an Acquisition Proposal or terminate the Merger Agreement to pursue an alternative sale or business combination transaction;

(c) the $5,506,000 termination fee payable to Parent if the Merger Agreement is terminated under certain circumstances;

(d) the fact that the $1.03 price per share will represent the maximum price per share receivable by the Company’s stockholders pursuant to the Merger Agreement (subject to appraisal rights under Delaware law), and that the Company will cease to be a public company and its stockholders will no longer participate in any future earnings or growth of the Company and therefore will not benefit from any appreciation in the Company’s value, including any appreciation in value that could be realized as a result of improvements to operations;

(e) the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships; and

(f) that the receipt of cash in exchange for shares of the Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

In addition, the Board believes that it was aware of and considered the interests that the Company directors and named executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in “The Merger—Interests of Certain of the Company’s Directors and Named Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board in reaching its determination and recommendation. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board recommended the Merger Agreement and the Merger based upon the totality of the information it considered.

After considering these factors, the Board concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors and declared the advisability of the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

THE BOARD APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

AS THE KEY HOLDERS DELIVERED THE WRITTEN CONSENT ON OCTOBER 4, 2017, NO FURTHER ACTION BY ANY STOCKHOLDER OF THE COMPANY IS REQUIRED UNDER APPLICABLE LAW OR THE MERGER AGREEMENT (OR OTHERWISE) TO ADOPT THE

MERGER AGREEMENT OR APPROVE THE MERGER, AND THE COMPANY WILL NOT BE SOLICITING YOUR VOTE FOR ADOPTION OF THE MERGER AGREEMENT OR THE MERGER AND WILL NOT CALL A STOCKHOLDERS MEETING FOR PURPOSES OF VOTING ON THE ADOPTION OF THE MERGER AGREEMENT OR THE MERGER.

Forecasts

Lapolla does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Board’s exploration of strategic alternatives, Company management prepared unaudited prospective financial information on a stand-alone, pre-merger basis. The Company is electing to provide the unaudited prospective financial information in this information statement to provide the stockholders of the Company access to certain non-public unaudited prospective financial information that was made available to Parent or to Lapolla’s financial advisors in connection with the Merger. The unaudited prospective financial information was not prepared with a view toward public disclosure and the inclusion of this information should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Neither the Company nor any of its affiliates assumes any responsibility for the accuracy of this information. Readers of this information statement are cautioned not to place undue reliance on the unaudited prospective financial information. No one has made or makes any representation to any stockholder of the Company regarding the information included in the unaudited prospective financial information or the ultimate performance of the Company compared to the information included in the unaudited prospective financial information.

The unaudited prospective financial information was not prepared with a view toward complying with Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the unaudited prospective financial information presents financial metrics that were not prepared in accordance with GAAP including Adjusted EBITDA and Adjusted EBIT. Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization increased by total share based compensation and property taxes, as adjusted to remove the impact of public company costs, excess legal fees, discontinued operations, reversal of loss on extinguishment of debt, non-recurring consulting fees, excess property tax expense, non-recurring bad debt expense, reversal of gain from a one-time class action settlement, normalization of bad debt expense and, reversal of one-time loss on inventory (such adjustments, collectively, the “Management Adjustments”) and Adjusted EBIT is defined as earnings before interest expense and income taxes increased by total share based compensation and property taxes, as adjusted for the Management Adjustments. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The Company has not prepared, and neither the Board nor the Company’s financial advisors have considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

There can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the unaudited prospective financial information and disclaim any association with, the prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of the Company’s business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made by Company management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, the unaudited prospective financial information reflects numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

	Fiscal Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E	2022E
(Dollars in millions)
Total Revenues, Net	$105.0	$124.1	$144.6	$166.8	$190.6	$215.8
Growth %		18.2%	16.5%	15.4%	14.3%	13.2%
Cost of Goods Sold, Net	(77.1)	(89.4)	(103.6)	(119.4)	(136.2)	(154.1)

Gross Profit	$27.9	$34.7	$41.0	$47.4	$54.4	$61.7
Margin %	26.6%	28.0%	28.3%	28.4%	28.5%	28.6%

Operating Expenses	(17.5)	(18.9)	(20.6)	(22.0)	(23.4)	(24.9)

Total Adjustments	1.1	0.0	0.0	0.0	0.0	0.0

Adjusted EBITDA	$11.5	$15.8	$20.3	$25.5	$31.0	$36.8
Margin %	11.0%	12.8%	14.1%	15.3%	16.2%	17.0%
Growth %		37.1%	28.6%	25.1%	21.7%	18.7%

Depreciation & Amortization	(0.5)	(0.6)	(0.7)	(0.7)	(0.8)	(0.7)

Adjusted EBIT	$11.0	$15.2	$19.7	$24.7	$30.2	$36.0
Margin %	10.5%	12.2%	13.6%	14.8%	15.8%	16.7%

The unaudited prospective financial information includes forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 14, and other risk factors as disclosed in the Company’s filings with the SEC that could cause actual results to differ materially from those shown below. Stockholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 14 and “Where You Can Find More Information” beginning on page 75. The unaudited prospective financial information does not take into account any of the transactions contemplated by the Merger Agreement, including the Merger, which might cause actual results to differ materially.

The Company’s stockholders are urged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations, financial condition and capital resources as of, and for the fiscal year ended, December 31, 2016, and as of, and for the six months ended, June 30, 2017. See “Where You Can Find More Information” beginning on page 75.

For the foregoing reasons, as well as the bases and assumptions on which the unaudited prospective financial information was compiled, the inclusion of the Company’s unaudited prospective financial information in this information statement should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

LAPOLLA HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Required Stockholder Approval for the Merger

Under Section 251 of the DGCL, the approval of the Board and the affirmative vote of a majority of the Company’s Common Stock outstanding and entitled to vote are required to approve and adopt the Merger Agreement and the Merger. The Board has previously approved the Merger Agreement and the Merger.

Under Delaware law and the Company’s organization documents, the approval of the Company’s stockholders may be provided by written consent of the stockholders holding a majority of the voting power of the outstanding shares of Common Stock. On October 4, 2017, the Key Holders, which collectively owned on such date, shares of Common Stock representing approximately 78% of the total number of shares of Common Stock outstanding and entitled to vote on the adoption of the Merger Agreement, delivered a written consent to the adoption of the Merger Agreement. Such written consent constituted adoption of the Merger Agreement by the holders of the requisite number of shares of Common Stock of the Company in accordance with Section 251 of the DGCL. This means that the Merger can occur without the vote of any other of the Company’s stockholders and there will not be a meeting of the Company’s stockholders at which you will be asked to vote on the adoption of the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Merger will not occur until that time has elapsed. We expect the Merger to close on or before December 31, 2017, subject to certain government regulatory reviews and approvals; however, there is no assurance that the Merger will close at that time, or at all.

Record Date

On October 4, 2017, the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement, there were 127,816,247 shares of Common Stock outstanding and entitled to vote. Each share of our Common Stock issued and outstanding is entitled to one vote. This is the date used for determining the number of shares of Company stock outstanding and therefore necessary to adopt the Merger Agreement.

As of October 4, 2017, the Company received the written consent adopting and approving the Merger Agreement and the Merger executed by the holders of the requisite number of shares of Common Stock in accordance with Section 251 of the DGCL. You may be receiving this information statement because you owned shares of our Common Stock on October 4, 2017.

In addition, the Board of the Company set [●], 2017 as the record date for determining the stockholders entitled to receive notice of the approval of the Merger and that appraisal rights are available for holders of our Common Stock. You may be receiving this information statement because you owned shares of our Common Stock on [●], 2017. This is the date used for determining stockholders entitled to receive notice of the availability of appraisal rights.

Stock Awards

In 2011, the Company engaged Mr. Nadel as a consultant to, and outside director of, the Company. Pursuant to the consulting agreement between the Company and Mr. Nadel, he was to receive additional shares of

Common Stock if he was successful in building the Company’s value from that of a distressed asset towards a target value of $200,000,000. In recognition of Mr. Nadel’s many years of service to the Company and the growth in the Company’s value, on October 2, 2017, the Compensation Committee approved a grant to Mr. Nadel of 3,747,118 fully vested shares of Common Stock in accordance with the parties’ intentions upon entering into the consulting agreement.

On October 4, 2017, the Compensation Committee also approved a grant to Mr. Kramer of 500,000 fully vested shares of Common Stock in recognition of his many years of service to the Company.

Opinion of the Company’s Financial Advisor

On October 4, 2017, Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated October 4, 2017), as to, as of October 4, 2017, the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Board, any security holder of Lapolla or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

1.	reviewed a draft, dated October 4, 2017, of the Merger Agreement;

2.	reviewed certain publicly available business and financial information relating to Lapolla that Houlihan Lokey deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Lapolla made available to Houlihan Lokey by Lapolla, including financial projections prepared by the management of Lapolla relating to Lapolla for the fiscal years ending December 31, 2017 through 2022 (the “Projections”) and estimates made available to Houlihan Lokey by Lapolla of Lapolla’s net operating loss tax carryforwards (“NOLs”) and the Lapolla’s ability to utilize those NOLs to achieve future tax savings on a standalone basis (the “Estimated NOL Tax Savings”);

4.	spoke with certain members of the management of Lapolla and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of Lapolla, the Merger and related matters;

5.	compared the financial and operating performance of Lapolla with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Lapolla advised Houlihan Lokey, and Houlihan Lokey assumed, that (i) the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Lapolla and (ii) the NOLs and Estimated NOL Tax Savings were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs and Estimated NOL Tax Savings. At Lapolla’s direction, Houlihan Lokey assumed that the Projections, the NOLs and the Estimated NOL Tax Savings provided a reasonable basis on which to evaluate Lapolla and the Merger and Houlihan Lokey, at Lapolla’s direction, used and relied upon the Projections, the NOLs and the Estimated NOL Tax Savings for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Lapolla since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Lapolla that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Lapolla or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent assets or liabilities, to which Lapolla was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Lapolla was or may have been a party or was or may have been subject and, for purposes of its analyses and opinion, did not take into account any such contingent assets or liabilities except and to the extent reflected on the most recent balance sheet of Lapolla.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of the opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which Common Stock could be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without its prior written consent. Under the terms of Houlihan Lokey’s engagement by Lapolla, Lapolla agreed that Houlihan Lokey was acting as an independent contractor and that Houlihan Lokey was not acting as an agent or fiduciary of Lapolla, the security holders or creditors of Lapolla or any other person or entity in connection with its engagement. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Board, Lapolla, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Houlihan Lokey’s opinion only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger , any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the voting agreements to be entered into by certain stockholders of Lapolla in favor of Parent and any compensation or other consideration to be issued or paid by Lapolla in connection with the Merger (the “Supplemental Compensation”). In addition, Houlihan Lokey’s opinion did not address the individual circumstances of specific holders of shares of Common Stock with respect to control, voting or other rights, aspects or relationships which may distinguish such holders, and consequently its analyses did not give effect to, and its opinion did not address, any control premium, minority discount or other premiums or discounts that might otherwise be applicable to the shares of Common Stock owned by specific holders of Common Stock.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, Lapolla, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger consideration to the extent expressly specified in its opinion), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Lapolla, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for Lapolla or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Lapolla’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Lapolla’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Lapolla, Parent, or Merger Sub, or any of their respective security holders, or any other party was receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of Lapolla, Parent, Merger Sub, or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger , any class of such persons or any other party, relative to the Merger consideration or otherwise including, without limitation, the Supplemental Compensation. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, with the consent of the Board, Houlihan Lokey relied on the assessments by the Board, Lapolla and its advisors, as to all legal, regulatory, environmental, accounting, insurance and tax matters with respect to Lapolla, the Merger or otherwise.

In preparing its opinion to the Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Lapolla or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Projections, the Estimated NOL Tax Savings, and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Lapolla. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Board in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Board with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between Lapolla and Parent, and the decision to enter into the Merger Agreement was solely that of the Board.

Financial Analyses

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board on October 4, 2017. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

•	Enterprise Value—generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of debt outstanding, preferred stock and non-controlling interests, and less the amount of cash and cash equivalents on its balance sheet.

•	Adjusted EBITDA—generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, as adjusted for certain non-recurring items.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of Lapolla’s common stock and the common stock of the selected companies listed below as of October 3, 2017, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the equity value of the announced transaction at the time of announcement and other public information. The estimates of future financial performance of Lapolla relied upon for the financial analyses described below were based on the Projections and the Estimated NOL Tax Savings. For purposes of the Selected Companies Analysis and the Discounted Cash Flow Analysis summarized below, Houlihan Lokey calculated the present value of the Estimated NOL Tax Savings to be $13.8 million to $14.2 million. The estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis.

Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant. The financial data reviewed included:

Enterprise value as a multiple of estimated adjusted EBITDA for the last twelve months, or “LTM Adjusted EBITDA”; and

Enterprise value as a multiple of estimated adjusted EBITDA for the next fiscal year, or “NFY Adjusted EBITDA.”

The selected companies and corresponding multiples were:

Enterprise Value /Adjusted EBITDA
	LTM	NFY
General Building Construction/Insulation
Armstrong World Industries, Inc.	10.6x	10.0x
Carlisle Companies Incorporated	10.0x	10.4x
Owens Corning	10.3x	9.8x
Gibraltar Industries, Inc.	9.8x	10.2x
Kingspan Group plc	16.9x	16.3x
Rockwool International A/S	12.2x	12.0x

Specialty Construction Chemicals
Chase Corporation	15.0x	NA
GCP Applied Technologies Inc.	NMF	NMF
H.B. Fuller Company	13.7x	13.3x
RPM International Inc.	13.7x	12.8x
Sika AG	18.3x	18.1x

“NA” refers to not available.

“NMF” refers to not meaningful figure.

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 10.5x to 12.5x to Lapolla’s LTM Adjusted EBITDA and 10.0x to 12.0x to Lapolla’s estimated NFY (2017E) Adjusted EBITDA. The selected companies analysis indicated implied reference ranges per share of Common Stock, inclusive of the present value of the Estimated NOL Tax Savings, of $0.88 to $1.03 based on LTM Adjusted EBITDA and $0.94 to $1.11 based on NFY Adjusted EBITDA, as compared to the Merger consideration of $1.03 per share of Common Stock in the Merger pursuant to the Merger Agreement.

Selected Transactions Analysis.

Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included enterprise value as a multiple of LTM Adjusted EBITDA, and the selected transactions and corresponding multiples were:

Date Announced	Target	Acquiror	Transaction Value/ LTM Adj. EBITDA
General Building Construction/Insulation
10/2/17	Accella Performance Materials	Carlisle Companies Incorporated	11.5x
9/20/16	Henry Company LLC	American Securities	7.4x
9/15/16	Braas Monier Building Group	Standard Industries Inc.	7.9x
1/26/15	Joris Ide NV	Kingspan Group plc	8.8x
11/11/14	Vicwest Inc	Kingspan Group plc	20.2x
10/22/14	Paroc Group Oy	CVC Capital Partners Limited	8.8x
11/18/13	Novik Inc.	Clearview Capital, LLC; Clearview Capital Fund III LP	7.5x

Specialty Construction Chemicals
5/22/17	Huntsman Corporation	Clariant AG	9.1x
12/14/16	Rmax Operating, LLC	Sika AG	10.0x
9/15/16	Looser Holding AG	AFG Arbonia-Forster-Group AG (nka:Arbonia AG)	11.3x
7/20/16	Den Braven Sealants B.V.	Bostik SA	11.0x
3/21/16	Hexion Inc., Hexion	Synthomer plc	7.5x
4/27/15	Royal Adhesives & Sealants,	American Securities; American Securities Partners VI, L.P.	9.4x
9/19/14	Bostik SA	Arkema S.A.	11.5x
8/8/13	Akzo Nobel NV, Building	Sika AG	NA
6/21/13	ADCO Global, Inc.	Royal Adhesives & Sealants, LLC	NA
4/30/13	Armacell GmbH	Charterhouse Capital Partners LLP	7.9x

“NA” refers to not available.

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected multiple range of 10.0x to 12.0x to Lapolla’s LTM Adjusted EBITDA. The selected transactions analysis indicated an implied reference range per share of Common Stock of $0.74 to $0.89, as compared to the Merger consideration of $1.03 per share of Common Stock in the Merger pursuant to the Merger Agreement.

Discounted Cash Flow Analysis.

Houlihan Lokey performed a discounted cash flow analysis of Lapolla based on the Projections. Houlihan Lokey applied perpetuity growth rates ranging from 2.5% to 3.5% and discount rates ranging from 14.0% to 16.0%. The discounted cash flow analysis indicated an implied reference range per share of Common Stock, inclusive of the present value of the Estimated NOL Tax Savings, of $1.01 to $1.26, as compared to the Merger consideration of $1.03 per share of Common Stock in the Merger pursuant to the Merger Agreement.

Other Matters

Houlihan Lokey was engaged by Lapolla to act as its financial advisor in connection with a possible Merger, consolidation, business combination, sale or other similar strategic transaction. The Board engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to Houlihan Lokey’s engagement by Lapolla, Lapolla is obligated to pay Houlihan Lokey a transaction fee based on the value of the Merger currently estimated to be approximately $3,525,000 (the “Transaction Fee”), which is contingent upon the consummation of the Merger. Houlihan Lokey also became entitled to a fee of $100,000 upon its engagement, which was creditable against the Transaction Fee, and a fee of $350,000 in connection with the rendering of its opinion to the Board, half of which is creditable against the Transaction Fee. Lapolla has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities arising out of Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Lapolla, Parent or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to FFL Partners, LLC (“FFL”), an affiliate of Parent, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with FFL (collectively with FFL, the “FFL Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including during the past two years having acted as co-placement agent in connection with certain debt financings by CURO Financial Technologies Corp., a member of the FFL Group (“CURO”), which were completed in January 2017, and having provided certain financial advisory services to CURO for which services Houlihan Lokey received aggregate fees of approximately $2.5 million. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Lapolla, Parent, members of the FFL Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by FFL, other participants in the Merger or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with members of the FFL Group, other participants in the Merger or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Lapolla, Parent, members of the FFL Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Financing

The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing condition. Certain investment funds affiliated with the Parent entered into an equity commitment letter with Parent in connection with the Merger Agreement, pursuant to which such funds committed to provide Parent with the aggregate Merger Consideration to be paid by Parent under the Merger Agreement. Parent may fund a portion of the Merger Consideration through the incurrence of debt to the extent available.

Interests of Certain of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board to adopt the Merger Agreement, you should be aware that certain of the Company’s directors and named executive officers have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, (i) in evaluating the Merger Agreement, (ii) in reaching its decision to approve the Merger Agreement, and (iii) in recommending to Company stockholders that the Merger Agreement and the Merger be approved and adopted. These interests include those described below.

As of October 20, 2017, the Company’s directors and executive officers beneficially own 84,008,495 shares of Common Stock, which excludes shares of Common Stock issuable upon the exercise of Company Stock Options. Excluding the shares of Common Stock issuable upon the exercise of Company Stock Options, the directors and executive officers are entitled to receive an aggregate of approximately $86,528,750 in cash from Merger Sub.

The following table sets forth the total cash consideration that each director and executive officer is entitled to receive for his shares of Common Stock (excluding shares issuable upon the exercise of Company Stock Options) pursuant to the Merger.

Director/Executive Officer	Number of Shares of Common Stock	Aggregate Price Payable for Shares
Richard Kurtz	70,974,360	$73,103,591
Jay C. Nadel	12,234,135	$12,601,159
Lt. Gen. Arthur J. Gregg	100,000	$103,000
Douglas J. Kramer	500,000	$515,000
Michael T. Adams	—	$—
Harvey L. Schnitzer	100,000	$103,000
Augustus J. Larson	100,000	$103,000
Jomarc C. Marukot	—	$—
All Directors and Executive Officers	84,008,495	$86,528,750

Treatment of Equity Awards

Company Stock Options

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and will cease to be outstanding, and the holder of such Company Stock Option will become entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, and (ii) the number of shares of Common Stock covered by the Company Stock Option, subject to any applicable income and employment withholdings and taxes. As of October 5, 2017, all unexercised and/or unvested portions of a holder’s Company Stock Option have become immediately exercisable and vested in full and will remain vested and exercisable for a period of at least thirty (30) days prior to the closing date. The exercise and/or vesting of any Company Stock Option that is permissible solely by reason of the Merger Agreement shall be conditioned upon the consummation of the Merger.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Common Stock for purposes of the Merger Agreement.

Stock Bonus Awards

Pursuant to the terms of the applicable award agreement, at the Effective Time of the Merger, each unvested share of Common Stock granted as a stock bonus award (each, a “Stock Bonus Share”) shall become fully vested and all restrictions applicable to such Stock Bonus Shares’ sale, exchange, transfer, pledge, assignment or otherwise shall lapse. The holder of any vested Stock Bonus Shares, whether previously vested or that became vested in connection with the consummation of the Merger, will be treated as a holder of Common Stock for purposes of the Merger Agreement, subject to any applicable income and employment withholdings and taxes.

Grants of Common Stock

In 2011, the Company engaged Mr. Nadel as a consultant to, and outside director of, the Company. Pursuant to the consulting agreement between the Company and Mr. Nadel, he was to receive additional shares of Common Stock if he was successful in building the Company’s value from that of a distressed asset towards a target value of $200,000,000. In recognition of Mr. Nadel’s many years of service to the Company and the growth in the Company’s value, on October 2, 2017, the Compensation Committee approved a grant to Mr. Nadel of 3,747,118 fully vested shares of Common Stock in accordance with the parties’ intentions upon entering into the consulting agreement.

On October 4, 2017, the Compensation Committee also approved a grant to Mr. Kramer of 500,000 fully vested shares of Common Stock in recognition of his many years of service to the Company.

With respect to these grants of Common Stock to Messrs. Nadel and Kramer, they will be treated as any other holder of Common Stock for purposes of the Merger Agreement, subject to any applicable income and employment withholdings and taxes.

Summary Treatment of Equity Awards

The table below contains a summary of the value of benefits payable to the Company’s directors and executive officers described in this section. The table includes the value of the option consideration for Company Stock Options owned by the directors and executive officers as of October 4, 2017.

Name	Option Consideration from Vested Options	Option Consideration from Unvested Options
Richard Kurtz	$823,278	$297,722
Jay C. Nadel	$367,000	$53,000
Lt. Gen. Arthur J. Gregg	$367,000	$53,000
Douglas J. Kramer	$1,016,164	$612,336
Michael T. Adams	$251,300	$89,300
Harvey L. Schnitzer	$253,500	$62,000
Augustus J. Larson	$367,000	$53,000
Jomarc C. Marukot	$—	$—

Termination Benefits of Named Executive Officers

Messrs. Kramer, Marukot, Adams, and Schnitzer are each subject to an executive employment agreement that provides for severance payments or benefits upon a qualifying termination of employment at any time following a change of control of the Company if it occurs during the agreement’s term. Pursuant to the terms of their respective agreements, if an executive’s employment is terminated by the Company (or any successor or assignee) other than for “cause” (as defined below), in the case of Messrs. Marukot, Adams and Schnitzer, or for any reason, in the case of Mr. Kramer, at any time during the agreement’s term and following a change in control, then the executive shall be entitled to receive a lump-sum cash payment equal to the amount of base salary that was otherwise payable to him for the duration of the agreement’s term, payable within 90 days following the executive’s employment termination date (or, in the case of Mr. Kramer, within 30 days following his employment termination date). In addition, in the case of Messrs. Kramer, Marukot and Adams, all unvested equity awards or other benefits under any other benefit plan or program sponsored by the Company shall become 100% fully vested on the employment termination date. Pursuant to the terms of his executive employment agreement, Mr. Kramer would also remain eligible to receive any bonuses, stock options, and his Transaction Bonus (as defined below) that would have been otherwise payable to him within one year following his employment termination date.

Mr. Kramer is also eligible for certain other severance benefits if he terminates his employment with the Company for “good reason” (as defined below), irrespective of whether such termination occurs prior to, in connection with, or following a change in control. Upon such a termination of employment, Mr. Kramer would become eligible to receive: (i) cash severance payments equal to the lesser of (a) 24 months of his then-current base salary and (b) his base salary payable for the remainder of the agreement’s term, which amount would be reduced by any income he earned during the severance period; (ii) an amount equal to the product of (x) the “value” (as defined in Mr. Kramer’s executive employment agreement), as of the last day of the calendar year in which his employment termination occurred, of any Company equity or equity-based awards that he can show he reasonably would have received had he remained employed through the later of (A) the end of the calendar year in which the termination occurred or (B) four months following his employment termination date, multiplied by (y) a fraction, (1) the numerator of which is the number of days in the calendar year of termination through the employment termination date and (2) the denominator of which is 365, but only to the extent such amount or award has not been previously vested, exercised, or paid to him; (iii) continued participation in any employee benefit plans sponsored by the Company that provide medical, hospitalization, or dental coverage; and (iv) any bonuses, stock options, and his Transaction Bonus, if they would have been received within one year following his employment termination date.

Pursuant to the terms of their respective executive employment agreements, Messrs. Marukot, Adams, and Schnitzer would also remain eligible to receive their respective Transaction Bonuses in the event their employment with the Company is terminated by the Company without cause or by the executive for good reason prior to a change of control if a change of control occurs within one year following the executive’s employment termination date.

For purposes of Mr. Kramer’s executive employment agreement, “cause” generally means any of the following: (i) willful malfeasance or willful misconduct by Mr. Kramer in connection with his employment; (ii) his continuing refusal to perform his employment duties or to follow any lawful direction of the Board; (iii) his material breach of any of the agreement’s restrictive covenant provisions; (iv) his engaging in conduct detrimental to the interests or reputation of the Company, without regard to whether such conduct was in connection with his employment with the Company; or (v) his conviction of, or plea of nolo contendere to, a felony (other than a traffic violation), provided that an event described in (i), (ii), or (iii) above shall not constitute “cause” unless it has a material effect on the Company and its business. Mr. Kramer shall be afforded a ten-day period to cure any conduct that the Company has determined constitutes “cause” for purposes of the agreement.

For purposes of the remaining executives’ executive employment agreements, “cause” generally means any of the following: (i) commission of any act of fraud, embezzlement, or dishonesty; (ii) unauthorized use or disclosure of any confidential information or trade secrets of the Company; (iii) any intentional misconduct or violation of the Company’s Code of Business Ethics that has a materially adverse effect upon the Company’s business or reputation; (iv) continued failure to perform the major duties, functions, and responsibilities of an executive’s position after receiving written notice from the Company identifying the deficiencies in performance and affording a reasonable cure period of not less than ten days; or (v) a material breach of the executive’s fiduciary duties as an officer of the Company.

For purposes of each executive’s executive employment agreement, “good reason” generally means any of the following: (i) a reduction in the executive’s annual base salary; (ii) a substantial diminution of the executive’s duties and responsibilities; or (iii) a relocation of the executive’s primary workplace that is not agreed to by him and is to a location that is greater than 50 miles from the executive’s primary workplace as of the date he entered into his executive employment agreement; provided, however, that any required travel related to the business of the Company, including, but not limited to, its planned expansion in the international market, shall not be deemed to constitute, or result in, the relocation of an executive’s primary workplace for purposes of his executive employment agreement.

Sale Transaction Bonuses

Pursuant to the terms of their respective executive employment agreements, each of Messrs. Kramer, Marukot, Adams, and Schnitzer are eligible to receive a cash bonus upon the consummation of a change of control of the Company (each, a “Transaction Bonus”), in an amount equal to (x) the percentage of the Company sold in the change of control, multiplied by (y) the “Transaction Value” (as defined below), multiplied by (z) the percentage designated in each executive’s executive employment agreement as follows: Mr. Kramer: 8.5%; Marukot: 0.25%; Adams: 0.5%; Schnitzer: 0.75%. The Transaction Bonuses are generally payable at the same time and in the same form as proceeds from the change of control are paid to the Company’s stockholders, but in no event later than five years following the closing date of the change of control. The Merger will qualify as a change of control that will entitle Messrs. Kramer, Marukot, Adams, and Schnitzer to their respective Transaction Bonuses.

For purposes of each executive’s executive employment agreement, “Transaction Value” means the consideration realized (or assumed to be realized) by the Company’s stockholders in connection with the change of control transaction (assuming for this calculation that 100% of the Company is sold, even if a lesser amount is sold), excluding any Company debt that remains with the Company upon the consummation of a change of control and any debt or personal guarantee of Company debt which a selling stockholder is relieved of in connection with a change of control.

Name	Total Payments under Transaction Bonus
Douglas J. Kramer	$11,190,312
Michael T. Adams	$658,254
Harvey L. Schnitzer	$987,381
Jomarc C. Marukot	$329,127

Summary of Certain Payments and Benefits Relating to the Merger

The table below contains a summary of the value of certain material payments and benefits payable to the Company’s directors and executive officers described in this section. The table includes the value of shares of Common Stock owned by the directors and executive officers’, the option consideration for Company Stock Options and the value of payments under the Transaction Bonuses.

Name	Value of Shares of Common Stock Owned	Option Consideration from Vested Options	Option Consideration from Unvested Options	Total Payments under Transaction Bonus	Total
Richard Kurtz	$73,103,591	$823,278	$297,722	$—	$74,224,591
Jay C. Nadel	$12,601,159	$367,000	$53,000	$—	$13,021,159
Lt. Gen. Arthur J. Gregg	$103,000	$367,000	$53,000	$—	$523,000
Douglas J. Kramer	$515,000	$1,016,164	$612,336	$11,190,312	$13,333,812
Michael T. Adams	$—	$251,300	$89,300	$658,254	$998,854
Harvey L. Schnitzer	$103,000	$253,500	$62,000	$987,381	$1,405,881
Augustus J. Larson	$103,000	$367,000	$53,000	$—	$523,000
Jomarc C. Marukot	$—	$—	$—	$329,127	$329,127

Indemnification, Expenses, Exculpation and Insurance

The Merger Agreement provides that, after the Effective Time and until the sixth anniversary thereof, Parent agrees to cause the Company (as the surviving corporation) to indemnify and hold harmless, to the fullest extent permitted under applicable law as modified by the provisions of the Company’s certificate of incorporation and by-laws as in effect as of the Merger Agreement and only to the same extent as such persons are indemnified as of the date of the Merger Agreement, each current and former director and officer of the Company and each present and former trustee of any employee benefit plan of the Company (each such director, officer or trustee, together with such person’s heirs, executors or administrators, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur prior to the Effective Time in their capacities as officers or directors of the Company or taken by them at the request of the Company (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or (ii) the adoption and approval of the Merger Agreement and the Merger to the same extent that such person is entitled to be indemnified as of the date of the Merger Agreement to the fullest extent permitted under applicable law as modified by the provisions of the Company’s organizational documents. The Merger Agreement also provides that Parent will cause the Company (as the surviving corporation) to pay all reasonable expenses, including reasonable attorneys’ fees that may be incurred by any such Indemnified Party in enforcing the indemnity and other obligations provided in the Merger Agreement as such fees are incurred upon the written request of any such Indemnified Party.

In addition, Parent has agreed to obtain and fully pay for a “tail policy” (providing coverage for the Indemnified Parties and such officers) with a claims period of at least six (6) years from the Effective Time from an insurance carrier reasonably acceptable to the Company with respect to directors’ and officers’ liability insurance for the benefit of the Company and its officers, directors and employees before the Effective Time in an amount and scope acceptable to the Company with respect to matters existing or occurring at or prior to the Effective Time, provided, that the Company shall consult with Parent regarding the selection of such “tail” insurance policy. If such “tail” policy has been obtained by the Company prior to the Effective Time, the Company (as the surviving corporation) will maintain such policy in full force and effect for its full term and shall continue to honor the Company’s obligations thereunder.

Golden Parachute Compensation

The following table shows the aggregate dollar value of the various elements of compensation that each of our named executive officers could receive in connection with the Merger from the Company and Parent, as required by Item 402(t) of Regulation S-K, assuming that (i) the consummation of the Merger occurred on October 4, 2017 and (ii) each named executive officer’s employment was terminated on the date of consummation of the Merger without “cause:”

Name	Cash ($) (1)	Equity ($) (2)	Total Payments under Transaction Bonus (3)	Total Payments ($)
Douglas J. Kramer	$96,438	$612,336	$11,190,312	$11,899,086
Harvey L. Schnitzer	$372,329	$62,000	$987,381	$1,421,710
Michael T. Adams	$48,219	$89,300	$658,254	$795,773
Jomarc C. Marukot	$50,630	$—	$329,127	$379,757

(1)

These amounts represent cash severance equal to the amount of base salary that was otherwise payable to such executive for the duration of the agreement’s term, pursuant to the executives’ employment agreements. Except with respect to Mr. Schnitzer, the term of each executive’s employment agreement will end on December 31, 2017, and these amounts are calculated assuming that the agreements terminate on such date. Pursuant to the terms of Mr. Schnitzer’s employment agreement, the Company is required to provide him 90 days’ advance notice of its intention not to renew the agreement. As of the date hereof, no such notice has been provided by the Company to Mr. Schnitzer, and the amount calculated for Mr. Schnitzer assumes the term of his agreement will continue for an additional one year period, terminating on December 31, 2018. These payments are “double-trigger,” as they will generally only be payable in the event of a qualifying termination of employment following the consummation of the Merger. These payments are based on the executive officers’ base salary levels in effect on October 4, 2017; therefore, if base salaries are increased after October 4, 2017, actual payments may be greater than those provided for above.
(2)	These amounts represent the cash to be received upon consummation of the Merger due to the cash-out of unvested Company Stock Options. These payments are “single-trigger,” as they will occur upon consummation of the Merger.
(3)	These amounts represent the cash to be received in connection with the Transaction Bonuses payable pursuant to the terms of the respective executive employment agreements. The Transaction Bonuses are generally payable at the same time as proceeds from the Merger are paid to the Company’s stockholders, but in no event later than five years following the closing date of the Merger.

Regulatory Waiting Periods

Under the HSR Act, the Merger may not be completed until the Company and Parent have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period has expired or been terminated. The Company and Parent have each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested early termination of the waiting period.

Under the Merger Agreement and in accordance with applicable law, Parent, Merger Sub and the Company have agreed to use their reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to:

•	to identify and obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations, from governmental entities;

•	to make all necessary registrations, declarations or filings, including under the HSR Act and any other applicable foreign and/or supranational antitrust competition or similar laws;

•	to defend any legal proceedings challenging the Merger Agreement or the consummation of the Merger, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed;

•	to take all reasonable steps to provide any supplemental information requested by a governmental entity, including participating in meetings with officials of such entity in the course of its review of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement;

•	to execute and deliver any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement;

•	to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity; and

•	to satisfy the conditions precedent to the Merger Agreement; provided, however, with respect to filings under the HSR Act, such filings shall be made within ten (10) days after the date of the Merger Agreement; provided further, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 6.1 thereto.

Except as noted above with respect to the required filings under the HSR Act, the expiration of 20 days from the mailing of this information statement to the Company’s stockholders and the filing of a certificate of merger (including the amended and restated certificate of incorporation of the surviving corporation to be attached thereto) with the Secretary of State of the State of Delaware at or before the effective time of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Merger or the other transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

This section of this information statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this information statement and in the public filings we make with the SEC, as described in “Where You Can Find More Information” beginning on page 75.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about the Company contained in this information statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Matters may change from the state of affairs contemplated by the representations and warranties contained in the Merger Agreement. Prior to the Effective Time, the Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws. Accordingly, the representations and warranties of the Company contained in the Merger Agreement should not be read alone but instead should be read together with the information provided elsewhere in this information statement, and reports, statements and filings that the Company publicly files with the SEC from time to time. Please refer to “Where You Can Find More Information” on page 75 of this information statement.

The Merger

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub, a subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. As a result of the Merger, Merger Sub will cease to exist and the Company will continue its corporate existence under the DGCL.

Effective Time and Closing

The Effective Time of the Merger will occur at the time that a certificate of Merger is duly filed with the Secretary of State of the State of Delaware on the closing date of the Merger, or at such later time as may be set forth in the certificate of Merger in accordance with the relevant provisions of the DGCL. Unless the parties agree otherwise, the closing of the Merger will occur on the second (2nd) business day following the satisfaction or waiver of the conditions to the Merger other than those that by their nature can be only satisfied at the closing, provided that without the written consent of Parent, the closing will not occur on a date that is less than 60 days after October 4, 2017. There is no financing condition to the closing of the Merger.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive the Merger Consideration, which is $1.03 in cash, without interest, less any deduction for withholding taxes required by applicable law, for each share of Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Common Stock held by the Company in treasury, (ii) those shares of Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, the Company’s Common Stock will no longer be quoted on the OTCQX and will be deregistered under the Exchange Act. After consummation of the Merger, the Company will no longer be required to file periodic reports with the SEC on account of its Common Stock or otherwise.

Directors and Officers; Certificates of Incorporation; Bylaws

The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Company, as the surviving corporation, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. The officers of the Company immediately prior to the Effective Time will be the officers of the surviving corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

At the Effective Time, the certificate of incorporation of the Company will be amended to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and, as so amended, will be the certificate of incorporation of the surviving corporation. At the Effective Time, the bylaws of the surviving corporation will be the bylaws of Merger Sub as in effect immediately prior to the Effective Time.

Treatment of Company Equity Awards

Company Stock Options

We have delivered notice to each holder of a Company Stock Option informing such holder that any unexercised and/or unvested potions of his or her Company Stock Option have become immediately exercisable and vested in full as of October 5, 2017 and will remain vested and exercisable for a period of at least thirty (30) days prior to the closing date, and the exercise and/or vesting of any Company Stock Option that is permissible solely by reason of the Merger Agreement shall be conditioned upon the consummation of the Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and will cease to be outstanding, and the holder of such Company Stock Option will become entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, and (ii) the number of shares of Common Stock covered by the Company Stock Option, subject to any applicable income and employment withholdings and taxes.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Common Stock for purposes of the Merger Agreement.

Tax Deductions and Withholdings of Company Equity Awards

The surviving corporation will be entitled to deduct and withhold from the amounts otherwise payable to the holders of the Company Stock Options such amounts the surviving corporation is required to withhold from such holders pursuant to applicable tax laws and remit such withheld and deducted amounts to the applicable government entity on behalf of the applicable holders of the Company Stock Options. For all purposes of the Merger Agreement, such withheld and deducted amounts remitted to any applicable government entity as required by applicable tax laws will be treated as having been paid to the applicable holders of the Company Stock Options.

Stockholders Seeking Appraisal

The Merger Agreement provides that the shares of those stockholders who are entitled to demand and properly demand appraisal for such shares will not be converted into the right to receive the Merger Consideration, but will instead be entitled to such rights as are granted by Section 262 of the DGCL. If a holder fails to perfect, withdraws or loses his, her or its right to appraisal of shares of Common Stock, or if a court of competent jurisdiction determines that such holder is not entitled to appraisal rights, his, her or its shares will be treated as if they had been converted into and are exchangeable for the Merger Consideration in accordance with the Merger Agreement. The Company must give Parent prompt notice of demands for appraisal or withdrawal of any such demand and the Company may not voluntarily make, or commit or agree to make, any payment with respect to a demand for appraisal or settle any such demands without Parent’s prior written consent. The Company must give Parent the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands for appraisal.

The fair value of shares of Common Stock as determined in accordance with Delaware law may be more or less than (or the same as) the Merger Consideration to be paid to stockholders who choose not to exercise their appraisal rights. Stockholders who wish to exercise appraisal rights must precisely follow specific procedures. Additional details on appraisal rights are described above in “Appraisal Rights.”

Payment for the Shares

Prior to the Effective Time, Parent will designate a paying agent reasonably acceptable to the Company to make payment of the Merger Consideration as contemplated by the Merger Agreement. Prior to or at the Effective Time, Parent will deposit with the paying agent the funds appropriate to pay the Merger Consideration.

As soon as reasonably practicable after the Effective Time, Parent must cause the paying agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of one or more certificates representing shares of the Company’s Common Stock or uncertificated shares of the Company’s Common Stock represented by book-entry (other than any shares of the Company’s Common Stock owned by the Company, Parent, Merger Sub or any of their respective direct or indirect subsidiaries, which will be automatically cancelled as of the Effective Time), a letter of transmittal and instructions advising you how to surrender your certificates representing shares, or uncertificated shares, of Common Stock in exchange for the Merger Consideration.

The paying agent will promptly pay you your Merger Consideration after you have (1) surrendered the certificate(s) representing your shares of Common Stock and provided to the paying agent a properly completed letter of transmittal and any other documents reasonably required by the paying agent, or (2) if your shares of Common Stock are uncertificated, other such evidence if any, of transfer as the paying agent may reasonably request for cancellation to the paying agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the paying agent. Interest will not be paid or accrue in respect of cash payments. YOU SHOULD NOT SURRENDER YOUR SHARES OF COMMON STOCK WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY AT THIS TIME.

After the Effective Time, we will close our stock transfer books and there will be no transfers on the stock transfer books of the Company of the shares of the Company’s Common Stock that were issued and outstanding immediately prior to the Effective Time.

If any cash deposited with the paying agent remains undistributed to holders of certificates for nine (9) months after the Effective Time, such cash will be delivered to the surviving corporation. Any former stockholders of the Company who have not complied with the share certificate exchange procedures in the Merger Agreement may thereafter only look to the surviving corporation as a general matter for payment of the Merger Consideration, in each case, without interest thereon.

If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered share certificate or the transferred book-entry share, as applicable, is registered, the paying agent will promptly pay the Merger Consideration after such person has (i) delivered a properly endorsed certificate that is otherwise in proper form for transfer or properly transferred such book-entry share, and (ii) paid to the paying agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or book-entry share, as applicable, or establish to the reasonable satisfaction of the paying agent that such tax has been paid or is not payable.

The letter of transmittal will include instructions for the stockholder if the stockholder has lost the share certificate or if it has been stolen or destroyed. Any such stockholder will be required to provide an affidavit of that fact reasonably satisfactory to Parent and, if required by Parent, post a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such share certificate in order for the paying agent to deliver applicable Merger Consideration.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the Company, Parent and Merger Sub. The statements embodied in those representations and warranties were made for purposes of the contract among the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. Certain representations and warranties were made as of the date of the Merger Agreement (or other dates specified in the Merger Agreement), may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk by the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because they are qualified as described above. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, and these changes may or may not be fully reflected in the Company’s or Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and the Merger Sub that is contained in this information statement, as well as in the filings that the Company will make and have made with the SEC. The representations and warranties contained in the Merger Agreement may or may not have been accurate as of the date they were made and we make no assertion herein that they are accurate as of the date of this information statement.

In the Merger Agreement, the Company has made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or by information in the confidential disclosure schedule the Company delivered in connection with the Merger Agreement (the “Company Disclosure Schedule”) (as may or may not be specifically indicated in the text of the Merger Agreement). These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing of the Company;

•	the Company’s capital structure as of a date certain prior to signing, including the particular number of outstanding shares of Common Stock and Company Stock Options;

•	authorization to enter into the Merger Agreement (subject to stockholder approval) and to consummate the transactions contemplated thereby, the enforceability of the Merger Agreement against the Company, and the Board’s approval and recommendation;

•	consents and approvals required in connection with the Merger Agreement and the consummation of the transactions contemplated thereby;

•	timeliness and accuracy of SEC reporting;

•	accuracy of financial statements and no undisclosed liabilities;

•	no broker, finder or financial advisor fees other than with respect to those paid to the Company’s financial advisor;

•	absence of a Material Adverse Effect (as defined below) since June 30, 2017;

•	legal and regulatory proceedings;

•	tax matters;

•	employee benefit plans and other labor matters;

•	compliance with applicable laws and holding of permits;

•	material contracts of the Company;

•	compliance with environmental laws and authorizations;

•	real property matters;

•	title to properties and assets;

•	intellectual property;

•	affiliate transactions;

•	application of takeover laws;

•	opinion of the financial advisor of the Company;

•	information of the Company provided in this information statement;

•	insurance;

•	product warranties;

•	suppliers, vendors, distributors and customers; and

•	no other representations and warranties.

In the Merger Agreement, Parent and Merger Sub have made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	corporate organization;

•	operation of Merger Sub;

•	authorization to enter into the Merger Agreement and to consummate the transactions contemplated thereby and the enforceability of the Merger Agreement against Parent and Merger Sub;

•	lack of certain conflicts, consents and approvals;

•	lack of litigation and injunctions;

•	information of Parent and Merger Sub provided in this information statement;

•	financing;

•	solvency;

•	no broker, finder or financial advisor fees; and

•	ownership of shares of Common Stock.

Material Adverse Effect Definition

Some of the Company’s representations and warranties are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “Material Adverse Effect” means any change, circumstance, event, occurrence, condition or effect (each, an “Effect”), that, when considered either individually or in the aggregate, is, or would reasonably be expected to have, a materially adverse effect (a) on the business, condition (financial or otherwise), results of operations or assets of the Company or (b) the ability of the Company to consummate the Merger and to perform its obligations under the Merger Agreement.

Notwithstanding the foregoing, in no event shall any Effect, alone or in combination, be deemed to constitute or be taken into account in determining whether there has been or may be a Material Adverse Effect under clause (a) of the paragraph above to the extent arising out of or resulting from any of the following, except, in certain instances, to the extent (and only to the extent) that any such event, circumstance, occurrence, fact, condition, development, effect or change has a disproportionate adverse impact on the Company relative to other similarly situated participants in the industry in which the Company operate:

•	a decrease in the market price of shares of Common Stock (pursuant to the terms of the Merger Agreement, the underlying causes of such change, decrease or failure may, if they are not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred);

•	any change in general political conditions or general conditions in the economy or the financial, debt, credit or securities markets in the United States, including interest rates or exchange rates, or any changes therein;

•	changes in general legal, tax, or regulatory conditions in the United States or any other countries or regions in which the Company does business;

•	changes in applicable law, U.S. GAAP or accounting standards or interpretations thereof;

•	any outbreak, continuation or escalation of war (whether or not declared) or any act of war, terrorism, sabotage, armed hostility or similar act of calamity or any material worsening of such conditions existing as of the date of the Merger Agreement;

•	general conditions in the industries in which the Company operates, or any changes therein;

•	any hurricane, earthquake, flood, or other natural disasters;

•	the execution, delivery or performance of the Merger Agreement, or the announcement or consummation of the Merger, including any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, of the Company with customers, suppliers, vendors, lenders, joint venture partners or employees; or

•	any action taken by the Company at the request or with the consent of Parent (except in each case to the extent such effects directly or indirectly resulting from or arising out of the matters described above disproportionately affect the Company as compared to other companies operating in a similar industry as the Company or in the same countries or regions of the world in which the Company conducts business).

Conduct of the Company’s Business Pending the Merger

The Company has agreed that, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), except (i) with Parent’s prior written consent, (ii) as expressly contemplated by the Merger Agreement, or (iii) as set forth in the Company Disclosure Schedule, the Company will, in all material respects carry on its business in the regular and ordinary course and consistent with past practice and use its commercially reasonable efforts to preserve its assets, preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensees, distributors and others having business dealings with it, and maintain its material intellectual property rights.

In addition, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), except (i) with Parent’s prior written consent, (ii) as expressly contemplated by the Merger Agreement or (iii) as set forth in the Company Disclosure Schedule, the Company has agreed that it will not, and will not permit any of its subsidiaries to:

•	(a) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, stock or property) in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (b) split, combine or reclassify any of its capital stock or other equity or voting interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (c) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests of the Company or any other securities thereof or any rights, warrants, calls or options to acquire any such shares or other securities (except for the withholding of shares of Common Stock in connection with taxes payable in respect of the exercise of Options);

•	issue, deliver, sell, pledge, dispose, acquire, repurchase, redeem or otherwise encumber any shares of its capital stock, any other securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or equity equivalent (other than for the issuance of shares upon the exercise of Options), (a) except as contemplated by the Merger Agreement, amend, waive or otherwise modify the terms of any such rights, warrants or options, or (b) except as contemplated by the Merger Agreement, accelerate the vesting of any Options (other than any acceleration occurring in connection with the Merger required by the terms of the applicable equity incentive plan or agreement governing the applicable Option);

•	amend its Certificate of Incorporation or bylaws or other organizational documents, or alter through Merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of any subsidiary of the Company;

•	except as required by contractual commitments existing on the date of the Merger Agreement, acquire or agree to acquire, except for purchases of raw materials, supplies, and inventory in the ordinary course of business, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that have a value in excess of $100,000 individually or in excess of $500,000 in the aggregate;

•	except to the extent required by contractual commitments existing on the date hereof, sell, lease, sell and lease back, mortgage or otherwise encumber or dispose of, or agree to sell, lease, sell and lease back, mortgage or otherwise dispose of, any of its assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except sales of inventory or obsolete assets in the ordinary course of business;

•

except as permitted in certain circumstances with respect to raw materials, inventory, supplies and obsolete assets, (i) amend or otherwise modify in any material respect, or terminate or cancel, any material contract, agreement or commitment or waive in any material respect any right to enforce, or relinquish, release, transfer or assign any rights or claims thereunder, (ii) or enter into any joint venture, lease or management agreement or other material agreement of the Company;

•	(a) except under its existing revolving credit facility as in effect on the date of the Merger Agreement in the ordinary course of business not to exceed $500,000, incur any indebtedness (including for this purpose any Indebtedness evidenced by notes, debentures, bonds, capitalized leases or other similar instruments, or secured by any lien on any property, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction), or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in a single transaction or a group of related transactions or engage in any other financing arrangements, in the aggregate, having a value in excess of $500,000 or (b) make any loans, advances or capital contributions to, or investments in, any other person;

•	except as may be required as a result of a change in law or in U.S. GAAP, change any of the accounting principles or practices used by it materially affecting the reported consolidated assets, liabilities or results of operations of the Company;

•	(A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to the Merger Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of liabilities reflected or reserved against in (for amounts not in excess of such reserves), the Company’s financial statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business or otherwise expressly permitted therein; (B) waive, relinquish, release, grant, transfer or assign any right of material value; or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality or similar contract to or by which the Company is a party or bound,

•	(i) grant or increase in any manner the compensation and employee benefits of any of its directors, executive officers and other employees (or increase or accelerate the vesting or payment thereof), terminate, promote or change the title of any employees or other individual service providers, hire any new employees whose annual base salary exceeds $50,000, or pay any pension or retirement allowance not required by law or any existing employee benefit plan or material employment agreement to any such employees, or (ii) adopt, establish, become a party to, amend, commit itself to or terminate any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or change in control agreement with or for the benefit of any employee or any agreement, plan, program or arrangement that would constitute an employee benefit plan or material employment agreement if it were in existence on the date of the Merger Agreement;

•	(i) change its (A) tax accounting methods, practices, or (B) tax elections, (ii) enter into any closing agreement, settle any audits, examinations or litigation with respect to taxes, surrender any right to claim a refund of taxes, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Company for any period ending after the Closing Date or decreasing any tax attribute of the Company existing on the Closing Date; or (iii) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company;

•	change fiscal years,

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any material subsidiary of the Company;

•	enter into any material collective bargaining agreement or other labor union contract applicable to the employees of the Company;

•	enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement (or enter into negotiations to do the foregoing);

•	make or agree to make any new capital expenditures, or any obligations or liabilities in connection therewith, other than capital expenditures to repair existing facilities or equipment either (1) to maintain the safety of any such facility or the materials stored therein in the ordinary course of business or (2) that are not in an amount in excess of $250,000 in the aggregate;

•	sell, assign or exclusively license any material owned intellectual property rights;

•	enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

•	form any Subsidiary of the Company;

•	enter into, extend or renew any contract or amendment thereof which, if executed prior to the date of the Merger Agreement, would have been required to have been disclosed;

•	amend, modify or waive any of the Company’s existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the Merger;

•	enter into any new line of business not related to foam, coatings and equipment targeted at commercial and industrial applications in the insulation and construction industries;

•	enter into, renew, materially amend or modify, or voluntarily terminate or rescind, exercise or decline any material option, request or grant any material waiver, or breach or default under any lease of real property;

•	enter into or amend, supplement or modify, any contract with any affiliate, securityholder, director, employee or any immediate family member or affiliate of any of the foregoing;

•	materially amend, modify or make any changes to coverage levels of, terminate or let lapse any insurance policy of the Company;

•	enter into or offer any rebates, other than in the ordinary course of business consistent with past practice;

•	enter into, amend, or otherwise modify any contract with any financial advisor, legal advisor or any other third party advisor obligating the Company to pay any finder, brokers, success or other fees in connection with the transactions contemplated by the Merger Agreement; or

•	take, or agree in writing or otherwise to take, any of the foregoing actions.

Voting Agreements and Stockholder Action by Written Consent

Concurrently with the signing of the Merger Agreement, the Key Holders entered into separate Voting Agreements with Parent, pursuant to which the Key Holders agreed, on the terms and subject to the conditions set forth in the respective Voting Agreement, to vote all their shares of Common Stock (or execute and deliver a written consent with respect to such shares) in favor of (i) adoption of the Merger Agreement, (ii) approval of the Merger and any other matters required to be approved or adopted in order to effect the Merger and (iii) the other transactions contemplated hereby. The Voting Agreements are further described in “The Voting Agreements” beginning on page 62 of this information statement.

Following the execution of the Merger Agreement, the Key Holders also delivered the Stockholder Consent, adopting and approving the Merger Agreement, the Merger and the other transactions contemplated thereby. Therefore, no further approval or consent by the Company’s stockholders is required or needed in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby.

Financing Cooperation

Pursuant to the Merger Agreement, the Company will, and will request its representatives to, at Parent’s sole cost and expense, use reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with arranging and consummating debt financing by Parent. The Company is not required to bear any cost, expense fee or any other actual or potential liability in connection with a debt financing.

Further Action; Efforts to Complete the Merger

Subject to the terms and conditions set forth in the Merger Agreement and in accordance with applicable law, Parent, Merger Sub and the Company have agreed to use their reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to:

•	identify and obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations, from governmental entities;

•	make all necessary registrations, declarations or filings, including under the HSR Act and any other applicable foreign and/or supranational antitrust competition or similar laws;

•	defend any legal proceedings challenging the Merger Agreement or the consummation of the Merger, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed;

•	take all reasonable steps to provide any supplemental information requested by a governmental entity, including participating in meetings with officials of such entity in the course of its review of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement;

•	execute and deliver any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement; and

•	cause the conditions to the closing to be satisfied.

Transaction Litigation

The Company will give Parent the reasonable opportunity, at Parent’s sole cost and expense, to participate, subject to a customary joint defense agreement, in (but not control) the defense of any legal proceeding against the Company or its directors or officers relating to the Merger Agreement or the transactions contemplated thereby, including the Merger. The Company will control the defense of any such transactional litigation threatened against the Company, however, the Company agreed not to settle, or offer to settle, any such legal proceedings without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), and the Company agreed to consult in good faith with Parent on litigation strategy. In addition, the Company agreed not to settle or make an offer to settle any litigation against the Company or any director by any stockholder relating to the Merger Agreement, and the transactions contemplated thereby, including the Merger, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

Other Covenants

The Merger Agreement contains certain other covenants among Parent, Merger Sub and the Company, including covenants relating to access to information both before and after the Effective Time, the preparation of this Information Statement, other governmental filings, obtaining consents, exempting the transactions contemplated by the Merger Agreement from takeover statutes, and public announcements.

Conditions to the Merger

The following are some of the conditions that must be satisfied or, where permitted by applicable law, waived before the Merger may be consummated:

•	the Company stockholder adoption of the Merger Agreement having been obtained (which occurred when the Key Holders delivered the Stockholder Consent on October 4, 2017 (as described in the section entitled “The Merger Agreement—Voting Agreement and Stockholder Action by Written Consent”)) and this information statement having been mailed to the Company’s stockholders at least 20 days prior to the closing date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act);

•	any waiting period (and any extension thereof) applicable to the Merger under the HSR Act having been terminated or expired; and

•	the absence of any Blocking Prohibition.

The obligation of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub of the following conditions:

•	the following representations and warranties of the Company set forth in the Merger Agreement being true and correct in all respects as of the closing date and as of the date of the Merger Agreement:

•	relating to our corporate organization and valid existence being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

•	relating to our corporate power and authority to execute and deliver the Merger Agreement, perform our obligations under the Merger Agreement and consummate the transactions contemplated by the Merger Agreement being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

•	relating to our actions necessary to render inapplicable the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

•	relating to the absence contracts or other arrangements with brokers and finders which may result in the Company to pay investment banking fees, finder’s fees, brokerage or agent commissions or other like payments (other than to the Company’s financial advisor) in connection with the Merger being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

•	relating to the stockholder vote necessary to approve or adopt the Merger Agreement and consummate the Merger being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

•	relating to our power and authority to own, lease and operate our properties and assets and to carry on our business as now being conducted and our qualification to do business and good standing in each of the jurisdictions in which we own, lease or operate property or assets and conduct business being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (other than de minimis exceptions) or, if given as of some other time, as of such other time

•	relating to our organizational documents being in full force and effect and us not being in violation of any of the provisions of such documents being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (other than de minimis exceptions) or, if given as of some other time, as of such other time;

•	relating to our capitalization, including, among other things, the number of outstanding shares of Common Stock, the number of outstanding Company Options, the absence of bonds, debentures, notes or other indebtedness with voting rights, and the absence of voting trusts or similar agreements being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (other than de minimis exceptions) or, if given as of some other time, as of such other time; and

•	all representations and warranties other than those set forth in the above bullets being true and correct without giving effect to any qualifications as to materiality, Material Adverse Effect or other similar phrases contained in each of such representations and warrants as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time, except for such representations and warranties that are made as of a specific date or time (which need only be so true and correct as of such date or time), except where any failures of such representations and warranties to be so true and correct does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	the Company having performed and complied with in all material respects all covenants and agreements to be performed or complied with by it under the Merger Agreement;

•	since October 4, 2017, there not having occurred any change, event, development, condition, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	Parent having received a certificate, dated as of the closing date, signed by an executive officer of the Company, certifying to the effect that the conditions in bullet points one, two and three above have been satisfied;

•	Parent having received a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3); and

•	The absence of any pending, or threatened in writing, legal proceeding by any governmental entity having authority over Parent, Merger Sub or the Company challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Common Stock pursuant to the Merger Agreement or preventing consummation of the Merger.

•	Parent’s obligation to effect the Merger is further subject to satisfaction or waiver by Parent of the lapse of sixty (60) calendar days after the date of the Merger Agreement (provided the closing has not occurred prior to such date).

The Company’s obligation to effect the Merger is further subject to the satisfaction or waiver by the Company of the following conditions:

•	the representations and warranties of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any qualifications as to materiality or other similar qualifications contained therein, being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except (i) for representations and warranties that are expressly made as of a specific date or time, which need only be so true and correct as of such date or time, or (ii) except where any failures of such representations and warranties to be so true and correct would not, individually or in the aggregate, materially prevent or materially delay the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to perform their respective covenants and obligations under this Agreement;

•	Parent and Merger Sub shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Closing Date; and

•	the Company having received a certificate, dated as of the closing date, signed by a duly elected officer of Parent certifying satisfaction of each of the above conditions.

No Solicitation of Acquisition Proposals

Beginning on October 4, 2017, the Company and its representatives must:

•	immediately case and terminate any existing discussions between the Company or its representatives and any person (other than Parent, Merger Sub and their respective representatives) with respect to any Acquisition Proposal or an inquiry, indication of interest or request for information, or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal pending as of such date; and

•	cease, and cause its representatives to cease, providing or making available any non-public information to such persons.

Furthermore, from the date of the Merger Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company, and its representatives are not permitted to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any offer, proposal, inquiry or indication or interest relating to any Acquisition Proposal or Acquisition Inquiry;

•	furnish any non-public information regarding the Company to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

•	engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or otherwise knowingly cooperate in any way with, any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry;

•	approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal; or

•	enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal.

Nothing contained in the Merger Agreement prohibits the Company or the Board, at any time prior to 5:00 p.m. New York City time on October 14, 2017, from furnishing non-public information regarding the Company to, or entering into discussions or negotiations (including, as a part thereof, exchanging any counterproposals) with, the person making such Acquisition Proposal and its representatives in response to a bona fide unsolicited written Acquisition Proposal (or a written Acquisition Proposal from a person with whom the Company has had discussions with respect to an Acquisition Proposal prior to the date of the Merger Agreement pursuant to a confidentiality agreement) that is submitted to the Company by such person (and not withdrawn) after the date hereof which the Board determines in good faith (after consultation with its outside legal counsel and financial advisor(s)) is, or could reasonably be expected to lead to, a Superior Proposal if (i) neither the Company nor any of its representatives has breached in any material respect any of their obligations regarding non-solicitation of Acquisition Proposals, (ii) the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary obligations to the Company’s stockholders under applicable law, (iii) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, (A) the Company gives prompt written notice to Parent of the identity of such person and of the Company’s decision to furnish non-public information to, or enter into discussions or negotiations with, such person, and (B) the Company receives from such person an executed confidentiality agreement containing terms, including any standstill provision, that are in all material respects no less restrictive of such person than those contained in the confidentiality agreement executed with Parent, and (iv) contemporaneously with or prior to furnishing any such non-public information to such person, the company makes available to Parent all such non-public information (to the extent such non-public information has not been previously made available to Parent).

For the purposes of the Merger Agreement, “Acquisition Transaction” means any direct or indirect transaction or series of transactions with any person other than Parent or Merger Sub or any of their respective subsidiaries involving:

•	any merger , consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a person or “group” (as defined in the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or (iii) in which the Company issues securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or

•	any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company.

For purposes of the Merger Agreement, “Superior Proposal” means a written proposal or offer by a person that the Board (or a committee thereof) has determined in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), such person has made or is financially capable of making a bona fide written offer to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity or debt securities or a combination thereof, all or substantially all of the outstanding Common Stock or the Company’s assets, that is on terms and conditions that the Board (or a committee thereof) determines, in its reasonable, good faith judgment, after consultation with the Company’s financial advisors and outside counsel, and after taking into account the likelihood and timing of consummation of the purchase transaction contemplated by such bona fide written offering, to be more favorable from a financial point of view to the Company’s stockholders than the Merger and is reasonably capable of being completed, taking into account all factors deemed relevant

Termination of the Merger Agreement

The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time:

•	by the mutual written consent of the Company and Parent;

•	by either the Company or Parent if:

(a) if the Merger is not consummated on or before the Outside Date; provided that such right to terminate the Merger Agreement will not be available to any party who has breached its obligations under the Merger Agreement, and such breach principally caused or resulted in the failure to consummate the Merger on or before the Outside Date;

(b) a governmental entity issues an order, decree or ruling or takes any other action that shall have become final and nonappealable and constitutes a Blocking Prohibition; provided that such right will not be available to a party if the failure by such party to perform any of its obligations under the Merger Agreement has been the principal cause of the issuance or adoption of such order, decree, ruling or failure of such order, decree or ruling to be vacated; or

(c) the other party has breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition regarding the accuracy of either party’s representations and warranties or performance of either party’s obligations under the Merger Agreement if occurring or continuing on the closing date and (ii) cannot be cured by the earlier of the Outside Date or ten (10) days following written notice by the party seeking to terminate the Merger Agreement to the breaching party so long as the terminating party (or Merger Sub, in the case of a termination by Parent) is not then in material breach of any representation, warranty, agreement, covenant or other obligation contained in the Merger Agreement that would give rise to or constitute, if occurring or continuing on the closing date, the failure of any closing condition described in clause (i) above;

•	by Parent in the event any of the following occurs:

(a) the Board has effected a Recommendation Change or otherwise amends or modifies in a manner materially adverse to Parent or Merger Sub its approval or recommendation of the Merger Agreement and the Merger;

(b) the Board fails to recommend the Merger to the Company Stockholders;

(c) the Board fails to reaffirm the its recommendation ten (10) business days after receipt of a written request by Parent to provide such reaffirmation following the public disclosure of an Acquisition Proposal;

(d) the Board fails to recommend against any publicly announced Acquisition Proposal within five (5) business days after receipt of a written request by Parent;

(e) the Company has entered into a definitive agreement with respect to a Superior Proposal or Acquisition Proposal or materially breached its agreement concerning the non-solicitation of Acquisition Proposals; or

(f) the stockholder consent is not delivered to Parent prior to 5:00p.m. New York City time on October 5, 2017; or

•	by the Company:

(a) at any time prior to 5:00 p.m. New York City time on October 14, 2017, if the Company and the Board shall have complied in all material respects with their obligations with respect to the non-solicitation of Acquisition Proposals and, substantially concurrently with its termination of the Merger Agreement, entered into a definitive agreement with respect to such Superior Proposal; provided, however that such termination pursuant to this section shall not be effective unless prior to or concurrently with such termination the Company has paid the termination fee to or for the account of Parent; or

(b) if all of the conditions to closing, other than those that by their terms are to be satisfied at closing, have been satisfied, Parent and Merger Sub have failed to consummate the closing within two business days after the date on which the closing should have occurred, and the Company shall have given written notice to Parent at least two business days prior to the termination of the Merger Agreement that the Company has confirmed to Parent in writing that it stands ready, willing and able to consummate the Merger.

For purposes of the Merger Agreement, a “Blocking Prohibition” is a temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for shares of Common Stock pursuant to the Merger Agreement or preventing consummation of the Merger issued by any court of competent jurisdiction or other governmental entity having authority over Parent, Merger Sub or the Company and remaining in effect and any applicable law enacted or deemed applicable to the Merger by a governmental entity having authority over Parent, Merger Sub or the Company that makes the acquisition of or payment for shares of Common Stock pursuant to the consummation of the Merger illegal.

For purposes of the Merger Agreement, a “Recommendation Change” occurs if the Board or any committee thereof withdraws or modifies in a manner adverse to Parent or Merger Sub, or adopts a resolution to withdraw or modify in a manner adverse to Parent or Merger Sub, the recommendation or declaration of advisability by such Board or any such committee of the Merger Agreement or the Merger (it being understood that the Board’s recommendation is deemed to have been modified in a manner adverse to Parent and Merger Sub if it shall no longer be unanimous).

Effect of Termination

Upon termination of the Merger Agreement, there will be no liability or obligation on the part of any party, except for (i) obligations as to the confidence of information with respect to information protected by attorney/client privilege, which the Company is required to keep confidential by reason of contract, agreement or understanding with third parties, or which the Company reasonably believes is competitively sensitive, (ii) fees and expenses, (iii) representations and warranties of the parties, and (iv) any liability arising out of intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

Termination Fees

Upon termination of the Merger Agreement, under specified circumstances and on the terms and subject to the conditions set forth therein, the Company has the right to terminate the Merger Agreement and pay Parent a termination fee, the amount of which, if and when payable, would be $5,506,000 as follows:

•	if the Board (A) makes a Recommendation Change, or otherwise amends or modifies in a manner materially adverse to Parent or Merger Sub its approval or recommendation of the Merger Agreement and the Merger, (B) fails to recommend the Merger to the Company Stockholders, (C) fails to reaffirm its recommendation ten (10) business days after receipt of a written request by Parent to provide such reaffirmation following the public disclosure of an Acquisition Proposal or (D) fails to recommend against any publicly announced Acquisition Proposal within 5 business days after receipt of a written request by Parent;

•	if the Company enters into a definitive agreement with respect to a Superior Proposal or Acquisition Proposal or the Company shall have materially breached its obligations regarding non-solicitation of Acquisition Proposals;

•	if, substantially concurrently with the termination of the Merger Agreement, the Company enters into a definitive agreement in connection with a Superior Proposal; or

•	if an Acquisition Proposal is made and not withdrawn prior to termination of the Merger Agreement or an Acquisition Proposal (whether or not conditional and whether or not withdrawn) otherwise becomes known to the Company or the stockholders of the Company, the Merger Agreement is terminated by either party due to the failure to consummate the Merger on or before the Outside Date or by Parent due to a breach of representations, warranties or covenants by the Company, and within twelve (12) months of such termination, a definitive agreement is entered into providing for the consummation of an Acquisition Proposal (substituting 50% for the 15% threshold set forth in the definition of “Acquisition Proposal”).

In addition, the parties agree and acknowledge in the Merger Agreement that in the circumstances where Parent is entitled to receive the termination fee from the Company, receipt of such payment (and, if applicable, any amounts due in connection therewith) shall be, subject to the right of specific performance, if and solely to the extent permitted by the Merger Agreement, the sole and exclusive remedy of Parent upon termination of the Merger Agreement, except in each case in respect of any willful breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

Indemnification, Expenses, Exculpation and Insurance

After the Effective Time and until the sixth anniversary of closing, Parent has agreed to cause the Company (as the surviving corporation) to indemnify and hold harmless, to the fullest extent permitted under applicable law as modified by the provisions of the Company’s certificate of incorporation and by-laws as in effect as of the Merger Agreement and only to the same extent as such persons are indemnified as of the date of the Merger Agreement, each current and former director and officer of the Company and each current and former trustee of any Company benefit plan against any costs or expenses (including reasonable attorneys’ fees) judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement, in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur prior to the Effective Time in their capacities as officers or directors of the Company or taken by them at the request of the Company (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or (ii) the adoption and approval of the Merger Agreement and the Merger to the same extent that such person is entitled to be indemnified as of the date of the Merger Agreement under the Company’s organizational documents. Parent also agreed to cause the surviving corporation to pay reasonable expenses (including reasonable attorney’s fees) as incurred by any such indemnified party upon the written request of such indemnified party.

Parent has agreed to obtain and fully pay for a “tail policy” of directors’ and officers’ liability insurance from an insurance carrier reasonably acceptable to the Company, in an amount and scope acceptable to the Company, with respect to matters existing or occurring at or before the Effective Time for six years following the Effective Time. If such “tail” policy has been obtained by the Company prior to the Effective Time, the surviving corporation will maintain such policy in full force and effect for its full term and will continue to honor the Company’s obligations thereunder.

Employee Matters

With respect to individual employees of the Company without an employment agreement and who remain employed by the surviving corporation, Parent has agreed to cause the surviving corporation to maintain, for a one-year period after the Effective Time, the base salary or base wages and employee benefits (other than equity-based, incentive, change in control, transaction bonus or similar plans, programs or arrangements) that are no less favorable in the aggregate to (x) those provided to such employee by the Company as of the date of the Merger Agreement, (y) the employee benefits provided by Parent or any of its Subsidiaries to employees who are similarly situated to such employee, or (z) a combination of clauses (x) and (y).

Parent has agreed to use commercially reasonable efforts to (i) waive any pre-existing conditions, actively-at-work exclusions and waiting periods with respect to participation and coverage requirements applicable to each continuing employee receiving benefits under a new benefit plan that replaces coverage under an existing benefit plan of the Company (to the extent satisfied under the corresponding existing benefit plan of the Company immediately prior to the Effective Time), and (ii) for the plan year in which the closing occurs, provide each continuing employee and his or her eligible dependents with credit for any expenses, co-payments or deductibles paid under an analogous Company benefit plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Parent has also agreed to recognize all service of each continuing employee for all purposes in any new employee benefit plan, except if such recognition would result in duplication of benefits, and excluding new plans, programs or arrangements under which prior service credit is not provided to participants generally.

Section 16 Matters

The Board has adopted a resolution consistent with the interpretive guidance of the SEC so that any disposition of shares of the Company’s Common Stock or Company Stock Options, by an individual who is a covered person for purposes of Section 16 of the Exchange Act in connection with the consummation of the transactions contemplated by the Merger Agreement will be exempt under Rule 16b-3 promulgated under the Exchange Act.

Assignment

Neither the Merger Agreement nor any of the rights, interests or obligations thereunder may be assigned by any of the parties thereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that prior to the Effective Time, Parent and Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights, interests and obligations under the Merger Agreement to any affiliate of Parent, Merger Sub or FFL Partners LLC; provided, however, that any such assignment will not relieve Parent or Merger Sub of any of its obligations under the Merger Agreement.

Specific Performance

The Merger Agreement provides that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to specific performance of the terms of the Merger Agreement. The parties are entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware). The Merger Agreement also provides that Parent will take all action necessary to cause Merger Sub to perform its obligations under the Merger Agreement, including to consummate the Merger.

Modification or Amendment

The Merger Agreement may be amended by the parties at any time before the Effective Time. At any time prior to the Closing, the parties may, to the extent permitted to do so under the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. In addition, after the delivery of the Stockholder Consent, if any such amendment or waiver will require further approval of the stockholders of the Company pursuant to applicable law, the effectiveness of such amendment or waiver will be subject to such approval.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Governing Law

The Merger Agreement is governed by Delaware law.

VOTING AGREEMENTS

The following summary describes certain material provisions of the Voting Agreements and is qualified in its entirety by reference to the Voting Agreements, copies of the forms of which are attached to this information statement as Annex B and which are incorporated by reference into this information statement. This summary may not contain all of the information about the Voting Agreement that is important to you. We encourage you to read the Voting Agreements carefully and in their entirety.

Background

Parent has entered into the Voting Agreements with the Key Holders, which as of October 4, 2017 owned in the aggregate 99,682,455 shares of Common Stock, constituting approximately 78% of the voting power of the issued and outstanding shares of Common Stock, pursuant to which the Key Holders have agreed, on the terms and subject to the conditions set forth in the Voting Agreements, to vote all their shares of Common Stock in favor of adoption of the Merger Agreement, approval of the Merger and the other transactions contemplated thereby. Following the execution of the Voting Agreements, the Key Holders executed and delivered the Stockholder Consent adopting the Merger Agreement and approving the Merger.

Support Covenants

Each of the Key Holders also agreed, while the Voting Agreements remain in effect and subject to certain exceptions, to vote or execute consents, as applicable, with respect to certain of their shares of Common Stock:

•	in favor of any proposal to adopt and approve or reapprove the Merger Agreement and the transactions contemplated thereby;

•	against any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the Merger or any other transactions contemplated by the Voting Agreement or the Merger Agreement;

•	against any Acquisition Proposal or Acquisition Inquiry and any action in furtherance of any such Acquisition Proposal or Acquisition Inquiry; and

•	against any action, proposal, transaction or agreement that, to the knowledge of the Stockholder, would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of such Key Holder or the Company under the Voting Agreement or the Merger Agreement.

While the Voting Agreements remain in effect, each of the Key Holders is prohibited from transferring any Common Stock that is subject to the Voting Agreements, subject to certain exceptions.

“Non-Solicitation” Obligations

Each Key Holder agreed that it will not, and will cause its representatives not to, directly or indirectly:

•	solicit, initiate, encourage or knowingly facilitate an Acquisition Proposal or Acquisition Inquiry;

•	furnish any non-public information regarding the Company to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

•	engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to, or otherwise knowingly cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry;

•	approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal; or

•	enter into any letter of intent or similar document or any contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal.

Termination

The Voting Agreements will terminate, and the written consent of each of the Key Holders shall be deemed null and void and have no further effect, upon the earliest of:

•	the mutual written consent of Parent and the Key Holders;

•	the date the Merger Agreement is terminated in accordance with its terms; and

•	the Effective Time.

Additionally, each Key Holder has the right to terminate its respective Voting Agreement following certain material amendments to the Merger Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of the material United States federal income tax consequences to holders of Common Stock whose shares are converted to cash in the Merger. This summary does not address any tax consequences of the Merger arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws. This discussion is based on the Code, applicable United States Treasury Regulations, published positions of the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of United States federal income taxation that may be applicable to holders of Common Stock in light of their particular circumstances or holders of Common Stock subject to special treatment under United States federal income tax law, such as:

•	entities treated as partnerships for United States federal income tax purposes, S corporations or other pass-through entities;

•	holders who hold Common Stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	United States expatriates;

•	holders who acquired Common Stock through the exercise of employee stock options or otherwise as compensation;

•	holders subject to the United States alternative minimum tax;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

Holders of Common Stock should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of the Common Stock pursuant to the Merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Common Stock should consult their tax advisors regarding the tax consequences of the Merger.

This discussion applies only to holders that hold their shares of Common Stock as a capital asset within the meaning of Section 1221 of the Code.

Tax Consequences of the Merger to U.S. Holders

The term “U.S. holder” means a beneficial owner of Common Stock that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia or any entity otherwise treated as a domestic corporation under the Code;

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

The exchange of shares of Common Stock for cash in the Merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted to cash in the Merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction) owned by a U.S. holder. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder’s holding period for the shares of Common Stock exceeds one year at the time of the consummation of the Merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Tax Consequences of the Merger to Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of Shares that is not a U.S. holder.

Subject to the discussion below under “—Backup Withholding,” any gain realized by a non-U.S. holder upon the exchange of shares of Common Stock for cash in the Merger will not be subject to U.S. federal income tax unless:

•	such non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the consummation of the Merger and certain other conditions are met, in which case such non-U.S. holder may be subject to a 30% U.S. federal income tax (or a reduced rate under an applicable income tax treaty) on such non-U.S. holder’s gain net of certain U.S. source losses; or

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States), in which case such non-U.S. holder generally will be taxed in the same manner as a U.S. holder (as described above), except that if such non-U.S. holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a reduced rate under an applicable income tax treaty).

Backup Withholding

Under the “backup withholding” provisions of the Code, a holder (or beneficial owner) may be subject to information reporting and backup withholding on any cash payments such holder receives in exchange for shares of Common Stock in the Merger. However, a holder (or beneficial owner) generally will not be subject to backup withholding if:

•	in the case of a U.S. holder who is not exempt (as described below), such U.S. holder furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on a duly completed IRS Form W-9 (or applicable successor form) included in the letter of transmittal and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	such holder provides proof that it is otherwise exempt from backup withholding (including, in the case of a corporation, by providing a duly completed IRS Form W-9 (or applicable successor form) claiming exempt status or, in the case of a non-U.S. holder, by providing a duly completed IRS Form W-8 (or applicable successor form) claiming foreign status).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a holder’s (or beneficial owner’s) United States federal income tax liability, provided that such holder timely furnishes the required information to the IRS. Each holder (or beneficial owner) of common shares should consult its own tax advisors as to the qualification for an exemption from backup withholding and the procedures for obtaining such exemption.

This summary of material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

APPRAISAL RIGHTS

Under the DGCL, you have the right to demand appraisal in connection with the Merger and if the Merger is consummated, to receive payment in cash for the “fair value” of your shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the Merger, in lieu of the Merger Consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Company stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by a Company stockholder in order to dissent from the Merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this information statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holders of shares” are to the record holder of shares of Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted, unless otherwise indicated.

Under Section 262 of the DGCL, where a Merger Agreement relating to a proposed Merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the constituent corporation before the effective date of the Merger or the surviving or resulting corporation, within 10 days after the effective date of the Merger, must notify each of its stockholders entitled to appraisal rights that the Merger has been approved and that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice of the approval of the Merger and the availability of appraisal rights under Section 262 to the holders of shares of Common Stock as of [●], 2017, the record date for determining the stockholders entitled to such notice and Section 262 of the DGCL is attached to this information statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

In addition, if the notice does not notify the stockholders of the effective date of the Merger, either the corporation before the effective date of the Merger or the surviving corporation within 10 days after the effective date of the Merger must notify the stockholders entitled to appraisal of the effective date of the Merger; provided, however, that if such notice of the effective date of the Merger is sent more than 20 days following the sending of the first notice, the notice of the effective date of the Merger need only be sent to each stockholder who is entitled to appraisal rights and who has properly demanded appraisal of such stockholder’s shares in accordance with Section 262 of the DGCL. This information statement does not constitute notice of the effective date of the Merger under Section 262 of the DGCL. Accordingly, the surviving corporation will send a separate notice to stockholders entitled to receive notice of the effective date of the Merger under Section 262 of the DGCL.

        Written Demand by the Record Holder

Holders of shares of Common Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal of their shares of the Company within 20 days after the date of mailing of this information statement and the notice attached hereto, which date is [●], 2017. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Common Stock. If you wish to exercise your appraisal rights you must be the record holder of such shares of Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares of Common Stock through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

All written demands for appraisal should be addressed to Lapolla Industries, Inc., Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032, Attn: Corporate Secretary.

To be effective, a demand for appraisal by a Company stockholder must be made by, or in the name of, such registered Company stockholder and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of his, her or its shares. Beneficial owners who do not also hold the shares of Common Stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of Common Stock in an account with a brokerage firm, bank, trust or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

Within 120 days after the Effective Time of the Merger, any Company stockholder who has complied with the requirements for exercise of appraisal rights will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting Company stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

        Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any Company stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by all such stockholders. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a Company stockholder, service of a copy of such petition must be made upon the Company, as the surviving corporation. The surviving corporation has no obligation to file such a petition if Company stockholders demand appraisal. Accordingly, the failure of a Company stockholder to file such a petition within the period specified could nullify the Company stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and Company stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, Company stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is timely filed by a Company stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Company stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice is made to such Company stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those Company stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such stockholder who holds stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Notwithstanding a stockholder’s compliance with Section 262 of the DGCL, the Court will dismiss the appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. Upon application by the surviving corporation or by any Company stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the Company stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. After the Delaware Court of Chancery determines which Company stockholders are entitled to appraisal of their shares of Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Common Stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the surviving corporation may pay to each Company stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Company and Parent have made no determination as to whether such a payment may be made if the Merger is consummated and the Company and Parent reserve the right to make such a payment upon consummation of the Merger. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those Company stockholders of the certificates representing their shares of Common Stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided above in the event that a payment is made by the surviving corporation before the entry of judgment in the proceedings, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the closing date of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to Company stockholders entitled to receive the same (in the case of shares represented by certificates, payment will be made upon surrender of such certificates).

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the consideration payable in a sale transaction, such as the Merger, are not opinions as to fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value by the Delaware Court of Chancery.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and Company stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a Company stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any Company stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any Company stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the Effective Time. If any stockholder who demands appraisal of shares of Common Stock under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such holder’s right to appraisal with respect to such shares, such shares will be deemed to have been converted at the Effective Time into the right to receive the cash payment provided pursuant to the Merger Agreement. Moreover, the Delaware Court of Chancery shall dismiss the appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights, and such stockholders will effectively lose their appraisal rights, unless either (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

If no petition for appraisal is filed within 120 days after the Effective Time, or if a Company stockholder delivers a written withdrawal of his, her or its demand for appraisal, and an acceptance of the terms of the Merger within 60 days after the Effective Time (or thereafter with the written consent of the surviving corporation), then the right of that Company stockholder to appraisal will cease and that Company stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Common Stock pursuant to the Merger Agreement. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Company stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any Company stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the Merger Agreement, within 60 days after the effective date of the Merger.

In view of the complexity of Section 262 of the DGCL, Company stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE OF THE COMMON STOCK AND DIVIDEND INFORMATION

The Common Stock is quoted on the OTCQX tier of the OTC Markets under the symbol “LDAP.” The OTC Market is a network of security dealers who buy and sell stock. The following table sets forth, for the periods indicated, the intra-day high and low sale prices of our Common Stock, as quoted by the OTCQX:

Period	High		Low
2015
First quarter		$0.45		$0.35
Second quarter		$0.44		$0.35
Third quarter		$0.38		$0.18
Fourth quarter		$0.35		$0.15
2016
First quarter		$0.50		$0.13
Second quarter		$0.57		$0.32
Third quarter		$0.51		$0.31
Fourth quarter		$0.54		$0.35
2017
First quarter		$0.60		$0.40
Second quarter		$0.59		$0.45
Third quarter		$1.00		$0.40
Fourth quarter (through [ ], 2017)	$		$

The closing sale price of the Company’s Common Stock on the OTCQX on October 4, 2017, which was the last trading day prior to the announcement of the Merger Agreement, was $0.76. On [●], 2017, the last practicable trading day before the date of this information statement, the closing price of the Company’s Common Stock on the OTCQX was $[●]. As of October 23, 2017, the Company had 127,816,247 shares of Common Stock issued and outstanding.

As of [●], 2017, the Company had approximately [●] holders of record of Common Stock. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depositary trust companies.

The Company has not declared or paid cash dividends on our Common Stock during the two most recent fiscal years. On February 15, 2017, the Company announced a cash dividend of one cent per share, payable to stockholders of record as of March 30, 2017. There is no guarantee that the Company will declare additional cash dividends in the future.

The Company’s Credit Agreement with Bank of America, N.A., effective September 7, 2016 (the “Credit Agreement”), limits our ability to pay cash dividends due to the limitation on the amount of distributions we are able to pay in order to be in compliance with our fixed charge coverage ratio (“FCCR”) debt covenant of at least 1.20 to 1.00. The FCCR is tested quarterly based upon the ratio of (a) Adjusted EBITDA (as defined in the Credit Agreement), to (b) the sum of capital expenditures, cash taxes paid, interest expenses, principal payments made on borrowed money other than the Line of Credit, and distributions made, in each case for the immediately preceding four fiscal quarter period and determined on a consolidated basis.

Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time or earlier termination of the Merger Agreement, the Company is prohibited from declaring, setting aside or paying any dividend or distribution on any shares of our capital stock or any equity interests or obligations convertible into or exchangeable for any shares of our capital stock or equity interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 4, 2017 by:

•	each person known by us to beneficially own 5% or more of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. This information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise indicated in the footnotes to this table, the persons named in the table have specified that they have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to any applicable community property law.

Except as otherwise indicated, the address for each person listed below is c/o Lapolla Industries, Inc., 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
5% or Greater Owners
JARE Investment LLC	16,473,960		12.9%
c/o Kamson Corporation 270 Sylvan Avenue Englewood Cliffs, NJ 07362

Directors and Executive Officers
Richard J. Kurtz	72,330,504	(2)	56.0%
Jay C. Nadel	12,784,135	(3)	10.0%
Lt. Gen. Arthur J. Gregg, U.S. Army (Ret.)	650,000	(4)	0.5%
Augustus J. Larson	650,000	(5)	0.5%
Douglas J. Kramer	2,489,424	(6)	1.9%
Michael T. Adams	390,000	(7)	0.3%
Harvey L. Schnitzer	550,000	(8)	0.4%
Jomarc C. Marukot	—		—
All executive officers and directors as a group (8 persons)	89,844,063		67.2%

(1)	Based on 127,816,247 shares of our Common Stock outstanding as of October 4, 2017. In accordance with SEC rules, percent of class as of October 4, 2017 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to options exercisable by that person or group within 60 days.
(2)	Includes (i) 1,311,553 shares of Common Stock issuable upon the exercise of currently vested and exercisable stock options, (ii) 44,591 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of October 4, 2017 and (ii) 25,000 unvested shares of Common Stock. Mr. Kurtz has voting power but not dispositive power with respect to such unvested shares.
(3)	Includes 550,000 shares of Common Stock issuable upon the exercise of vested and exercisable stock options.

(4)	Includes 550,000 shares of Common Stock issuable upon the exercise of vested and exercisable stock options.
(5)	Includes 550,000 shares of Common Stock issuable upon the exercise of vested and exercisable stock options.
(6)	Includes (i) 1,878,038 shares of Common Stock issuable upon the exercise of currently vested and exercisable stock options and (ii) 111,386 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of October 4, 2017.
(7)	Comprised of 390,000 shares of Common Stock issuable upon the exercise of vested and exercisable stock options.
(8)	Includes 450,000 shares of Common Stock issuable upon the exercise of vested and exercisable stock options.

ADDITIONAL INFORMATION

The following document that we previously filed with the SEC accompany this information statement, which is incorporated by reference herein:

Excerpt from the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016, filed with the SEC on February 15, 2017, attached to this information statement as Annex E.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the reporting requirements of the Exchange Act. Accordingly, the Company files current, quarterly and annual reports, information statements and other information with the SEC. You may read and copy these reports, information statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. The Company’s SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

The Company also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive information statements and reports on Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s Internet website address is http://lapolla.com/. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this information statement or incorporated into any other filings that we make with the SEC.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated October [    ], 2017. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this information statement. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

DATED AS OF

OCTOBER 4, 2017

AMONG

ICYNENE U.S. HOLDING CORP.,

BLAZE MERGER SUB INC.

AND

LAPOLLA INDUSTRIES, INC.

Exhibit:

Exhibit A:    Equity Commitment Letter

Exhibit B:    Form of Stockholder Consent

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	Section 7.3(b)
Acquisition Inquiry	Section 7.3(a)
Acquisition Proposal	Section 7.3(a)
Acquisition Transaction	Section 7.3(g)
Affiliate	Section 4.15
Agreement	Preamble
AML Laws	Section 4.10(e)
Anti-Corruption Laws	Section 4.10(a)
Antitrust Division	Section 7.6(b)
Appraisal Documents	Section 3.4
Authorization Letters	Section 7.14(a)(v)
Bankruptcy and Equity Exception	Section 4.4(a)
Benefit Agreement	Section 4.7
Blocking Prohibition	Section 8.1(d)
Business Day	Section 7.16(c)
Certificate of Merger	Section 2.2
Closing Date	Section 3.8
Closing	Section 3.8
Code	Section 4.2(b)
Common Stock Certificates	Section 3.1(b)
Common Stock	Section 3.1
Company 10-Q	Section 4.5(a)
Company Board	Section 4.4(a)
Company By-laws	Section 4.1(b)
Company Charter	Section 4.1(b)
Company Financial Advisor	Section 4.22
Company Financial Statements	Section 4.5(a)
Company Insurance Policies	Section 4.18
Company IP Rights	Section 4.16(b)
Company Permits	Section 4.9(c)
Company Personnel	Section 4.7
Company SEC Documents	Section 4.5(a)
Company Stock Documents	Section 3.1(b)
Company Stock Plan	Section 3.7
Company Stockholders	Section 4.4(a)
Company	Preamble
Confidentiality Agreement	Section 10.5
Consent	Section 4.4(b)
Contract	Section 4.4(b)
control	Section 4.15
De Minimis Warranties	Section 8.3(a)
Debt Financing Sources	Section 7.14(d)
Debt Financing	Section 7.14(c)
DGCL	Section 2.1
Dissenting Company Shares	Section 3.4
Effect	Section 4.1(a)
Effective Time	Section 2.2
Employee Benefit Plans	Section 4.13(a)
Environmental Claim	Section 4.14(b)
Environmental Law	Section 4.14(c)

Equity Commitment Letter	Section 5.5(b)
Equity Financing	Section 5.5(a)
ERISA Affiliate	Section 4.13(a)
ERISA	Section 4.13(a)
Exchange Act	Section 4.4(b)
Exchange Fund	Section 3.3(b)
FCPA	Section 4.10(a)
FTC	Section 7.6(b)
Fundamental Warranties	Section 8.3(a)
Governmental Entity	Section 4.4(b)
Grant Date	Section 4.2(b)
Guidelines and Procedures	Section 4.25(e)
Hazardous Substance	Section 4.14(d)
HSR Act	Section 7.6(a)
Indebtedness	Section 4.11(d)
Indemnified Parties	Section 7.2(b)
Indemnified Party	Section 7.2(b)
Information Statement	Section 7.4(b)
IP Rights	Section 4.16(a)
Joint Venture Interests	Section 4.3(b)
Knowledge of the Company	Section 4.4(d)
Law	Section 4.1(c)
Laws	Section 4.1(c)
Leased Real Property	Section 4.19
Legal Proceeding	Section 4.4(c)
Liabilities	Section 4.28
Liability	Section 4.28
Licensed IP Rights	Section 4.16(b)
Liens	Section 4.4(b)
Material Adverse Effect	Section 4.1(a)
Material Customers	Section 4.24
Material Distributors	Section 4.24
Material Employment Agreement	Section 4.13(a)
Material Suppliers	Section 4.24
Material Vendors	Section 4.24
Merger Consideration	Section 3.1(b)
Merger	Recitals
Occurrence	Section 4.25(c)
OFAC	Section 4.10(c)
Option Notice Date	Section 3.7
Option	Section 3.7
Options	Section 3.7
OTC	Section 7.16(a)
Outside Date	Section 9.1(b)(i)
Owned IP Rights	Section 4.16(b)
Parent	Preamble
Paying Agent	Section 3.3
PCBs	Section 4.14(d)
Permitted Liens	Section 4.11(e)
Person	Section 10.13
Pre-Closing Period	Section 7.3(a)
Product Liability Lawsuits	Section 4.25(b)

Products	Section 4.25(a)
Real Property Leases	Section 4.19
Recommendation Change	Section 7.3(e)(i)
Registration	Section 4.4(b)
Representatives	Section 7.3(a)
Restricted Stock	Section 4.2(a)
Retrofits	Section 4.25(b)
Sanctioned Country	Section 4.10(c)
Sanctioned Persons	Section 4.10(c)
Sanctions	Section 4.10(f)
Sarbanes-Oxley Act	Section 4.5(c)
SEC	Section 4.5(a)
Solvent	Section 5.9
Specified Contracts	Section 4.11
Specified Date	Section 4.2(a)
Specified Definitive Acquisition Agreement	Section 7.3(e)(iv)
Standard Terms	Section 4.25(d)
Stockholder Approval	Section 4.26
Stockholder Consent	Section 7.4(a)
Sub	Preamble
Subsidiary	Section 10.12
Superior Proposal Notice	Section 7.3(e)(iv)
Superior Proposal Termination	Section 9.1(f)
Superior Proposal	Section 7.3(b)(i)
Surviving Corporation	Section 2.1
Tax Return	Section 4.12(h)
Tax	Section 4.12(h)
Taxes	Section 4.12(h)
Transfer Taxes	Section 7.11
Transition Period SEC Report	Section 7.16(b)
U.S. GAAP	Section 4.5(a)
Uncertificated Shares	Section 3.3
Voting Agreement	Recitals
Voting Agreements	Recitals

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 4, 2017, is made by and among Icynene U.S. Holding Corp., a Delaware corporation (“Parent”), Blaze Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and Lapolla Industries, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS the Board of Directors of each of the Company, Parent and Sub deems it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would survive and become a wholly owned subsidiary of Parent, and such boards of directors have approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Sub, as applicable;

WHEREAS, pursuant to the Merger, each issued and outstanding share of Common Stock not owned directly or indirectly by Parent or the Company, except Shares held by holders who comply with the provisions of the DGCL regarding the right of stockholders to dissent from the Merger and require appraisal of their shares of Common Stock, will be converted into the right to receive the Merger Consideration;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are entering into voting agreements in favor of Parent (each a “Voting Agreement” and collectively, the “Voting Agreements”); and

WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

ARTICLE I.

[Reserved]

ARTICLE II.

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (“DGCL”), at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the “Surviving Corporation”), shall by virtue of the Merger continue its corporate existence under the Laws of the State of Delaware.

Section 2.2 Effective Time of the Merger. The Merger shall become effective at the date and time (the “Effective Time”) when a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL shall have been duly executed and filed in accordance with such Section, or at such other time as is specified in the Certificate of Merger in accordance with the DGCL, which Certificate of Merger shall be filed as soon as practicable following the Closing on the Closing Date.

Section 2.3 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read as the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, until duly amended as provided therein, herein and by applicable Law, except that (i) the name of the Surviving Corporation shall be the name of the Company and (ii) the provisions related to indemnification shall be consistent with the requirements set forth in Section 7.2(a).

Section 2.4 By-laws. The bylaws of Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended in accordance with their terms and as provided by Law and this Agreement.

Section 2.5 Board of Directors and Officers. The directors of Sub and the officers of the Company listed on Schedule 2.5 shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation’s Certificate of Incorporation and By-Laws.

Section 2.6 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

ARTICLE III.

CONVERSION OF SHARES

Section 3.1 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, any holders of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company or the holder of any shares of common stock of Sub:

(a) Each outstanding share of Common Stock that is held in the treasury of the Company immediately prior to the Effective Time and any shares of Common Stock owned immediately prior to the Effective Time by Parent, Sub or any other wholly owned Subsidiary of Parent shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled in accordance with Section 3.1(a) and other than Dissenting Company Shares (as defined in Section 3.4)) shall be converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $1.03 (the “Merger Consideration”). All such shares of Common Stock, at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist and each holder of such shares, whether represented by certificate or certificates (the “Common Stock Certificates”) or uncertificated shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

(c) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 3.2 Adjustment to the Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring, or with a record date, on or after the date hereof and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Common Stock the same economic effect as contemplated by this Agreement prior to such action provided, however, that nothing in this Section 3.2 shall be construed to permit the Company to take any action that is otherwise prohibited or restricted under this Agreement.

Section 3.3 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as paying agent hereunder (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of the Common Stock Certificates or evidence of ownership of uncertificated shares of Common Stock (the “Uncertificated Shares”). Parent will enter into a paying agent agreement in form and substance reasonably acceptable to the Company prior to the Effective Time. All of the fees and expenses of the Paying Agent shall be borne by Parent.

(b) Surviving Corporation to Provide Funds. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Parent or Sub shall deposit with the Paying Agent cash in an aggregate amount sufficient to pay the Merger Consideration for all shares of Common Stock other than shares to be cancelled pursuant to Section 3.1(a), and Dissenting Company Shares (such amounts, the “Exchange Fund”). The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the applicable holders of shares of Common Stock and (ii) subject to Section 3.3(c) promptly applied to making the payments provided for in Section 3.1. The Exchange Fund shall not be used for any purpose that is not provided for herein. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Parent, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody’s Investors Service, Inc. or Standard & Poor’s or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available), or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall be kept in the Exchange Fund. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments. Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of such funds) that remains undistributed to the holders of shares of Common Stock nine months after the Effective Time of the Merger shall be delivered to Parent at such time. Thereafter, holders of shares of Common Stock shall look only to Parent (subject to the terms of this Agreement) as a general creditor for payment of the Merger Consideration, without interest, upon the surrender of any Common Stock Certificates or evidence of ownership of Uncertificated Shares held by them.

(c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Common Stock, other than holders of shares to be cancelled pursuant to Section 3.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Common Stock shall pass, only upon actual delivery of such Common Stock free and clear of Liens to the Paying Agent, and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Common Stock Certificates and Uncertificated Shares in exchange for the Merger Consideration. Upon surrender of a Common Stock Certificate (or delivery of such customary affidavits and indemnities with respect to a lost certificate which the Paying Agent and/or the Company’s transfer agent may reasonably require) or, in the case of the Uncertificated Shares, other such other evidence, if any, of transfer as the Paying Agent may reasonably request for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Common Stock Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Common Stock Certificate or the Uncertificated Shares shall have been converted pursuant to Section 3.1, and the Common Stock Certificates so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Common Stock Certificate or Uncertificated Shares. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Common Stock Certificate or Uncertificated

Shares so surrendered is registered, if such Common Stock Certificate or Uncertificated Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of such Common Stock Certificate or Uncertificated Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Common Stock Certificate or Uncertificated Shares (other than Common Stock Certificates representing Dissenting Company Shares or shares to be cancelled pursuant to Section 3.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration, without interest, into which the shares of Common Stock theretofore represented by such Common Stock Certificate or Uncertificated Shares shall have been converted pursuant to Section 3.1. If any Common Stock Certificate or Uncertificated Shares shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Common Stock Certificate or Uncertificated Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Paying Agent, Parent, the Company, Sub or the Surviving Corporation or any party hereto shall be liable to any former stockholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or any other amounts otherwise payable pursuant to this Agreement to any holder of shares of Common Stock (or Common Stock Certificates or Uncertificated Shares) or Options such amounts as it is required to deduct and withhold, if any with respect to the payment of such consideration under all applicable Tax Laws and pay such withholding amount over to the appropriate Tax authority. To the extent that amounts are so properly withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of a Common Stock Certificate or holder of Uncertificated Shares formerly representing shares of Common Stock.

Section 3.4 Dissenting Company Shares. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any holder who is entitled to demand and who have properly exercised appraisal rights with respect thereto in accordance with, and who complied in all respects with, Section 262 of the DGCL (the “Dissenting Company Shares”) will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. At the Effective Time, the Dissenting Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented Dissenting Company Shares shall cease to have any rights with respect thereto, except the right to receive the appraised value of such shares in accordance with the provisions of such Section 262. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by such Section 262, such shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Upon the Company’s receipt of any appraisal demand in accordance with the provisions of such Section 262, withdrawals of any such demands and any other related instruments served pursuant to the DGCL (collectively, the “Appraisal Documents”) that are received by the Company, the Company shall promptly provide Parent with a copy of such Appraisal Documents and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such appraisal demand or offer to settle or settle any such appraisal demand.

Section 3.5 No Further Ownership Rights in the Shares. From and after the Effective Time, the holders of shares of Common Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable Law. All cash paid upon the surrender of Common Stock Certificates and Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock.

Section 3.6 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Common Stock outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, Common Stock Certificates representing shares of Common Stock outstanding immediately prior to the Effective Time are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

Section 3.7 Stock Options.

(a) Within one (1) Business Day of the date hereof (the “Option Notice Date”), the Company shall deliver a written notice to each holder of options to purchase shares of Common Stock under the Company’s Equity Incentive Plan (the “Company Stock Plan”) or otherwise (individually, an “Option” and collectively, the “Options”) outstanding as of the date hereof, which notice shall inform such holder that any unexercised and/or unvested portions of his or her Options outstanding as of the Option Notice Date shall have become immediately exercisable and vested in full as of the Option Notice Date and shall remain vested and exercisable for a period of least thirty (30) days prior to the Closing Date and that the exercise and/or vesting of any Option that is permissible solely by reason of this Section 3.7(a) shall be conditioned upon the consummation of the Merger. Such notice shall also inform such holder of the effect of the Merger on his or her Options and set forth such holder’s rights with respect to his or her Options under the Company Stock Plan or otherwise and the treatment of his or her Options pursuant to this Section 3.7.

(b) By virtue of the Merger and without any action on the part of Parent, Sub, the Company or any holders of any securities thereof, all Options outstanding immediately prior to the Effective Time, whether or not then vested and/or exercisable, shall be canceled at the Effective Time and each holder of an Option will be entitled to receive from the Surviving Corporation, for each share of Common Stock subject to an Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest. All amounts payable pursuant to this Section 3.7 shall be subject to all applicable withholding of Taxes and shall be paid through the payroll systems of the Surviving Corporation promptly following the Effective Time. The Company shall take all actions necessary to effectuate the foregoing.

Section 3.8 Closing. The consummation of the Merger (the “Closing”) shall take place at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10012, at 9:30 a.m. New York time on the second Business Day after the day on which the last of the conditions set forth in Article VIII (other than those that by their terms can only be fulfilled at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing) is fulfilled or (to the extent permitted by Law) waived by the party entitled to waive such condition or at such other time and place as Parent and the Company shall agree in writing; provided that without the written consent of Parent, the Closing shall not occur on a date that is less than sixty (60) days after the date hereof. The date on which the closing occurs is referred hereto as the “Closing Date.”

Section 3.9 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the directors and officers of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Company Stockholders to take all such lawful and necessary action.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Sub, as of the date hereof and as of the Closing Date, except (i) as set forth in the Company SEC Documents (as hereinafter defined) filed and publicly available prior to the date of this Agreement and excluding any disclosures set forth therein to the extent they are cautionary, predictive or forward-looking statements (including under the captions “Risk Factors” or “Forward-Looking Statements”) and excluding the exhibits and schedules to such Company SEC Documents (it being understood that any disclosure in the Company SEC Documents shall be deemed disclosed with respect to any section of this Article IV only to the extent that it is readily apparent from the reading of such disclosure that it is applicable to such section); provided that the Company SEC Documents shall not qualify the representations and warranties in Section 4.2, Section 4.4, Section 4.22, Section 4.23 or Section 4.26 and (ii) as set forth in the Disclosure Schedule delivered to Parent on the date of this Agreement (it being agreed that disclosure of any item on the Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of this Agreement if the relevance of such item to such section or subsection is readily apparent on the face of such disclosure), as follows:

Section 4.1 Organization, Standing and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Company has the requisite power and authority to own, lease and operate its properties and assets and to carry on their respective businesses as now being conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which the properties or assets owned, leased or operated by it or the business conducted by it requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any change, circumstance, event, occurrence, condition or effect (each, an “Effect”), that, when considered either individually or in the aggregate, is, or would reasonably be expected to have, a materially adverse effect (A) on the business, condition (financial or otherwise), results of operations or assets of the Company, other than any Effect arising out of or resulting from (a) a decrease in the market price of shares of Common Stock (it being understood that the exception in this clause (a) shall not prevent or otherwise affect the underlying cause of any such decrease (to the extent not otherwise falling within any of the other exceptions in clauses (b) through (i)) from being taken into account in determining whether a Material Adverse Effect has occurred), (b) any change in general political conditions or general conditions in the economy or the financial, debt, credit or securities markets in the United States, including interest rates or exchange rates, or any changes therein, (c) changes in general legal, Tax, or regulatory conditions in the United States or any other countries or regions in which the Company does business, (d) changes in applicable Law, U.S. GAAP or accounting standards or interpretations thereof, (e) any outbreak, continuation or escalation of war (whether or not declared) or any act of war, terrorism, sabotage, armed hostility or similar act of calamity or any material worsening of such conditions existing as of the date of this Agreement, (f) general conditions in the industries in which the Company operates, or any changes therein, (g) any hurricane, earthquake, flood, or other natural disasters, (h) the execution, delivery or performance of this Agreement, or the announcement or consummation of the Merger, including any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, of the Company with customers, suppliers, vendors, lenders, joint venture partners or employees, provided that the Effect of a termination, cancellation or acceleration of any obligation or loss of material benefit under any Contract triggered by the consummation of the Merger that is otherwise not set forth in Section 4.4(b) of the Disclosure Schedule may be taken into account in determining whether a Material Adverse Effect has occurred, (i) any action taken by the Company at the request or with the consent of Parent, except in each case to the extent such effects directly or indirectly resulting from or arising out of the matters described in clauses (a) through (i) above disproportionately affect the Company as compared to other companies operating in a similar industry as the Company or in the same countries or regions of the world in which the Company conducts business (in which case, such effects shall be taken into account when determining whether a “Material Adverse Effect” has occurred or is reasonably likely to occur) or (B) the ability of the Company to consummate the Merger and to perform its obligations hereunder.

(b) The Company has made available to Parent and Sub true, correct and complete copies of the certificate of incorporation of the Company (the “Company Charter”) and bylaws of the Company (the “Company By-laws”), each as in effect as of the date of this Agreement. Each of the Company Charter and the Company By-laws is in full force and effect, and the Company is not in violation of any of the provisions of such documents. The Company has made available to Parent and Sub true, correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Company Board and each committee of the Company Board held since January 1, 2014.

(c) For purposes of this Agreement, “Law” or “Laws” shall mean any and all applicable federal, state, local, national, municipal, provincial, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

Section 4.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 140,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. As of the close of business on October 4, 2017 (the “Specified Date”), 127,816,247 shares of Common Stock were issued and outstanding all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. As of the close of business on the Specified Date, there were no issued and outstanding shares of Common Stock subject to forfeiture restrictions, repurchase or redemption by the Company or other restrictions (“Restricted Stock”). No shares of Common Stock are held as treasury shares. There are no shares of preferred stock outstanding.

(b) As of the close of business on the Specified Date, the Company had outstanding, Options to purchase an aggregate of 8,707,500 shares of Common Stock at a weighted average exercise price of $0.427 per share. All of the Options have been issued pursuant to the Company Stock Plan, and other than the Company Stock Plan, there is no plan, contract or other arrangement providing for the issuance of Options. Section 4.2(b) of the Disclosure Schedule sets forth a schedule, as of the close of business on the Specified Date, of all outstanding Options, the number of shares of Common Stock subject to each Option, the grant date, the exercise price per share, vesting schedule and expiration date of each such Option, the name of the holder thereof, an indication of whether or not each such holder is a current director or employee of the Company or any of its Affiliates and whether or not such Option (or any portion thereof) is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to the Options, (i) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board, or a committee thereof, (ii) each such grant was made in accordance with the terms and conditions of the Company Stock Plan and all applicable Laws, (iii) the per share exercise price of each Option was not less than the fair market value of a share of Common Stock on the applicable Grant Date. Other than the outstanding Options set forth on Section 4.2(b) of the Disclosure Schedule, no Person has an offer letter or other Contract or Employee Benefit Plan that contemplates a grant of, or right to purchase or receive: (i) Options or other equity-based awards with respect to the Common Stock or other equity interests of the Company or (ii) other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement. The treatment of the Options provided in Section 3.7 complies with all applicable Laws and the terms and conditions of the Company Stock Plan and the applicable grant agreements evidencing the Options. As of the date of this Agreement, other than the outstanding Options, there are no outstanding rights of any person to receive Common Stock under the Company Stock Plan or otherwise, on a deferred basis or otherwise.

(c) As of the date hereof, except as otherwise set forth in this Section 4.2, there are no outstanding or existing (i) shares of capital stock of, or other securities or voting interest in, the Company, (ii) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company is a party obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest or security in the Company or securities convertible into or exercisable or exchangeable for such shares, securities or equity interests relating to or based on the value of the equity securities of the Company , (iii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company, or (iv) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. Since the close of business on the Specified Date through the date hereof, the Company has not issued any shares of Common Stock or other class of equity security (other than shares issued in connection with the exercise of Options). Except as set forth on Section 4.2(c) of the Disclosure Schedule, there are no outstanding Contractual obligations or other commitments, agreements or arrangements of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except as set forth on Section 4.2(c) of the Disclosure Schedule, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.

(d) There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of the Company may vote.

Section 4.3 Subsidiaries and Joint Ventures.

(a) Subsidiaries. The Company does not own any outstanding shares of capital stock of, or other equity interests in, any Person or otherwise have, any Subsidiaries.

(b) Section 4.3(b) of the Company Disclosure Letter sets forth a true and complete list of all share capital, membership interests, partnership interests, Joint Venture Interests and other equity interests in any Person owned, directly or indirectly, by the Company as of the date of this Agreement. The term “Joint Venture Interests” means interests in any corporation or other Person (including partnership, limited liability company and other business association) in which the Company owns an equity or economic interest.

Section 4.4 Authority; Non-Contravention.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Merger. Assuming the accuracy of the representations set forth in Section 5.8, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger has been duly authorized by all necessary corporate action on the part of the Company and, assuming the Stockholder Approval has been obtained, no other corporate proceeding on the part of the Company is necessary to adopt or authorize this Agreement or to consummate the Merger (other than the filing of the Certificate of Merger pursuant to Section 2.2). This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, as applicable) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to enforcement of creditors’ rights generally or by general principles of equity, whether considered in any Legal Proceeding at Law or in equity (the “Bankruptcy and Equity Exception”). At a meeting duly called and held prior to the execution of this Agreement, the board of directors of the Company (the “Company Board”) duly and unanimously adopted and approved this Agreement, declared this Agreement advisable, approved the execution, delivery and performance of this Agreement and the consummation by the Company of the Merger, determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and the stockholders of the Company (the “Company Stockholders”), and resolved to recommend (subject to its right to change its recommendation if required by its fiduciary duties in accordance with this Agreement) that the

Company Stockholders consummate the Merger, which resolutions have not been subsequently withdrawn, amended or modified (but without limitation of the terms set forth in Section 7.3).

(b) Except as set forth in Section 4.4(b)(i) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the Merger and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or trigger or change any rights or obligations (including any increase in payments owed) or require the consent of any Person under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the certificate of incorporation, by-laws or other organizational or governing documents, as applicable, of the Company (including but not limited to, the Company Charter and the Company By-laws), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, lien or other contract, agreement, instrument, permit or license, in each case, whether written or oral (each a “Contract”) to which the Company is a party or by which any of its respective properties or assets are bound or affected, or (iii) any Law applicable to the Company or any of its respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or pledges, liens, charges, mortgages, leases, options, easements, purchase rights, rights of first refusal, conditional sale agreements, covenants, exclusive licenses, encumbrances and security interests or other similar restrictions (including restrictions on transfer) (“Liens”) that, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect, materially impair the ability of the Company to perform its material obligations hereunder or prevent the consummation of the Merger. No registration, declaration or filing with (each, a “Registration”) or authorization, permit, consent or approval (each, a “Consent”) of any domestic (federal or state), foreign or supranational, court, arbitrator, commission, governmental body, regulatory or administrative agency or tribunal (each a “Governmental Entity”) or any self-regulatory organization (including FINRA) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger to be completed by it, except for (A) compliance with the provisions of the Securities Act of 1934, as amended (the “Exchange Act”) and the rules of any self-regulatory organization (including FINRA), (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) the HSR Act and those similar foreign and supranational Laws relating to antitrust and anti-competition clearances, filings or notices set forth on Section 4.4(b)(ii) of the Disclosure Schedule, (D) those matters, including but not limited to, regulatory consents, approvals and waivers, set forth in Section 4.4(b) of the Disclosure Schedule, (E) as may be required in connection with the Taxes described in Section 7.11, and (F) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect, materially impair the ability of the Company to perform its material obligations hereunder or prevent the consummation of the Merger.

(c) As used in this Agreement, “Legal Proceeding” means any claim, lawsuit, litigation, arbitration or other similarly formal legal proceeding (in each case, whether civil, criminal or administrative), brought by or pending before any Governmental Entity.

(d) As used in this Agreement, “Knowledge of the Company” means the actual knowledge of Harvey Schnitzer, Douglas Kramer and Jomarc Marukot, after reasonable due inquiry.

Section 4.5 SEC Documents.

(a) (i) Since December 31, 2015, the Company has timely filed or furnished all documents with the U.S. Securities and Exchange Commission (“SEC”) required to be filed or furnished by the Company under the Securities Act or the Exchange Act (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as of their respective dates and except as amended or supplemented prior to the date hereof, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, Sub or their respective Subsidiaries for inclusion in the Company SEC Documents. The audited consolidated financial statements of the Company, including the related notes, included in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2016 and the unaudited financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q (the “Company 10-Q”) for the quarterly period ended June 30, 2017 (collectively, the “Company Financial Statements”), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) (except, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate would not be material to the Company, and to any other adjustments set forth therein) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations, cash flows and changes in financial position for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The Company has made available to Parent and Sub copies of all comment letters received by the Company from the SEC since December 31, 2015 and relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and none of the Company SEC Documents is the subject of any ongoing SEC review and (ii) there are no formal or, to the Knowledge of the Company, informal inquiries or investigations by the SEC or any other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case involving the Company (other than as set forth in the Disclosure Schedule).

(b) Except as set forth in Section 4.5(b) of the Disclosure Schedule, the Company has not had at June 30, 2017 or has incurred since that date any Liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except (i) Liabilities, obligations or contingencies (A) which are reflected or reserved against in the Company Financial Statements or otherwise disclosed in the notes thereto or (B) which were incurred since June 30, 2017 in the ordinary course of business and consistent with past practices, (ii) Liabilities, obligations or contingencies arising under this Agreement or incurred in connection with the Merger, (iii) Liabilities, obligations or contingencies which, individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect, or (iv) Liabilities, obligations or contingencies which have been discharged or paid in full prior to the date hereof.

(c) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”) applicable to it. There have been no violations of provisions of the Company’s code of ethics. The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act and Rules 13a-14 and 15d-14 of the Exchange Act with respect to the Company’s filings pursuant to the Exchange Act, and the statements contained in such certifications were accurate as of the date they were made. The Company has no outstanding, nor has (since the Company was subject thereto) the Company arranged any outstanding “extension of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. The Company is not a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company in the Company’s published financial statements or other SEC Documents.

(d) The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective in ensuring that information required to be disclosed by the Company in the Company SEC Documents that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(e) The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company.

(f) The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on the Company’s management’s most recently completed evaluation of the Company’s internal control over financial reporting, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) to the Knowledge of the Company, the Company does not have any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(g) Since January 1, 2016, neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, in each case which has not been subsequently remediated, or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company. The Company has made available to Parent true and complete copies of any material written materials provided to the Company’s auditors or the audit committee of the Company Board relating to each of the foregoing.

Section 4.6 [Intentionally Omitted].

Section 4.7 Absence of Certain Events. Except as otherwise expressly contemplated by this Agreement, from June 30, 2017 through the date of this Agreement, (a) the Company has operated its respective business in all material respects in the ordinary course consistent with past practice, (b) the Company has not taken any action that, if taken after the date hereof, would constitute a breach of or require a consent under Section 6.1 and (c) there has not been or occurred, and no circumstances have existed or exist that constitute or would reasonably be expected to result in, a Material Adverse Effect.

Section 4.8 Litigation. Section 4.8 of the Disclosure Schedule sets forth a list of each Legal Proceeding or investigation pending or, to the Knowledge of the Company, threatened by or against the Company as of the date of this Agreement (i) for money damages that would reasonably be expected to be in excess of $100,000, (ii) that seeks injunctive relief or (iii) that would reasonably be expected to give rise to any legal restraint on or prohibition against the Merger or the other transactions contemplated by this Agreement. As of the date hereof, there is no Legal Proceeding to which the Company is a party, or involving any of their respective properties or assets or any of their respective directors or officers in their capacities as such, pending or, to the Knowledge of the Company, threatened that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company is not subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there is no Legal Proceeding to which the Company is a party pending, or to the Knowledge of the Company, threatened seeking to prevent the Merger.

Section 4.9 No Violation of Law.

(a) The Company is not, or since January 1, 2015, has not been, in material violation of or has been given written notice of any violation of, any Law.

(b) No formal, or to the Knowledge of the Company, informal inquiry, investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, threatened against the Company or involving any of its respective properties or assets or any of their respective directors or officers in their capacities as such, nor, to the Knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

(c) Section 4.9(c) of the Disclosure Schedule sets forth, as of the date of this Agreement, a list of all Company Permits that are material to the Company. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses in all material respects as presently conducted (collectively, the “Company Permits”), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. The Company is not, and has not, in the past two years been, in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. No suspension or cancellation of any Company Permit is pending or, to the Knowledge of the Company, threatened which would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication during the past two years from any person that alleges that the Company is not in compliance in all material respects with, or is subject to material Liability under, any Company Permits, Law or judgment or relating to the revocation or modification of any material Company Permits.

Section 4.10 Anti-Corruption Matters.

(a) Neither the Company nor, to the Knowledge of the Company, the Company’s Representatives has, since January 1, 2015, taken any action that would cause any of the foregoing to be in material violation of any of the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) (the “FCPA”), the U.S. Travel Act, U.K. Bribery Act of 2010, Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and all applicable anti-bribery, anti-corruption and anti-money laundering laws (collectively, hereinafter, the “Anti-Corruption Laws”).

(b) Neither the Company nor, to the Knowledge of the Company, any of the Representatives of the Company has, directly or indirectly, made, offered, promised or authorized, or caused to be made, offered, promised or authorized, and will not make, offer, promise or authorize, or cause to be made, offered, promised or authorized, any payment, contribution, gift or favor of anything of value, including but not limited to money, property or services, (i) as a kickback, gratuity or bribe to any foreign official as defined in the FCPA, or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the use of funds of the Company. Neither the Company nor, to the Knowledge of the Company, any of the Representatives of the Company (i) is under investigation for any potential violation of the Anti-Corruption Laws, or (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding any actual, alleged, or potential violation of, or failure to comply with, Anti-Corruption Laws.

(c) Neither the Company nor, to the Knowledge of the Company, any of the Representatives of the Company, is (i) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) a Person operating, organized or resident in a country or region which is itself the subject or target of any Sanctions (“Sanctioned Country”) (presently, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine), or (iii) any Person owned or controlled by any Person or Persons specified in (i) or (ii) above or otherwise the target of Sanctions (together, “Sanctioned Persons”). The Company and, to the Knowledge of the Company, any of its stockholders, directors, employees or other Persons that would be required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act or any immediate family members, are in compliance with applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any Representative of the Company being designated as a Sanctioned Person. The Company is not engaged directly in any business or transactions with any Sanctioned Person or in any Sanctioned Country, or knowingly engaged in any indirect business or transactions with any Sanctioned Person or in any Sanctioned Country in any manner that would result in the violation of Sanctions by the Company.

(d) The Company is in compliance in all material respects with applicable export and re-export control laws and regulations, including the Export Administration Regulations maintained by the U.S. Department of Commerce and OFAC.

(e) (i) The Company is in compliance in all material respects with the anti-money laundering laws, rules, regulations and orders of jurisdictions applicable to the Company (collectively, “AML Laws”), including without limitation, the USA PATRIOT Act and (ii) no Legal Proceeding involving the Company, with respect to AML Laws, is currently pending or, to the Knowledge of the Company, threatened which in each case would be reasonably expected to result in a material violation of this representation.

(f) As used in this Agreement, “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

Section 4.11 Contracts. (i) Section 4.11 of the Disclosure Schedule sets forth (with specific reference to the subsection of this Section 4.11 to which such Contract relates, including any further subsection) a list as of the date of this Agreement of:

(a) each Contract pursuant to which the Company has agreed that it or any of its Affiliates will not compete with any Person in any area or to engage in any activity or business, or pursuant to which any material benefit or right is required to be given or lost, or any material penalty or detriment is incurred, as a result of so competing or engaging;

(b) each Contract to or by which the Company is a party or bound (1) providing for exclusivity, (2) pursuant to which the Company is restricted in any material respect, or (3) which after the Effective Time would restrict Parent or any of its Subsidiaries in any material respect, in each case which exclusivity or restrictions apply to the development, manufacture, marketing, franchising or distribution of their respective products or services or otherwise with respect to the operation of their respective businesses;

(c) each Contract to or by which the Company is a party or bound or with respect to which the Company has any material obligation with (1) any Affiliate of the Company or immediate family member thereof, (2) any current or former director, officer, employee, contractor or consultant of the Company, (3) any union or other labor organization or (4) any Affiliate of any such foregoing Person (other than, in each case, (I) offer letters or employment agreements that are terminable at will by the Company on not more than thirty (30) days’ notice without penalty both without any penalty and without any obligation of the Company to pay severance, termination pay or other termination benefits and (II) Employee Benefit Plans);

(d) each Contract under which the Company has incurred any Indebtedness. “Indebtedness” shall mean, with respect to a Person, without duplication, (a) all indebtedness for borrowed money, whether current or funded, secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services (other than personal property, including inventory and services purchased, trade payables, other expense accruals and deferred compensation items arising in the ordinary course of business consistent with past practice), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person’s Liability remains contingent), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities and (g) any Liability of others described in clauses (a) through (f) above which such Person has guaranteed or that is otherwise such Person’s legal liability (including pursuant to any keepwell agreement), and including in clauses (a) through (f) above any accrued and unpaid interest or penalties thereon, but in each case, excluding any intercompany arrangements between such Person and its subsidiaries;

(e) each Contract to or by which the Company is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for taxes assessments and other governmental charges not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (2) Liens for landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business that are not reasonably likely to adversely interfere in a material way with the use of the properties or assets encumbered thereby (collectively, “Permitted Liens”);

(f) each Contract to or by which the Company is a party or bound (other than Employee Benefit Plans) containing any provisions contemplating or relating in any way to a “change in control” or similar event with respect to the Company, including provisions requiring consent or approval of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company, or otherwise having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration of any obligation, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of its respective Subsidiaries, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person;

(g) each Contract to or by which the Company is a party or bound granting the other party to such Contract or a third party “most favored nation” pricing or terms that (1) applies to the Company or (2) following the Effective Time, would apply to Parent or any of its Subsidiaries;

(h) each Contract containing any “non-solicitation”, “no-hire” or similar provision that restricts the Company in any material respect;

(i) each Contract to or by which the Company is a party or bound forming or establishing, or relating to the formation or establishment of, any joint venture (whether in partnership, limited liability company or other organizational form) or alliance or similar arrangement;

(j) each Contract to or by which the Company is a party or bound with any Governmental Entity;

(k) each Contract to or by which the Company is a party or bound entered into in the last five years in connection with the settlement or other resolution of any Legal Proceeding;

(l) each Contract to or by which the Company is a party or bound containing any standstill provisions which in any way limit the ability of the Company to acquire the securities or assets of any person;

(m) each Contract between the Company and any Material Vendor, Material Supplier, Material Customer or Material Distributor, as applicable, including any material terms and conditions that are in effect as of the date of this Agreement and referenced in purchase or sale orders with any such Material Vendor, Material Supplier, Material Customer or Material Distributor, as applicable (other than ordinary course terms and conditions regarding purchase price, amounts and delivery) and any written or oral commitments to purchase additional products, supplies, services or ingredients from any such Material Vendor, Material Supplier, Material Customer or Material Distributor in excess of $100,000;

(n) each Contract to or by which the Company is a party or bound that contains any indemnification rights or obligations, or credit support relating to such indemnification rights or obligations, other than any of such indemnification rights or obligations incurred in the ordinary course of business;

(o) each Contract to or by which the Company’s directors and officers are a party or bound that contains any indemnification rights or obligations;

(p) each Contract not otherwise disclosed under this Section 4.11 which has aggregate future sums due to or from the Company, taken as a whole, (1) during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $500,000 or (2) of more than $1,000,000 during the life of the Contract;

(q) any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

(r) any voting agreement or registration rights agreement relating to any securities of the Company;

(s) any Contract granting any Person a right of first refusal or first negotiation with respect to a sale of the Company in its entirety or substantially all or any material portion of the equity interests therein or the assets thereof;

(t) any material Contract that relates to the formation, creation, operation, management or control of any legal partnership or any joint venture entity or that otherwise contemplates or provides for the sharing of revenues, profits or losses by the Company with any unaffiliated third party; and

(u) any financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities on or after January 1, 2016 or that are otherwise in effect as of the date hereof.

The Contracts of the Company of the type referred to in subsections (a) through (v) of this Section 4.11 (i) (whether in effect on the date of this Agreement or entered into following the date of this Agreement and prior to the Closing Date), are collectively referred to in this Agreement as “Specified Contracts”. The Company has made available to Parent and Sub a complete and correct copy of each of the Specified Contracts, including all amendments thereto. Each Specified Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) the Company is not (with or without notice or lapse of time or both) in breach or default under any Specified Contract and has not waived or failed to enforce any rights or benefits thereunder (other than in the ordinary course of business), (y) no other party to any of the Specified Contracts is (with or without notice or lapse of time or both) in breach or default thereunder and (z) there has occurred no event that (with or without notice or lapse of time or both) would give to others any right of termination, material amendment or cancellation of any Specified Contract.

Section 4.12 Taxes.

(a) The Company has (i) duly filed (or have had filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid (or have had paid on their behalf) in full all income and other material Taxes, whether or not shown as due on such Tax Returns. The Liabilities and reserves for Taxes reflected in the Company’s balance sheet included in the latest Form 10-Q filed by the Company to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with U.S. GAAP in all material respects. There are no Liens for Taxes upon any property or asset of the Company or any Subsidiary thereof, except for Liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with U.S. GAAP. There is no Legal Proceeding now pending against, or with respect to, the Company in respect of any Tax or assessment, nor, to the Knowledge of the Company, is any claim for additional Tax or assessment asserted by any Tax authority. The Company is not a party to any agreement providing for the allocation or sharing of Taxes.

(b) The Company has withheld or collected and has paid over to the appropriate Governmental Entity (or are properly holding for such payment) all material Taxes required to be collected or withheld.

(c) No claim has been made by any Tax authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Company’s knowledge is any such assertion threatened.

(d) (i) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (iii) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; and (iv) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company.

(e) The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has not had any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(f) The Company has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b)(2) or any predecessor thereof.

(g) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Laws) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Laws); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(h) For purposes of this Agreement, “Tax” (including, with correlative meaning, the terms “Taxes”) means all federal, state, local and non-U.S. income, profits, gross receipts, customs duty, sales, unemployment, disability, use, property, withholding, excise, production, value added and occupancy or other Taxes of any kind whatsoever payable to a Governmental Entity, together with any interest, penalties and additions imposed with thereto, and “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax, including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

Section 4.13 Employee Benefit Plans; ERISA.

(a) Section 4.13(a) of the Disclosure Schedule includes a complete list of (i) each employee benefit plan, program or policy providing benefits to any current or former employee, officer or director of the Company or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any ERISA Affiliate (as defined below) of the Company or to which the Company or ERISA Affiliates contributes or is obligated to contribute, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, retention, employment, change of control, perquisite or fringe benefit plan, program, policy or arrangement (collectively, the “Employee Benefit Plans”) and (ii) each employment agreement pursuant to which the Company has or would have any obligation to provide compensation and/or benefits in an amount or having a value in excess of $100,000 per year or $300,000 in the aggregate or which cannot be terminated on not more than thirty (30) days’ notice without penalty both without any penalty and without any obligation of the Company to pay severance, termination pay or other termination benefits (each, a “Material Employment Agreement”). The term “ERISA Affiliate” means any corporation, trade or business the employees of which, together with the employees of the Company, are required to be treated as employed by a single employer under the provisions of ERISA or Section 414 of the Code.

(b) With respect to each Employee Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any, and any material modifications thereto; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) the most recent determination letter from the IRS, if any; and (vii) the most recent written results of all required compliance testing, if any. The Company has delivered or made available to Parent a true, correct and complete copy of each Material Employment Agreement. Except as specifically provided in the foregoing documents, or in other documents, delivered or made available to Parent, there are no amendments to any Employee Benefit Plan or Material Employment Agreement that have been adopted or approved nor has the Company committed (whether or not such commitment is legally binding) to make any such amendments or to adopt or approve any new Employee Benefit Plan or Material Employment Agreement that would materially increase the Liability of the Company.

(c) The Company has, or has applied for, a determination letter with respect to each Employee Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code and the related trust that covers the Employee Benefit Plan as amended as of the date of this Agreement, and there are no circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan or the related trust.

(d) No Employee Benefit Plan is (i) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. The Company has not incurred any Liability under Title IV of ERISA or Section 412 of the Code, nor, to the Knowledge of the Company, is any such Liability reasonably expected to be incurred. Neither the Company nor any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal Liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such Liability to the Company. None of the Employee Benefit Plans provide retiree health, life insurance or other welfare benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA.

(e) (i) The Company (and ERISA Affiliates, if any, of the Company) have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all Laws and regulations applicable to the Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms; (ii) none of the Company nor any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Company or any Person that the Company has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; (iii) there are no pending or, to the Company’s knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans which would reasonably be expected to result in any Liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Employee Benefit Plan or any participant in an Employee Benefit Plan; and (iv) no Employee Benefit Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Entity.

(f) Except as set forth in Section 4.13(f) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or other service provider of the Company .

(g) Except as set forth on Section 4.13(g) of the Disclosure Schedule, there are no agreements nor Employee Benefit Plan provisions which will or may provide payments of money or other property, acceleration of benefits, or provisions of other rights to any officer, employee, stockholder, independent contractor or highly compensated individual, or other “disqualified individual” within the meaning of Section 280G(c) of the Code which will be “parachute payments” under Section 280G of the Code that are nondeductible to the Company or subject to Tax under Section 4999 of the Code. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h) The Company is not a party to or otherwise bound by any collective bargaining agreement or other labor union contract applicable to employees of the Company and, to the Knowledge of the Company, there are not any proceedings of any labor union to organize any such employees. Additionally, (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Entity relating to the Company; (ii) there is no labor strike, slowdown or work stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company, and none of the Company has experienced any strike, slowdown or work stoppage, lockout or other collective labor action by or with respect to its employees during the past three

(3) years; (iii) there is no representation claim or petition pending before any applicable Governmental Entity; and (iv) there are no charges with respect to or relating to the Company pending before any applicable Governmental Entity responsible for the prevention of unlawful employment practices.

(i) The Company has, during the past three (3) years, been in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, the collection and payment of withholding and/or social security Taxes and the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state or local Law. The Company has met in all material respects all requirements required by applicable Law or regulation relating to the employment of foreign citizens, and The Company does not currently employ any Person who was not permitted to work in the jurisdiction in which such Person was employed.

Section 4.14 Environmental Matters.

(a) (i) The Company is, and have conducted their respective businesses, in material compliance with all applicable Environmental Laws, including, without limitation, having all material permits, licenses and other approvals and authorizations reasonably necessary under applicable Environmental Laws for the operation of their respective businesses as presently conducted, (ii) none of the real property owned or, to the Knowledge of the Company, currently operated by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) there are no material Environmental Claims pending or, to the Knowledge of the Company, threatened, against the Company or, to the Knowledge of the Company, against any Person whose Liability for such Environmental Claim the Company has or may have retained contractually or by operation of Law and there are no past or present actions, conditions, events or incidents that could reasonably be expected to form the basis of any material Environmental Claim against the Company , or against any Person whose Liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of Law, or otherwise result in any material costs or Liabilities under Environmental Law, (iv) the Company is not required by any Environmental Law in connection with the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (a) to perform a site assessment for Hazardous Substances, (b) to remove or remediate Hazardous Substances, (c) to give notice to or receive approval from any Governmental Entity or other Person, (d) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters, or (e) to alter, modify, renew, change or update any permit required or necessary for the Company’s operations or business under Environmental Law.

(b) As used herein, “Environmental Claim” means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice by any Person or Governmental Entity alleging actual or potential Liability (including, without limitation, actual or potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties) arising out of, based on or resulting from or relating to (a) the presence, release or threatened release of, or exposure to, any Hazardous Substances at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

(c) As used herein, “Environmental Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any Governmental Entity, or common law relating to (x) pollution or the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(d) As used herein, “Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity, government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing materials, or polychlorinated biphenyls (“PCBs”) or PCB containing materials.

Section 4.15 Affiliate Transactions. There are no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Company’s Affiliates (other than wholly-owned Subsidiaries of the Company), securityholders, directors or employees or other Persons that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Act or any immediate family member or Affiliate of any of the foregoing, on the other hand. For purposes of this Agreement, the term “Affiliate” when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of Affiliate the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 4.16 Intellectual Property.

(a) The Company exclusively owns or has a valid right to use patents, trademarks, trade names, domain names, service marks, copyrights, processes, formulae, methods, schedules, technology, know-how, formulations, computer software programs, code and applications and other proprietary information (“IP Rights”) as are necessary and used in connection with its respective businesses as they are currently conducted. Section 4.16(a) of the Disclosure Schedule sets forth a true and complete list of all registered IP Rights owned or purported to be owned by the Company.

(b) The Company has good and valid title to all IP Rights owned or purported to be owned by it (“Owned IP Rights”) and valid and enforceable license rights to all IP Rights used or held for use by it (“Licensed IP Rights”; collectively with Owned IP Rights, the “Company IP Rights”), free and clear, to the Knowledge of the Company, of any material liens, security interests or other encumbrances. To the Knowledge of the Company, all Company IP Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time. There is no proceeding pending or, to the Knowledge of the Company, threatened, against the Company challenging the Company’s ownership or use, or the validity or enforceability, of any IP Rights. There is no proceeding pending against the Company, nor does the Company believe that there is a reasonable basis for a claim, nor, to the Knowledge of the Company, has the Company received any written notice of any such claim, in each case, alleging that the Company IP Rights materially infringe any proprietary right of a third party.

(c) The Company is not under any obligation to pay royalties or other payments in connection with any Company IP Rights. The Company is in material compliance with all contractual obligations relating to the Licensed IP Rights. There are no pending disputes regarding the scope of agreements relating to material Licensed IP Rights, performance under such agreements, or that such agreements are binding against the Company and are in full force and effect on the day hereof.

(d) No present or former employee, officer or director of the Company or agent or outside contractor or consultant of the Company holds any right, title or interest, in whole or in part, in or to any Owned IP Rights. To the Knowledge of the Company, none of the trade secrets or confidential IP Rights in the Owned IP Rights have been used, disclosed or appropriated to the detriment of the Company for the benefit of any Person other than the Company. The Company has taken commercially reasonable steps to maintain the secrecy of its material trade secrets in the Owned IP Rights.

Section 4.17 Takeover Statutes. The approval of this Agreement and the Merger by the Board of Directors of the Company referred to in Section 4.4(a) constitutes the only action necessary to render inapplicable to (i) this Agreement and (ii) the Merger the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger. No other state takeover, control share acquisition, fair price or similar state statute or regulation is applicable to, the Merger.

Section 4.18 Insurance. Section 4.18 of the Disclosure Schedule lists all material insurance policies which are maintained by the Company, including property, fire, Liability, product Liability, workers’ compensation, errors and omissions and other forms of insurance (the “Company Insurance Policies”), setting out, in respect of each Company Insurance Policy, the type of policy, the name of insurer, the coverage allowance, the expiration date, and the annual premium. All the Company Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to the date hereof have been paid. The Company is not in default with respect to its obligations under any of the Company Insurance Policies and has not failed to give any notice or to present any claim under such Company Insurance Policies in a due and timely fashion, the effect of which failure would be material, individually or in the aggregate, to the Company. The Company has complied in all material respects with the provisions of the Company Insurance Policies applicable to them. Except as set forth in Section 4.18 of the Disclosure Schedule, there are no pending material claims under any Company Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Company and, since January 1, 2015, there have been no claims made under any Company Insurance Policy for which coverage has not been accepted.

Section 4.19 Real Property. The Company does not own and has not owned any real property and is not is party to any contract to purchase any real property or interest therein. Section 4.19 of the Disclosure Schedule contains a true and complete list of all leases, licenses, subleases and occupancy agreements, together with any amendments, supplements, modifications, replacements, and restatements thereof or thereto (the “Real Property Leases”), with respect to all real property leased, licensed, subleased or otherwise used or occupied by the Company as lessor, sublessor, licensor, lessee, sublessee, or licensee, as the case may be, (collectively, the “Leased Real Property”). True and complete copies of all Real Property Leases have been delivered to Parent prior to the date hereof. The Company holds a valid leasehold interest in the subject Leased Real Property. The Real Property Leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such Real Property Leases, any existing default (nor does there exist any condition which with notice or lapse of time or both would become such a default) by the Company or, to the Knowledge of the Company, by the applicable counterparty. As of the date hereof, (i) all required deposits and additional rents due to date pursuant to the Real Property Leases have been paid in full, (ii) the Company has not prepaid rent or any other amounts due under a Real Property Lease more than thirty (30) days in advance, and (iii) no party has any rights of offset against any rents, required security deposits, or additional rents payable under a Real Property Lease. The Leased Real Property is adequate to permit the use thereof in the manner in which such Leased Real Property is currently utilized by the Company.

Section 4.20 Title to Assets. The Company has good title to all its assets and other properties (whether tangible or intangible) as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens of any nature whatsoever, except (a) Liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established, and (b) such imperfections in title and easements and encumbrances as are not substantial in character, amount or extent and do not, individually or in the aggregate, materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company’s business operations (in the manner presently carried on by the Company), and except for such matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases under which the Company leases any personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default, other than any such failure to be in good standing, valid and effective and defaults thereunder which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the equipment, machinery, tools, fixtures, furniture, vehicles, and other tangible property owned or leased by the Company is in good operating condition and repair (subject to normal wear and tear) in all material respects.

Section 4.21 Non-Competition. The Company is not a party to any agreement which purports to restrict or prohibit the Company, directly or indirectly, from engaging in any business, except as would not reasonably be expected to have a Material Adverse Effect.

Section 4.22 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Houlihan Lokey Capital, Inc. (the “Company Financial Advisor”), to the effect that, as of the date of the meeting at which the Board of Directors of the Company approved this Agreement and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the holders of shares of Common Stock other than Parent, Sub and their respective Affiliates in the Merger is fair to such holders from a financial point of view. The Company shall, promptly following receipt of said opinion in written form, furnish an accurate and complete copy of said opinion to Parent and Sub for informational purposes only. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.23 Brokers and Finders. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company to pay any investment banking fees, finder’s fees, brokerage or agent commissions or other like payments in connection with the Merger, other than fees payable to the Company Financial Advisor, which are set forth on Section 7.8 of the Disclosure Schedule.

Section 4.24 Suppliers, Customers, Distributors and Vendors. Section 4.24 of the Disclosure Schedule sets forth, in each case, during the twelve-month period ended on July 31, 2017 (i) the ten (10) largest third-party suppliers of the Company (the “Material Suppliers”) in terms of aggregate total purchases in dollars by the Company, (ii) the ten (10) largest customers of the Company (the “Material Customers”) in terms of aggregate total sales in dollars by the Company, (iii) the ten (10) largest distributors of the Company (the “Material Distributors”) in terms of aggregate total revenue received by the Company, and (iv) the ten (10) largest vendors of the Company (the “Material Vendors”) in terms of total aggregate purchases in dollars by the Company. Section 4.24 of the Disclosure Schedule includes the total dollar volume for the Material Suppliers, the Material Customers and the Material Distributors during such period as well as a description of all of the current price and payment terms and arrangements for each Material Supplier, Material Customer and Material Distributor (including any current mark-down, rebate, discount, seasonal or similar program or arrangements). Except as set forth on Section 4.24 of the Disclosure Schedule, there are no minimum purchase contracts or requirements between the Company, on the one hand, and any Material Supplier, Material Customer or Material Distributor, as applicable, on the other hand. Since December 31, 2016, through the date of this Agreement, the Company has not received any written or oral notice or proposal from Material Supplier, Material Customer or Material Distributor (a) requiring or proposing material modifications in the terms on which such suppliers or customers conduct business with the Company, (b) terminating, cancelling, or not renewing its relationship with the Company, or (c) materially reducing the amount of business it transacts with the Company, or materially changing the terms on which business is transacted with the Company (including any mark-down, rebate, discount, seasonal or similar program or arrangement applicable to the Company).

Section 4.25 Products and Warranties.

(a) Except as set forth on Section 4.25(a) of the Disclosure Schedule, the Company has not received notice of any material unresolved claim of personal injury, death, or property or economic damages, or any unresolved claim for injunctive relief in connection with any product designed, manufactured, produced, distributed or sold (including parts or components, collectively, “Products”) by, or on behalf of, the Company or any of its respective predecessors. Except as set forth on Section 4.25(a) of the Disclosure Schedule, none of the Products and none of the services rendered by the Company, any of its dealers or distributors or any of their respective predecessors, suffer from any defects which could give rise to any product Liability or warranty claims against the Company in excess of the reserves for such claims set forth in the Company Financial Statements. The Company has not extended to any of its customers any written product warranties, indemnifications or warranties outside of the ordinary course of business. Since January 1, 2014, each Product has been designed, manufactured, distributed, sold and delivered, in all material respects, in conformity with (a) all contractual commitments, (b) all express and implied warranties, (c) all claims and descriptions regarding product testing and product ingredients set forth on the website, marketing materials, labeling and packaging of the Company, and (d) all applicable Laws and the Company does not have any Liability or obligation (and no event has occurred and no circumstances exist that with notice or lapse of time or both could result in any Liability or obligation) for any replacement, recall or other corrective measures in respect thereof or other Liability in connection therewith. During the past three (3) years there have been no product recalls, market withdrawals, embargoes, off sale orders, warning letters or seizures with respect to any Products, nor, to the Knowledge of the Company, are there any facts or circumstances that are reasonably likely to result in or require any such action. All claims and descriptions regarding Product testing and product ingredients set forth on the website, marketing materials, labeling and packaging of the Company have been made in good faith and on the basis of testing protocols that should be reasonably expected to produce similar results if repeated. All claims and descriptions regarding Product certifications, licenses are any other similar qualification, set forth on the website, marketing materials, labeling and packaging of the Company have been made in good faith and such certifications, licenses and other qualifications are valid and of full force and effect.

(b) Except as set forth on Section 4.25(b) of the Disclosure Schedule, (i) there is no Legal Proceeding before any Governmental Entity pending, or, to the Knowledge of the Company, threatened against the Company involving any Products, or class of actions involving the same or similar Product which is pending or threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product, or any alleged failure to warn, or from any breach of implied warranties or representations (collectively, “Product Liability Lawsuits”); (ii) there has not been, within the past 12 months, any Occurrence (as hereinafter defined); and (iii) there has not been, within the past 12 months, any Product rework or retrofit (collectively, “Retrofits”) conducted by or on behalf of the Company.

(c) For purposes of this Section 4.25, the term “Occurrence” shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving any Product that can reasonably be expected to result in a claim or loss.

(d) Section 4.25(d) of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Company (containing applicable guaranty, warranty, and indemnity provisions) (the “Standard Terms”). No Product manufactured, distributed, sold, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable Standard Terms. Except as set forth on Section 4.25(d) of the Disclosure Schedule, the Company has no obligation to any person to maintain, modify, improve or upgrade any of the Products. Except as set forth on Section 4.25(d) of the Disclosure Schedule, to the Company’s Knowledge, the Company has no material Liability (and, to the Company’s Knowledge, there is no basis for any present or future proceeding against any the Company giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, handling, distribution, or use of any Product manufactured, sold, leased, or delivered by the Company.

(e) With respect to each Product, the Company has developed, structured and implemented testing protocols and procedures, training programs and manufacturing, installation and safety guidelines and measures reasonably designed to ensure the safety, quality and proper installation of the Products by the Company and its dealers and distributors (the “Guidelines and Procedures”). Each dealer, distributor and installer of Products has been informed of the Guidelines and Procedures.

(f) Since January 1, 2014, the Product, and all raw materials used in the manufacturing thereof, have been purchased, imported, sold, distributed and exported in compliance in all materials respects with all applicable Laws relating importing, exporting, customs and similar matters. All applicable customs, duties, tariff’s and similar items payable by the Company in respect thereof have been paid in full and the Company is not subject to any fines or similar penalties with respect thereto.

Section 4.26 Voting Requirements. The affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock in favor of adopting this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. The delivery of the Stockholder Consent will constitute the Stockholder Approval.

Section 4.27 Information Statement. The information supplied by the Company and its Representatives for inclusion or incorporation by reference in the Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which it is made, not misleading at the date it is first mailed to the Company Stockholders and at the time of any amendment or supplement thereof, provided, however, that the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Sub (including their Representatives) for inclusion in the Information Statement. The Information Statement will, when furnished to the SEC, comply as to form in all material respects with all requirements of the Exchange Act. Any other document that is required to be filed or furnished by the Company or any of its Affiliates with any Governmental Entity in connection with the transactions contemplated by this Agreement will, when filed with or furnished to such Governmental Entity, comply as to form in all material respects with applicable Law.

Section 4.28 No Undisclosed Liabilities. The Company does not have any material Liabilities, other than (a) Liabilities reflected or otherwise reserved against in the Company Financial Statements or in the notes thereto included in the Company SEC Documents filed prior to the date of this Agreement, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement or the Merger, and (c) Liabilities incurred since the date of the most recent balance sheet included in the Company SEC Documents filed prior to the date hereof in the ordinary course of business consistent with past practice. For purposes of this Agreement, “Liabilities” or “Liability” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

Section 4.29 Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, each of Parent and Sub acknowledges and agrees that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent or Sub. Each of Parent and Sub agree that, except in the case of fraud, neither the Company nor any other Person will have or be subject to any Liability or indemnification obligation to Parent, Sub or any other Person resulting from the distribution to Parent and Sub, or use by Parent and Sub of, any such information, including any information, documents, projections, forecasts or other material made available to Parent and Sub in certain “data rooms” or “virtual data rooms”, confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement and each of Parent and Sub expressly waives any right to rely upon any such information.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

Section 5.1 Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the Laws of Delaware, respectively, and has all requisite power and authority to own, lease and operate its assets and carry on its business as now being conducted. Each of Parent and Sub is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of business conducted by it makes such qualification necessary, except as would not be reasonably be expected to prevent or delay materially consummation by Parent and Sub of the Merger.

Section 5.2 Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations, other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Merger. All of the outstanding shares of capital stock of Sub have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent free and clear of all Liens.

Section 5.3 Authority; Non-Contravention. Each of Parent and Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the Merger have been duly authorized by all necessary action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement does not, and the consummation of the Merger and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (as hereinafter defined) under, any provision of (i) the charter, by-laws or other organizational documents of Parent and any of its Subsidiaries, (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, or Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of Parent and Sub to perform their obligations hereunder or would not reasonably be expected to prevent the consummation of the Merger. No Consents of, or Registrations with, any Governmental Entity, is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger, except for (i) compliance with the provisions of Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the HSR Act and similar foreign and supranational Laws relating to antitrust and anti-competition clearances or notices, (iv) those matters, including but not limited to, regulatory consents, approvals and waivers, set forth in the Disclosure Schedule hereto, (v) as may be required in connection with the Taxes described in Section 7.11, and (vi) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Parent and Sub to perform their obligations hereunder or would not be reasonably expected to prevent or materially delay the consummation of the Merger.

Section 5.4 Information Statement. The information supplied or to be supplied in writing by Parent, Sub or any of their Representatives for inclusion or incorporation by reference in the Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which it is made, not misleading at the date it is first mailed to the Company Stockholders and at the time of the Company stockholders meeting and at the time of any amendment or supplement thereof. Any document that is required to be filed or furnished by Parent, Sub or any of their respective Affiliates with any Governmental Entity in connection with the transactions contemplated by this Agreement will, when filed with or furnished to such Governmental Entity, comply as to form in all material respects with applicable Law.

Section 5.5 Financing.

(a) Parent has delivered to the Company a true and complete copy of the executed Equity Commitment Letter as in effect on the date hereof. The Equity Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement. As of the date hereof, the Equity Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver in accordance with the terms thereof of the conditions set forth in the Equity Commitment Letter, except as may be limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a Legal Proceeding at Law or in equity). Assuming the Equity Commitment Letter is funded in accordance with its terms and conditions and taking into account the cash balances of the Company, Parent and Sub will have at and after the Closing, funds sufficient to pay: (a) the aggregate Merger Consideration, (b) all amounts required to be paid pursuant to Section 3.1 and Section 3.2 hereof, and (c) all related fees and expenses required to be paid by Parent and Sub in connection with the Merger, the , and, as of the date hereof, (i) no such amendment is contemplated and (ii) the respective commitments contained in the Equity Commitment Letter has not been withdrawn or rescinded. As of the date hereof, there are no side letters or other Contracts or arrangements related to the funding or investing, as applicable, of the equity financing contemplated by the Equity Commitment Letter (the “Equity Financing”) and the other transactions contemplated hereby.

(b) As used in this Agreement, “Equity Commitment Letter” shall mean, collectively, each equity commitment letter, dated as of the date of this Agreement, between Parent and the investment funds or other Persons listed on Exhibit A to this Agreement, together with all exhibits, schedules and other attachments thereto and pursuant to which, upon the terms and subject to the conditions set forth therein, such investment funds or other Persons have committed, directly or indirectly, to invest or cause to be invested in the equity capital of Parent the amount set forth therein for the purposes of financing the transactions contemplated hereby, including the Merger Consideration.

Section 5.6 Litigation. Except for matters which are not, individually or in the aggregate, reasonably likely to prevent or materially delay, or materially impair the ability of Parent or Sub to consummate the Merger, there are no Legal Proceedings pending against Parent or any of its Subsidiaries.

Section 5.7 Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Parent or Sub for which the Company is responsible.

Section 5.8 Ownership of Shares. Parent and its Subsidiaries do not beneficially own any shares of Common Stock as of the date hereof. Neither Parent nor Sub, alone or together with any other Person, was at any time, or became, an “interested stockholder” of the Company as defined in Section 203 of the DGCL, or has taken any action that would cause the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL to be applicable to this Agreement.

Section 5.9 Solvency. Parent is not entering into this Agreement with the intent to hinder, delay or defraud either existing or future creditors of the Company or any of its Subsidiaries immediately following the Closing after giving effect to the Merger. As of the Effective Time, assuming satisfaction of the conditions to Parent’s and Sub’s obligations to consummate the Merger, or waiver of such conditions, assuming accuracy of the representations and warranties of the Company contained herein, and after giving effect to Merger and the payment of the aggregate Merger Consideration, payment of the aggregate consideration to be paid to holders of Options in the Merger, payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent. For purposes of this Section 5.9 the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the value of all “Liabilities of such Person, including contingent and other Liabilities” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its Liabilities, including contingent Liabilities, as they become absolute and mature, taking into account the timing of and amounts of cash to be payable on or in respect of its Indebtedness, in each case, after giving effect to the transactions contemplated by this Agreement. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its Liabilities, including contingent and other Liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

ARTICLE VI.

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1 Conduct of Business by the Company Pending the Merger. Except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.1 of the Disclosure Schedule, during the period from the date of this Agreement to the earlier to occur of (i) the date of the termination of this Agreement pursuant to Article IX or (ii) the Effective Time, the Company shall, in all material respects carry on its business in the regular and ordinary course and consistent with past practice and use its commercially reasonable efforts to preserve its assets, preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensees, distributors and others having business dealings with it, and maintain their material Company IP Rights. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Section 6.1 of the Disclosure Schedule, the Company shall not (whether directly or indirectly, by merger, consolidation or otherwise), without the prior written consent of Parent:

(a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, stock or property) in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (y) split, combine or reclassify any of its capital stock or other equity or voting interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests of the Company or any other securities thereof or any rights, warrants, calls or options to acquire any such shares or other securities (except for the withholding of shares of Common Stock in connection with Taxes payable in respect of the exercise of Options);

(b) (x) issue, deliver, sell, pledge, dispose, acquire, repurchase, redeem or otherwise encumber any shares of its capital stock, any other securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or equity equivalent (other than for the issuance of shares upon the exercise of Options), (y) except as contemplated by this Agreement, amend, waive or otherwise modify the terms of any such rights, warrants or options, or (z) except as contemplated by this Agreement, accelerate the vesting of any Options (other than any acceleration occurring in connection with the Merger required by the terms of the applicable equity incentive plan or agreement governing the applicable Option);

(c) amend its Certificate of Incorporation or bylaws or other organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of any Subsidiary of the Company;

(d) except as required by contractual commitments existing on the date hereof, acquire or agree to acquire, except for purchases of raw materials, supplies, and inventory in the ordinary course of business, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that have a value in excess of $100,000 individually or in excess of $500,000 in the aggregate;

(e) except to the extent required by contractual commitments existing on the date hereof, sell, lease, sell and lease back, mortgage or otherwise encumber or dispose of, or agree to sell, lease, sell and lease back, mortgage or otherwise dispose of, any of its assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except sales of inventory or obsolete assets in the ordinary course of business;

(f) except as permitted by clauses (d) and (e) above with respect to raw materials, inventory, supplies and obsolete assets, (i) amend or otherwise modify in any material respect, or terminate or cancel, any material contract, agreement or commitment or waive in any material respect any right to enforce, or relinquish, release, transfer or assign any rights or claims thereunder, (ii) or enter into any joint venture, lease or management agreement or other material agreement of the Company;

(g) (x) except under its existing revolving credit facility as in effect on the date of this Agreement in the ordinary course of business not to exceed $500,000, incur any Indebtedness (including for this purpose any Indebtedness evidenced by notes, debentures, bonds, capitalized leases or other similar instruments, or secured by any lien on any property, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction), or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in a single transaction or a group of related transactions or engage in any other financing arrangements, in the aggregate, having a value in excess of $500,000 or (y) make any loans, advances or capital contributions to, or investments in, any other Person;

(h) except as may be required as a result of a change in Law or in U.S. GAAP, change any of the accounting principles or practices used by it materially affecting the reported consolidated assets, Liabilities or results of operations of the Company;

(i) (A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in (for amounts not in excess of such reserves), the Company Financial Statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business or otherwise expressly permitted by clauses (d) or (e); (B) waive, relinquish, release, grant, transfer or assign any right of material value; or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality or similar Contract to or by which the Company is a party or bound;

(j) (x) grant or increase in any manner the compensation and employee benefits of any of its directors, executive officers and other employees (or increase or accelerate the vesting or payment thereof), terminate, promote or change the title of any employees or other individual service providers, hire any new employees whose annual base salary exceeds $50,000, or pay any pension or retirement allowance not required by Law or any existing Employee Benefit Plan or Material Employment Agreement set forth on Section 4.13(a) of the Disclosure Schedule to any such employees, or (y) adopt, establish, become a party to, amend, commit itself to or terminate any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or change in control agreement with or for the benefit of any employee or any agreement, plan, program or arrangement that would constitute an Employee Benefit Plan or Material Employment Agreement if it were in existence on the date hereof;

(k) (x) change its (A) Tax accounting methods, practices, or (B) Tax elections, (y) enter into any closing agreement, settle any audits, examinations or litigation with respect to Taxes, surrender any right to claim a refund of Taxes, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax Liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date; or (z) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company (with respect to this Section 6.1(k)(z), Parent’s consent is not to be unreasonably withheld, conditioned or delayed);

(l) change fiscal years;

(m) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any material Subsidiary of the Company;

(n) enter into any material collective bargaining agreement or other labor union Contract applicable to the employees of the Company;

(o) enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement (or enter into negotiations to do the foregoing);

(p) make or agree to make any new capital expenditures, or any obligations or Liabilities in connection therewith, other than capital expenditures to repair existing facilities or equipment either (1) to maintain the safety of any such facility or the materials stored therein in the ordinary course of business or (2) that are not in an amount in excess of $250,000 in the aggregate;

(q) sell, assign or exclusively license any material Owned IP Rights;

(r) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

(s) form any Subsidiary of the Company;

(t) enter into, extend or renew any Contract or amendment thereof which, if executed prior to the date of this Agreement, would have been required to have been disclosed pursuant to this Section 6.1;

(u) amend, modify or waive any of the Company’s existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the Merger;

(v) enter into any new line of business not related to foam, coatings and equipment targeted at commercial and industrial applications in the insulation and construction industries;

(w) enter into, renew, materially amend or modify, or voluntarily terminate or rescind, exercise or decline any material option, request or grant any material waiver, or breach or default under any Real Property Lease;

(x) enter into or amend, supplement or modify, any Contract with any Affiliate, securityholder, director, employee or any immediate family member or Affiliate of any of the foregoing;

(y) materially amend, modify or make any changes to coverage levels of, terminate or let lapse any insurance policy of the Company;

(z) enter into or offer any rebates, other than in the ordinary course of business consistent with past practice;

(aa) except as contemplated by Section 7.8 of the Disclosure Schedule, enter into, amend, or otherwise modify any Contract with any financial advisor, legal advisor or any other third party advisor obligating the Company to pay any finder, brokers, success or other fees in connection with the transactions contemplated by this Agreement; or

(bb) take, or agree in writing or otherwise to take, any of the foregoing actions.

Section 6.2 Control of the Company’s Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time. Subject to this Agreement, prior to the Effective Time, the Company shall exercise complete control of its business and operations.

ARTICLE VII.

ADDITIONAL AGREEMENTS

Section 7.1 Approval of the Merger. The Merger shall be governed by Section 251 of the DGCL and shall be effected by Parent and Sub and the Company at the Effective Time without a stockholders vote or a stockholders meeting, pursuant to Section 228 of the DGCL.

Section 7.2 Directors’ and Officers’ Indemnification.

(a) Parent shall cause the Surviving Corporation (and its successors) to establish and maintain from and after the Effective Time until the sixth anniversary thereof provisions in its Certificate of Incorporation and Bylaws concerning the indemnification and exoneration of the Company’s former and current officers, directors, employees, and agents that are no less favorable to those persons than the provisions of the Company Charter and Company By-Laws as in effect as of the date hereof.

(b) The Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as modified by the provisions of the Certificate of Incorporation and By-Laws as in effect as of the date hereof and only to the same extent as such persons are indemnified as of the date hereof, each present and former director and officer of the Company and each present and former trustee of any employee benefit plan of the Company (each such director, officer or trustee, together with such person’s heirs, executors or administrators, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur prior to the Effective Time in their capacities as officers or directors of the Company or taken by them at the request of the Company (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or (ii) the adoption and approval of this Agreement and the Merger. The obligations of this Section 7.2(b) shall expire six years from the Effective Time (provided that all rights to indemnification in respect of any proceeding asserted or made within such time period shall survive until the final disposition of such proceeding). The limitations of the Surviving Corporation’s obligations pursuant to this Section 7.2(b) shall not affect the Surviving Corporation’s indemnification obligations pursuant to Section 7.2(a).

(c) Parent shall obtain and fully pay for a “tail policy” (providing coverage for the Indemnified Parties and such officers) with a claims period of at least six (6) years from the Effective Time from an insurance carrier reasonably acceptable to the Company with respect to directors’ and officers’ liability insurance for the benefit of the Company and its officers, directors and employees before the Effective Time in an amount and scope acceptable to the Company with respect to matters existing or occurring at or prior to the Effective Time, provided, that the Company shall consult with Parent regarding the selection of such “tail” insurance policy. If such “tail” policy has been obtained by the Company prior to the Effective Time, the Surviving Corporation shall maintain such policy in full force and effect for its full term and shall continue to honor the Company’s obligations thereunder.

(d) Parent shall cause the Surviving Corporation to pay all reasonable expenses, including reasonable attorneys’ fees that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.2 as such fees are incurred upon the written request of any Indemnified Party.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Certificate of Incorporation or bylaws of the Company, the DGCL or otherwise. The provisions of this Section 7.2 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

(f) This Section 7.2 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.2. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 7.2 that is denied by the indemnitors, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then the indemnitors shall pay such Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against the indemnitors.

(g) In the event that the Surviving Corporation (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations set forth in this Section  7.1.

Section 7.3 No Solicitation; Etc.

(a) Subject to Sections 7.3(b), 7.3(c) and 7.3(f), during the period from the date of this Agreement through the earlier of (1) the Effective Time and (2) the termination of this Agreement pursuant to Section 9.1 (the “Pre-Closing Period”), the Company shall not, directly or indirectly, and shall cause or permit any directors, officers, other employees, agents, attorneys, accountants, financial or other advisors and representatives of the Company (“Representatives”) not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction (an “Acquisition Proposal”) or an inquiry, indication of interest or request for information, or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal (“Acquisition Inquiry”), (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition

Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Company’s and its Representatives’ interactions with Parent, Sub and their respective subsidiaries and representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by any Representative of the Company that, if taken by the Company would constitute a breach of this Section 7.3, shall be deemed to constitute a breach of this Section 7.3 by the Company.

(b) At any time prior to 5:00 p.m., New York City time on October 14, 2017, nothing in this Agreement shall prohibit the Company or the Company Board from, furnishing non-public information regarding the Company to, or entering into discussions or negotiations (including, as a part thereof, exchanging any counterproposals) with, the Person making such Acquisition Proposal and its Representatives in response to a bona fide unsolicited written Acquisition Proposal (or a written Acquisition Proposal from a Person with whom the Company has had discussions with respect to an Acquisition Proposal prior to the date hereof pursuant to a confidentiality agreement) that is submitted to the Company by such Person (and not withdrawn) after the date hereof which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor(s)) is, or could reasonably be expected to lead to, a Superior Proposal if (i) neither the Company nor any Representative of the Company shall have breached in any material respect any of the provisions set forth in this Section 7.3, (ii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law, (iii) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, (A) the Company gives prompt written notice to Parent of the identity of such Person and of the Company’s decision to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) the Company receives from such Person an executed confidentiality agreement (an “Acceptable Confidentiality Agreement”) containing terms, including any standstill provision, that are in all material respects no less restrictive of such person than those contained in the Confidentiality Agreement, and (iv) contemporaneously with or prior to furnishing any such non-public information to such Person, the company makes available to Parent all such non-public information (to the extent such non-public information has not been previously made available to Parent). Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company shall be deemed to be a breach by the Company.

(i) For purposes of this Agreement, a “Superior Proposal” shall mean a written proposal or offer by a Person that the Company Board (or a committee thereof) has determined in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), such Person has made or is financially capable of making a bona fide written offer to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity or debt securities or a combination thereof, all or substantially all of the outstanding Common Stock or the Company’s assets, that is on terms and conditions that the Company Board (or a committee thereof) determines, in its reasonable, good faith judgment, after consultation with the Company’s financial advisors and outside counsel, and after taking into account the likelihood and timing of consummation of the purchase transaction contemplated by such bona fide written offering, to be more favorable from a financial point of view to the Company’s stockholders than the Merger and is reasonably capable of being completed, taking into account all factors deemed relevant (a “Superior Proposal”).

(c) If the Company or any of its Representatives receives an Acquisition Proposal or any request for non-public information at any time during the Pre-Closing Period (other than from Parent, Sub or their respective Representatives), then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal or request) advise Parent in writing of such Acquisition Proposal or request

(including the identity of the Person making or submitting such Acquisition Proposal or request and the material terms thereof) and provide Parent with a copy of such Acquisition Proposal or request if it is in writing, subject to the confidentiality obligations of the Company. The Company shall keep Parent promptly informed with respect to any material development relating to such Acquisition Proposal or request and any modification or proposed modification thereto, and provide Parent with copies of such development, modification and proposed modification if they are in writing.

(d) The Company shall and shall cause its Representatives to immediately cease and cause to be terminated any existing discussions between the Company or any of its Representatives and any Person (other than Parent, Sub and their respective Representatives) with respect to any Acquisition Proposal or Acquisition Inquiry pending as of the date of this Agreement and cease, and cause its Representatives to cease, providing or making available any non-public information to such Persons.

(e) The Company agrees not to release any Person from, or to amend or waive any provision of, any confidentiality, “standstill,” nonsolicitation or similar agreement to which the Company is or becomes a party or under which the Company has or acquires any rights, and will use commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent; provided, however, that this Section 7.3(e) shall not preclude the Company from responding to a bona fide unsolicited written Acquisition Proposal submitted to the Company by a party that is bound by a “standstill” agreement and shall not require the Company to enforce or cause to be enforced it rights under such “standstill” agreement relating to the submission of such unsolicited Acquisition Proposal. The Company also shall promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction to return or destroy in accordance with the terms of such confidentiality agreement all confidential information heretofore furnished to such Person by or on behalf of the Company.

(i) Subject to the Company’s right to make a Recommendation Change to the extent permitted by Section 7.3(e)(ii) or Section 7.3(e)(iv), the Company agrees that neither the Company Board nor any committee thereof shall withdraw or modify in a manner adverse to Parent or Sub, and that no resolution of the Company Board or any committee thereof shall be adopted to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Company Board or any such committee of this Agreement or the Merger (it being understood that the Company Board’s recommendation shall be deemed to have been modified in a manner adverse to Parent and Sub if it shall no longer be unanimous) (any such withdrawal, modification or adoption being referred to in this Agreement as a “Recommendation Change”).

(ii) A Recommendation Change may be made at any time prior to the Stockholder Approval if: (i) an Acquisition Proposal is made that did not result from a breach by the Company or any of its Representatives of any of the provisions of Section 7.3; (ii) at least two (2) days prior to the date of any meeting of the Company Board (or any committee thereof) at which the Company Board (or committee) will consider whether such Acquisition Proposal may constitute a Superior Proposal or whether such Acquisition Proposal may require the Company to make a Recommendation Change, the Company provides Parent with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a description of such Acquisition Proposal; (iii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), (A) that such Acquisition Proposal would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, constitute a Superior Proposal and (B) that in light of such Acquisition Proposal, the failure to make a Recommendation Change, if this Agreement were not amended or an alternative transaction with Parent were not entered into, would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; (iv) the Company delivers to Parent a Superior Proposal Notice in accordance with Section 7.3(e)(iv) with respect to such Acquisition Proposal (including as an attachment the Specified Definitive Acquisition Agreement (as defined in Section 7.3(e)(iv)) relating to such Acquisition Proposal) and otherwise complies in all respects with the notice, negotiation and other requirements set forth in Section 7.3(e)(iv); and (v) following the negotiation period(s) described in Section 7.3(e)(iv), the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), and after taking into account any definitive written proposal submitted to the Company by Parent or Sub to amend this Agreement or to enter into an alternative transaction as a result of any negotiations contemplated by Section 7.3(e)(iv), that (A) such Acquisition Proposal constitutes a Superior Proposal, and (B) in light of such Acquisition Proposal, the failure to make a Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law. For avoidance of doubt, a Recommendation Change shall have no effect on the effectiveness of the Stockholder Approval. The foregoing shall not affect that right of the Company to terminate this Agreement pursuant to Section 9.1(f).

(iii) [Reserved]

(iv) Notwithstanding anything to the contrary contained in Section 7.3(e)(ii), a Recommendation Change may not be made pursuant to Section 7.3(e)(ii), and this Agreement may not be terminated pursuant to Section 9.1(f), unless: (i) the Company Board shall have received an Acquisition Proposal that it has determined to be a Superior Proposal pursuant to Section 7.3(e)(ii) and shall have received from the Person making such Acquisition Proposal a definitive acquisition agreement, duly executed on behalf of such Person, providing for the consummation of the transaction contemplated by such Acquisition Proposal, (the “Specified Definitive Acquisition Agreement”); (ii) not less than four (4) Business Days (or such longer period as provided below) prior to any such Recommendation Change pursuant to Section 7.3(e)(ii) and not less than four (4) Business Days (or such longer period as provided below) prior to any termination of this Agreement by the Company pursuant to Section 9.1(f), the Company shall have delivered to Parent a written notice (the “Superior Proposal Notice”) stating that the Company (or the Company Board) intends to take such action pursuant to Section 7.3(e)(ii) and/or Section 9.1(f) and intends to enter into the Specified Definitive Acquisition Agreement with respect to such Acquisition Proposal; (iii) during the four (4) Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice (as such period may be extended as provided below), the Company and its Representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent and the Company shall have made its Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; and (iv) any definitive written proposal made by Parent or Sub to amend this Agreement or enter into an alternative transaction during the negotiations described in clause “(iii)” above shall have been considered by the Company Board in good faith, and, after the expiration of the negotiation period described in clause “(iii)” above, the Company Board shall have determined in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), that such Acquisition Proposal still constitutes a Superior Proposal; provided, however, that, in the event of any amendment to the financial or other material terms of such Acquisition Proposal or any prior amendment to such Acquisition Proposal, the Company shall be required to deliver to Parent a new Superior Proposal Notice in respect of each (or any subsequent) amendment (including as attachments thereto a copy of the new Specified Definitive Acquisition Agreement relating to such amended Acquisition Proposal), and the negotiation period described in clause “(iii)” above from the date of Parent’s receipt of each such new Superior Proposal Notice, with respect to any such amendment.

(f) Nothing in this Agreement shall prohibit the Company or the Company Board from disclosing to the Company’s stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that unless such disclosure consists solely of a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act, the Company shall first comply with Section 7.3(e)(ii) to the extent applicable to such disclosure.

(g) For purposes of this Agreement, “Acquisition Transaction” shall mean any direct or indirect transaction or series of transactions with any Person other than Parent or Sub or any of their respective Subsidiaries involving:

(A) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or (iii) in which the Company issues securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or

(B) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company.

Section 7.4 Stockholder Consent; Preparation of the Information Statement.

(a) Pursuant to the Voting Agreements, certain stockholders of the Company have agreed to vote and deliver a written consent in the form attached hereto as Exhibit B with respect to the shares of Common Stock owned by them in favor of approval and adoption of this Agreement and approving the Merger and the other Transactions contemplated hereby (such written consent, as duly executed and delivered holders holding a majority of the issued and outstanding shares of Common Stock, the “Stockholder Consent” which shall constitute the Stockholders Approval). As soon as practicable upon receipt of the Stockholder Consent, the Company will provide Parent with a facsimile copy of such Stockholder Consent, certified as true and complete by an executive officer of the Company. In connection with the Stockholder Consent, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, the Company Charter and the Company By-laws.

(b) Within 20 days of the date hereof, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, the Merger and the other transactions contemplated by this Agreement (the “Information Statement”). Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent. If, at any time prior to the date that is 20 days after the Information Statement is first mailed to the Company’s stockholders, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(c) The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Information Statement will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of the Company, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Information Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that none of such information will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of the Company, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Each of the Company and Parent shall use reasonable best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the Company Stockholders, in each case as promptly as practicable after, and in any event within two days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (iii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iv) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.

Section 7.5 Access to Information; Confidentiality. Subject to restrictions of applicable Law, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors, consultants and other representatives and advisors, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall furnish reasonably promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold the documents and information to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement or to the extent that such information is commercially sensitive as between Parent and Sub, on the one hand, and the Company on the other; and provided further that such investigation or access shall not unreasonably disrupt the Company’s operations. Notwithstanding anything to the contrary in this Section, the Company shall not be required to provide any information which it reasonably believes it may not provide Parent or Sub by reason of applicable Law, rules or regulations, which constitutes information protected by attorney/client privilege, which the Company or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties, or which the Company reasonably believes is competitively sensitive. All information exchanged pursuant to this Section 7.5 shall be subject to the Confidentiality Agreement.

Section 7.6 Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, including (i) the identification and obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations, from Governmental Entities and the making of all necessary Registrations (including, without limitation, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable foreign and/or supranational antitrust competition or similar Laws) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver form, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any Legal Proceedings challenging this

Agreement or the consummation of the Merger, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement, (v) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, and (vi) the satisfaction of the conditions precedent set forth in Article VIII; provided, however, with respect to filings under the HSR Act, such filings shall be made within ten (10) days after the date of this Agreement; provided further, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 6.1. Notwithstanding the foregoing, the Company shall not be obligated to prepay or redeem debt, amend or waive the provisions of any Contract, or to pay any consent or similar fees or payments, or divest any assets or enter into commitments regarding the conduct of its business or licensing of technology or know-how unless such action is conditioned upon the consummation of the Merger. Without limiting the foregoing, Parent and its Subsidiaries shall not take or agree to take any action or make any commitment with respect to any acquisition of businesses or assets which would reasonably be expected to materially delay or prevent consummation of the Merger.

(b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to (i) respond as promptly as practicable to any inquiries received from the United States Federal Trade Commission (the “FTC”) or the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) for information or documentation and to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters, and (ii) not enter into any agreement with the FTC, the Antitrust Division or any other Governmental Entity not to consummate the Merger, except with the prior written consent of the other parties hereto. Parent shall use reasonable best efforts to take (and if such offer is accepted, commit to take) all steps necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation Law that may be asserted by the FTC, the Antitrust Division, any state attorney general or any other Governmental Entity with respect to the Merger so as to enable the consummation thereof as promptly as reasonably practicable and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective subsidiaries or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Merger. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company, provided that any such action may be conditioned upon the consummation of the Merger.

(c) Each party shall (i) promptly notify the other party in advance of any communication, whether written or oral, to that party from the FTC, the Antitrust Division, any state attorney general or any other Governmental Entity and, subject to applicable Law, permit the other party to review in advance any proposed communication to any of the foregoing and reasonably consider each other’s views concerning any such communication; (ii) not agree to participate in any substantive meeting, discussion, conference or material communication with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement, or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat or therein; and (iii) furnish the other party with copies of, subject to subsection (i) above, all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Entity or members or their respective staffs on the other hand, with respect to this Agreement, and the Merger.

(d) In connection with the continuing operation of the business of the Company between the date of this Agreement and the Effective Time, subject to applicable Law, the Company shall consult in good faith on a reasonably regular basis with Parent to report material, individually or in the aggregate, operational developments, the general status of relationships with customers, suppliers, and resellers, the general status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided, however, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(e) Except as prohibited by applicable Law, the Company shall promptly notify Parent in writing of:

(i) the occurrence of any matter or event that has resulted or, if left uncured, would reasonably be expected to result, in any condition to the transactions contemplated hereby and set forth in Section 8.1(a) not being satisfied;

(ii) any written notice or other communication from any person (other than a Governmental Entity) alleging that notice to or consent of such person is required in connection with the Merger or the other transactions contemplated by this Agreement;

(iii) any written notice or other communication from any distributor, Material Supplier, Material Customer or Material Distributor to the effect that such distributor, Material Supplier, Material Customer or Material Distributor is terminating or otherwise materially adversely modifying its relationship with the Company or any of its Subsidiaries as a result of the Merger or the other transactions contemplated by this Agreement;

(iv) any material written notice or other material communication from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to Parent, together with the Company’s written notice;

(v) any filing or notice made by the Company with any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to Parent together with the Company’s written notice; and

(vi) any Legal Proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.8 or that relate to the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(f) Except as prohibited by applicable Law, Parent shall promptly notify the Company in writing of the occurrence or existence of any change, event, occurrence, fact, circumstance, effect or other matter that had or would reasonably be expected to have any material adverse effect with respect to the ability of Parent or Sub to consummate the Merger.

Section 7.7 Benefit Plans.

(a) Parent agrees to cause the Surviving Corporation to maintain for a period of one year after the Effective Time for each individual employed by the Company without an employment agreement in effect on the date of this Agreement and who remains employed by the Surviving Corporation during such one year period, (i) the base salary or base wages of such employees of the Company on the date of this Agreement and

(ii) employee benefits (other than equity-based, incentive, change in control, transaction bonus or similar plans, programs or arrangements) that are no less favorable in the aggregate to (x) those provided to such employee by the Company as of the date of this Agreement, (y) the employee benefits provided by Parent or any of its Subsidiaries to employees who are similarly situated to such employee, or (z) a combination of clauses (x) and (y), with the election between clauses (x), (y) and (z) as to each employee on a plan-by-plan basis to be made by Parent in its sole discretion.

(b) To the extent that employees of the Company become eligible to participate in any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries, then for purposes of determining eligibility to participate and vesting, service with the Company prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries provide such service credit does not result in a duplication of benefits and excluding new plans, programs or arrangements under which prior service credit is not provided to participants generally. In addition, Parent shall use commercially reasonable efforts to cause all such plans to waive any pre-existing conditions, actively-at-work exclusions and waiting periods with respect to participation by and coverage of such employees (to the extent that satisfied under the corresponding Employee Benefit Plan immediately prior to the Effective Time) and to provide that any expenses, co-payments, and deductibles paid or incurred on or before the Effective Time by or on behalf of any such employees in respect of the applicable plan year in which the Merger occurs shall be taken into account under applicable Parent benefit plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

(c) No provision contained in this Section 7.7 shall (i) create any right in any employee of the Company to continued employment by Parent, the Company or the Surviving Corporation, or preclude the ability of Parent, the Company or the Surviving Corporation to terminate the employment of any employee for any reason; (ii) prevent the amendment, modification or termination thereof after the Closing Date in a manner that is not inconsistent with Section 7.7(a); (iii) be treated as an amendment to any particular employee benefit plan of Parent or the Company; or (iv) create any third-party beneficiary rights in any Person, including any employee of the Company, or any beneficiary or dependent thereof.

Section 7.8 Fees and Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, that, any expenses of the Company incurred in connection with this Agreement (and the other transactions contemplated hereby and thereby) which are set forth on Section 7.8 of the Disclosure Schedule shall be paid by Parent in the event the Merger is consummated.

Section 7.9 Public Announcements. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Parent and Sub, on the one hand, and the Company, on the other hand, shall use reasonable efforts to consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and, unless it has made reasonable efforts to do the foregoing, shall not issue any such press release or make any such public statement, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 7.10 Sub. Parent will take all action necessary to cause Sub to perform its obligations under this Agreement, including to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.11 Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable by the Company, Parent or Sub in connection with the Merger (together with any related interest, penalties or additions to Tax, “Transfer Taxes”). All Transfer Taxes shall be paid by the Company and expressly shall not be a Liability of any holder of Common Stock.

Section 7.12 Section 16 Matters. Prior to the Effective Time, the board of directors of the Company, or an appropriate committee of non-employee directors, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition of Common Stock and Options pursuant to this Agreement by any officer or director of the Company who is a covered person for purposes of Section 16 of the Exchange Act shall be an exempt transaction for purposes of Section 16 of the Exchange Act.

Section 7.13 Transaction Litigation. Subject to applicable Law, other than with respect to any litigation where Parent is adverse to the Company, the Company will give Parent the reasonable opportunity, at Parent’s sole cost and expense, to participate, subject to a customary joint defense agreement, in (but not control) the defense of any Legal Proceeding against the Company or its directors or officers relating to this Agreement or the transactions contemplated hereby, including the Merger, and no such settlement will be agreed to or offered without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) and the Company shall consult in good faith with Parent on litigation strategy. Subject to applicable Law, other than with respect to any litigation where the Company is adverse to Parent, Parent will give the Company the reasonable opportunity, at the Company’s sole cost and expense, to participate, subject to a customary joint defense agreement, in (but not control) the defense or settlement of any Legal Proceeding against Parent or its directors or officers relating to the Merger. Prior to the consummation of the Merger, without the prior written consent of the Company, Parent shall not settle any Legal Proceeding related to the Merger unless such settlement provides a full and unconditional release for the Company and each officer and director of the Company party to such litigation. The Company shall not settle or make an offer to settle any litigation against the Company or any director by any stockholder relating to this Agreement, the transactions contemplated hereby, including the Merger, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) and the Company shall consult in good faith with Parent on litigation strategy. Each of the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate in the defense or settlement of any litigation contemplated by this Section 7.13. The parties acknowledge that this Section 7.13 in no way limits the parties’ obligations under Section 7.6(a).

Section 7.14 Financing Cooperation.

(a) Prior to the Closing, the Company shall provide to Parent all cooperation reasonably requested by Parent to facilitate a Debt Financing of the Merger Consideration, including, but not limited to, the following:

(i) using commercially reasonable efforts to cause the senior officers of each of the Company to participate in a reasonable number of requested meetings, presentations, due diligence sessions and drafting sessions in connection with any Debt Financing, including direct contact between senior management of the Company with any actual and potential Debt Financing Sources;

(ii) reasonably assist with the preparation of materials for bank information memoranda and similar documents reasonably required in connection with any Debt Financing;

(iii) request its independent accountants to provide reasonable assistance to Parent consistent with their customary practice (including to provide consent to Parent to prepare and use their audit reports relating to the Company and issue any necessary “comfort letters,” in each case, on customary terms and consistent with their customary practice in connection with any Debt Financing);

(iv) execute and deliver any credit agreements, notes, guarantee and collateral documents, hedging arrangements, pay-off letters, other definitive financing documents, a certificate of the chief financial officer or treasurer (or other comparable officer) of the Company that will be effective at the Closing certifying the solvency, after giving effect to the Closing, of the Company on a consolidated basis and other customary certificates or documents as may be reasonably requested by Parent or any Debt Financing Source and otherwise reasonably facilitating the pledging of collateral;

(v) provide customary authorization letters to any Debt Financing Source of any Debt Financing authorizing the distribution of information to prospective lenders (including customary 10b-5 and material non-public information representations) (collectively, the “Authorization Letters”);

(vi) take such other actions as reasonably requested by Parent to facilitate the satisfaction on a timely basis of all the conditions precedent to the Debt Financing; and

(vii) within the time period required by any Debt Financing, providing all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the PATRIOT Act as, when and to the extent required by any Debt Financing, as determined by Parent in good faith.

(b) In no event shall Company be required to (1) bear any cost or expense, pay any fee, or incur any other actual or potential Liability in connection with the Debt Financing prior to the Closing, (2) take any actions to the extent such actions would unreasonably interfere with its respective ongoing business or operations, (3) take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under any of their respective organizational and governing documents, any applicable Laws or the documents governing the Indebtedness or (4) execute or deliver, or take any corporate or other action to adopt or approve, any document, agreement, certificate or instrument with respect to the Debt Financing that will be effective before the Closing Date (in each case, other than the Authorization Letters).

(c) “Debt Financing” means any debt financing obtained by Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement, including financing of the Merger Consideration.

(d) “Debt Financing Sources” means any Persons that have committed to provide or otherwise entered into a contract in connection with any Debt Financing.

Section 7.15 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all the directors of the Company, effective at the Effective Time.

Section 7.16 De-Registration of Company Shares; Transition Period SEC Reports.

(a) Prior to the Closing Date, the Company shall cooperate with Parent and take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of OTC Markets Group (“OTC”) to enable the Common Stock to no longer be quoted on OTC and the deregistration of the Common Stock under the Exchange Act as of the Closing Date.

(b) If (i) the Company is required or reasonably expected to be required to file with or furnish to the SEC any reports pursuant to the Exchange Act following the date hereof and prior to the Effective Time or (ii) the Company is required or reasonably expected to be required to file with or furnish to the SEC any reports pursuant to the Exchange Act within 10 Business Days (after the Effective Time (other than any reports relating to this Agreement, the Merger or any of the transactions contemplated hereby)), then the Company will provide to Parent, at least three (3) Business Days (unless a shorter period is required under applicable Law) prior to (i) the filing or furnishing date of such reports (with respect to such reports that are due prior to the Effective Time) or (ii) the Effective Time (with respect to such reports that are due within 10 Business Days after the Effective Time), a substantially final draft of each such report (each, a “Transition Period SEC Report”). The Company will give due consideration to all comments provided by Parent with respect to each Transition Period SEC Report to be filed with or furnished to the SEC prior to the Effective Time.

(c) For purposes of this Agreement, “Business Day” shall mean any day other than Saturday, Sunday or other day on which the banks in New York are authorized by Law or executive order to be closed.

Section 7.17 Anti-Takeover Statute. In the event that any anti-takeover or other similar statute or Law that purports to limit or restrict business combinations (including any “control share acquisition,” “fair price,”

“business combination” or other similar takeover Law), is, becomes or is deemed to be, applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such statute on this Agreement and the transactions contemplated hereby.

Section 7.18 Termination or Amendment of Affiliate Transactions. On and as of the Closing, except for those Contracts set forth on Section 7.18 of the Disclosure Schedule, all Contracts by and between, the Company, on the one hand, and any of its Affiliates, stockholders, employees and their respective Affiliates and immediate family members on the other hand, shall be terminated by the Company without cost to the Company and shall be of no further force or effect, and there shall be no further obligations of any of the parties thereunder.

Section 7.19 Payoff Letters. On and as of the Closing, the Company shall deliver, or cause to be delivered payoff letters, which shall be in form reasonably satisfactory to Parent, with respect to any Indebtedness of the Company and any necessary UCC authorizations or other Lien releases as may be reasonably required to evidence the satisfaction of such Indebtedness upon payment as set forth in the payoff letter.

Section 7.20 No Financing Condition. Notwithstanding anything to the contrary contained herein, including Section 7.14, Parent, Sub and the Company each acknowledge and agree that obtaining a Debt Financing is not a condition to the consummation of the Merger. In the event that a Debt Financing has not been obtained, Parent, Sub and the Company will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VIII, to consummate the Merger.

ARTICLE VIII.

CONDITIONS PRECEDENT

Section 8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained;

(b) HSR Act. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

(c) Information Statement. The Information Statement shall have been mailed to the Company Stockholders in accordance with Section 10.2 at least 20 days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act); and

(d) Injunctions; Proceedings. (i) No temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for shares of Common Stock pursuant to the Agreement or preventing consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Entity having authority over Parent, Sub or the Company and remain in effect and (ii) there shall not be any applicable Law enacted or deemed applicable to the Merger by a Governmental Entity having authority over Parent, Sub or the Company that makes the acquisition of or payment for shares of Common Stock pursuant to the consummation of the Merger illegal (each of the foregoing conditions described in clauses (i) and (ii) a “Blocking Prohibition”).

Section 8.2 Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Parent and Sub contained in this Agreement, without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except (i) for representations and warranties that are expressly made as of a specific date or time, which need only be so true and correct as of such date or time, or (ii) except where any failures of such representations and warranties to be so true and correct would not, individually or in the aggregate, materially prevent or materially delay the consummation by Parent and Sub of the transactions contemplated by this Agreement or the ability of Parent and Sub to perform their respective covenants and obligations under this Agreement;

(b) Parent and Sub shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date; and

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer of Parent, certifying to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

Section 8.3 Conditions to Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Sub) at or prior to the Closing Date of the following conditions:

(a) (i) The representations and warranties of the Company set forth in the first sentence of Section 4.1(a) and Sections 4.4, 4.17, and 4.23 and 4.26, (collectively, the “Fundamental Warranties”) shall be true and correct in all material respects (except for the representations and warranties set forth in Section 4.26, which shall be true and correct in all respects) at and as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time, except for Fundamental Warranties that are expressly made as of a specific date or time, which need only be so true and correct in all respects as of such date or time; (ii) the representations and warranties of the Company set forth in the second and third sentences of Section 4.1(a) and Sections 4.1(b) and 4.2 (collectively, the “De Minimis Warranties”) shall be true and correct in all respects, except for de minimis inaccuracies, at and as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time, except for De Minimis Warranties that are expressly made as of a specific date or time, which need only be so true and correct in all respects as of such date or time; and (iii) the representations and warranties of the Company set forth in Article IV (other than, for the avoidance of doubt, the Fundamental Warranties and the De Minimis Warranties), without giving effect to any qualifications as to materiality, Material Adverse Effect or other similar phrases contained in each of such representations and warrants, shall be true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except for such representations and warranties that are made as of a specific date or time (which need only be so true and correct as of such date or time), except where any failures of such representations and warranties to be so true and correct does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) The Company shall have performed and complied with in all material respects all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date;

(c) Since the date of this Agreement, there has not been any change, event, development, condition, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied;

(e) The Company shall have delivered to Parent a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3); and

(f) There shall not be pending, or threatened in writing, any Legal Proceeding by any Governmental Entity having authority over Parent, Sub or the Company challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Common Stock pursuant to the Agreement or preventing consummation of the Merger.

ARTICLE IX.

TERMINATION, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated by March 31, 2018 (the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such Outside Date and such action or failure to act constitutes a breach of this Agreement; or

(ii) if any Governmental Entity issues an order, decree or ruling or takes any other action that shall have become final and nonappealable and constitutes a Blocking Prohibition, provided, however, that the right of any party to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to such party if the failure by such party to perform any of its obligations under this Agreement has been the principal cause of the issuance or adoption of such order, decree, ruling or failure of such order, decree or ruling to be vacated.

(c) by Parent, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.3(a) or 8.3(b) and, and (B) is incapable of being cured by the Outside Date or is not cured by the Company by the date that is 10 Business Days after its receipt of written notice thereof (provided that Parent is not then in material breach of any representation or warranty or covenant contained in this Agreement that would cause the failure of the conditions set forth in Section 8.2;

(d) by Parent:

(i) if the Company Board (A) makes a Recommendation Change, or otherwise amends or modifies in a manner materially adverse to Parent or Sub its approval or recommendation of this Agreement and the Merger, (B) fails to recommend the Merger to the Company Stockholders, (C) fails to reaffirm the Company Board Recommendation ten (10) Business Days after receipt of a written request by Parent to provide such reaffirmation following the public disclosure of an Acquisition Proposal or (D) fails to recommend against any publicly announced Acquisition Proposal within 5 Business Days after receipt of a written request by Parent; or

(ii) if the Company shall have entered into a definitive agreement with respect to a Superior Proposal or Acquisition Proposal or the Company shall have materially breached Section 7.3;

(e) by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.2(a) or 8.2(b) and, and (B) is incapable of being cured by the Outside Date or is not cured by Parent by the date that is 10 Business Days after its receipt of written notice thereof (provided that the Company is not then in material breach of any representation or warranty contained in this Agreement that would cause the failure of the conditions set forth in Section 8.3;

(f) By the Company, at any time prior to 5:00 p.m. New York City time on October 14, 2017, if the Company and the Company Board shall have complied in all material respects with the provisions of Section 7.3 and, substantially concurrently with the termination hereunder, shall have entered into a Specified Definitive Acquisition Agreement with respect to such Superior Proposal (a “Superior Proposal Termination”); provided, however, that such termination pursuant to this Section 9.1(f) shall not be effective unless prior to or concurrently with such termination the Company has paid the termination fee to or for the account of Parent pursuant to Section 9.2; or

(g) by Parent, if the Stockholder Consent representing the Stockholder Approval shall not have been delivered to Parent prior to 5:00 p.m., New York City time, on the date that is one (1) day following the date of this Agreement.

(h) by the Company, if (i) Parent shall have failed to consummate the Merger within two (2) Business Days after the date on which the Closing should have occurred pursuant to this Agreement, (ii) all the conditions set forth in Article VIII would have been satisfied if the Closing were to have occurred at such time (other than those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been satisfied as of such date) and (iii) the Company shall have given written notice to Parent at least two Business Days prior to the termination of this Agreement pursuant to this Section 9.1(h) (which notice may be given on the date the Closing should have occurred but for Parent’s or Sub’s refusal to consummate the Merger) that the Company has confirmed to Parent in writing that it stands ready, willing and able to consummate the Merger.

Section 9.2 Effects of Termination. (a) The Company agrees to pay Parent a fee equal to $5,506,000, plus the reasonable out of pocket expenses of Parent and Sub incurred in connection with the evaluation, negotiation, delivery and enforcement of this Agreement, if:

(i) this Agreement is terminated by Parent pursuant to Section 9.1(d) (in which case, the fee shall be payable within two Business Days after such termination);

(ii) this Agreement is terminated by the Company pursuant to Section 9.1(f) or

(iii) this Agreement is terminated (X) by Parent pursuant to Section 9.1(c) or (Y) by either Parent or the Company pursuant to Section 9.1(b)(i) and, in the case of both (X) and (Y), and at the time of such termination an Acquisition Proposal (except, for purposes of this Section 9.2(a)(iii), shall have the meaning set forth in the definition of Acquisition Transaction contained in Section 7.3(g), except that all references to 15% shall be deemed references to 50%) had been made (other than by Parent or its Affiliates) and not withdrawn or an Acquisition Proposal (whether or not conditional and whether or not withdrawn) otherwise becomes known to the Company or the stockholders of the Company, and thereafter and within twelve (12) months after such termination either the Company has entered into a definitive agreement relating to an Acquisition Proposal or an Acquisition Transaction contemplated by an Acquisition Proposal has been consummated (in which case, the fee shall be payable no later than the first to occur of such entry into such definitive agreement or completion of such transaction).

(b) The fee payable pursuant to Section 9.2(a) shall be made by wire transfer of same day funds. The Company acknowledges that the agreement contained in Section 9.2(a) are an integral part of this Agreement, and that, without this agreement, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 9.2(a) (but in any event within two Business Days) following delivery by Parent of an invoice therefor, and, in order to obtain such payment, Parent or Sub commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Company for the fee set forth in this paragraph (b) the Company shall pay to Parent or Sub its costs and expenses (including attorneys’ fees) in connection with such suit.

(c) Subject to the rights under Section 10.3, Parent agrees that the payment provided for in Section 9.2(a) shall be the sole and exclusive remedy of Parent upon termination of this Agreement under circumstances giving rise to an obligation (or potential obligation) of the Company to pay the amount set forth in Section 9.2(a) , and such remedy shall be limited to the aggregate of the sums stipulated in such section; provided, however, that nothing herein shall relieve any party from Liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In no event shall the Company be required to pay to Parent more than one termination fee pursuant to Section 9.2(a).

(d) Nothing in this Article IX shall be deemed to impair the right of any party to bring any action or actions for specific performance, injunctive and/or other equitable relief (including the right of any party to compel specific performance by another party of its obligations under this Agreement) pursuant to, and subject to the limitations set forth in, Section 10.3 prior to the valid termination of this Agreement, except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 10.3, under no circumstances shall the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 10.3 and any monetary damages.

(e) In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 5.7, the penultimate sentence of Section 7.5, Section 7.8, Articles IV and V and except for any intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which intentional breach and Liability therefor shall not be affected by termination of this Agreement or any payments required to be made pursuant to this Section 9.2).

Section 9.3 Amendment. This Agreement may be amended by the parties at any time before the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.4 Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 9.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.3 or an extension or waiver pursuant to Section 9.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the Closing, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

Section 10.2 Notices. Except for notices that are specifically required to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by email (upon confirmation of receipt), (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery) or (c) on the seventh Business Day following the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

Lapolla Industries, Inc.

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322

Houston, Texas 77032

Attention: Douglas Kramer

Email: dkramer@lapolla.com

with a copy to (which shall not constitute notice):

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10012

USA

Attention:         Rick A. Werner

                          Greg Kramer

Facsimile:         (212) 884-8234

                           (212) 884-9568

Email:                rick.werner@haynesboone.com

                           greg.kramer@haynesboone.com

If to Parent or Sub:

Icynene U.S. Holding Corp.

c/o Icynene Corp.

6747 Campobello Road

Mississauga, Ontario

L5N 2L7

Attention: Mark Sarvary

Facsimile: (905) 363-0103

Email: msarvary@icynene.com

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

USA

Attention:         Neil W. Townsend

                          Thomas Mark

Facsimile:        (212) 728-8111

Email:               ntownsend@willkie.com

                          tmark@willkie.com

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

Section 10.3 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 10.4 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party shall have any Liability for any obligations or Liabilities of any party under this Agreement or for any claim based on, in respect of, or by reason of, the Merger.

Section 10.5 Entire Agreement. This Agreement, the Disclosure Schedule, and the Confidentiality Agreement dated July 18, 2017, between the Company and Houlihan Lokey Capital, Inc. (the “Confidentiality Agreement”) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

Section 10.6 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or, if such court does not have jurisdiction over a particular matter, any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the Merger, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) consents to service of process in the manner provided for in Section 10.2.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT

ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 10.8 Headings and Table of Contents. Headings of the Articles and Sections of this Agreement, the Table of Contents, and the Index of Definitions are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 10.9 No Third Party Beneficiaries. Except as provided in Section 3.3(c) (Exchange of Certificates – Exchange Procedures), Section 7.1 (Directors’ and Officers’ Indemnification) and Section 10.4 (Non-Recourse), this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, the Company shall have the right, on behalf of its stockholders, to pursue damages in the event of Parent’s fraud or breach of this Agreement.

Section 10.10 Incorporation of Exhibits. The Disclosure Schedule and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 10.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.12 Subsidiaries. As used in this Agreement, “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such person.

Section 10.13 Person. As used in this Agreement, “Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

Section 10.14 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law, merger, consolidation, reorganization or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion, any of or all of their rights, interests and obligations under this Agreement to any Affiliate of Parent, Sub or FFL Partners LLC but no such assignment shall relieve the assigning party of any of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 10.15 Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

IN WITNESS WHEREOF, undersigned have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

LAPOLLA INDUSTRIES, INC.

By:	/s/ Douglas Kramer
Name: Douglas Kramer
Title: President and Chief Executive Officer

BLAZE MERGER SUB INC.

By:	/s/ Greg Long
Name: Greg Long
Title: President

ICYNENE U.S. HOLDING CORP.

By:	/s/ Greg Long
Name: Greg Long
Title: Vice President and Secretary

[Signature Page to Merger Agreement]

ANNEX B1

EXECUTION VERSION

VOTING AGREEMENT

by and between

ICYNENE U.S. HOLDING, CORP.

and

Jay Nadel

Dated as of October 4, 2017

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CONFIDENTIAL

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of October 4, 2017, between Icynene U.S. Holding, Corp., a Delaware corporation (“Parent”) and the undersigned (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of and has the sole power to vote (or to direct the voting of) the number of shares of Common Stock, par value $0.01 per share (the “Common Shares”) of Lapolla Industries, Inc., a Delaware corporation, set forth opposite the Stockholder’s name on Schedule I hereto (such Common Shares, together with any other shares of the Company (“Shares”) the voting power of which is acquired by such Stockholder during the period from the date hereof through the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company, Parent, Blaze Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are concurrently entering into an agreement and plan of merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation thereafter (the “Merger”);

WHEREAS, the adoption of the Merger Agreement requires the written consent or affirmative vote of the holders of a majority in voting power of the Common Shares, entitled to vote thereon; and

WHEREAS, as an inducement to Parent’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, transactions from which the Stockholder believes it will derive substantial benefits through its ownership interest in the Company, the Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1 Agreement to Vote.

(a) The Stockholder hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement, such Stockholders will execute and deliver to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable.

(b) The Stockholder hereby agrees that, during the Voting Period, and at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances

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(including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Merger and any of the transactions contemplated thereby is sought, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all its Subject Shares, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Merger Agreement and the transactions contemplated thereby and (B) waiving any notice that may have been or may be required relating to the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) against (X) any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the Merger or any other transactions contemplated by this Agreement or the Merger Agreement, (Y) any Acquisition Proposal or Acquisition Inquiry and any action in furtherance of any such Acquisition Proposal or Acquisition Inquiry and (Z) any action, proposal, transaction or agreement that, to the knowledge of the Stockholder, would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder or the Company under this Agreement or the Merger Agreement.

SECTION 2.2 Grant of Irrevocable Proxy. The Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as the Stockholder’s proxy, with full power of substitution and resubstitution, to vote, including by executing written consents, during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1; provided, however, that the Stockholders’ grant of the proxy contemplated by this Section 2.2 shall be effective with respect to Section 2.1(a) if, and only if, the Stockholder does not deliver the Written Consent immediately following the execution and delivery of this Agreement. The Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. The Stockholder affirms that the irrevocable proxy given by it hereby with respect to the Merger Agreement and the transactions contemplated thereby is given to Parent by the Stockholder to secure the performance of the obligations of the Stockholder under this Agreement. It is agreed that Parent (and its officers on behalf of Parent) will use the irrevocable proxy that is granted by the Stockholder hereby only in accordance with applicable Law and that, to the extent Parent (and its officers on behalf of Parent) uses such irrevocable proxy, it will only vote (or sign written consents in respect of) the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

SECTION 2.3 Nature of Irrevocable Proxy. The proxy granted pursuant to Section 2.2 to Parent by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by the Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. The proxy that may be granted hereunder shall terminate upon the termination of this Agreement, but shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of the Stockholder.

SECTION 2.4 Additional Consideration. If the Merger is consummated, the Stockholder will not receive, whether under this Agreement or otherwise, any consideration additional to or in lieu of the Merger Consideration in respect of the acquisition of any Common Shares held or controlled by it or its Affiliates. If the Merger is not consummated, neither the Stockholder nor any of its Affiliates will receive a break-fee or similar payment, whether under this Agreement or otherwise.

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ARTICLE III

COVENANTS

SECTION 3.1 Subject Shares.

(a) The Stockholder agrees that (i) from the date hereof until the Effective Time, it shall not, and shall not commit or agree to, without Parent’s prior written consent, directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein; and (ii) during the Voting Period, it shall not, and shall not commit or agree to, without Parent’s prior written consent, (A) grant any proxies or powers of attorney with respect to any or all of the Subject Shares or agree to vote (or sign written consents in respect of) the Subject Shares on any matter or divest itself of any voting rights in the Subject Shares, (B) take any action that would have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement, or (C) exercise any of its Options. The Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any involuntary transfer of any Subject Shares covered hereby shall occur (including, but not limited to, a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

(b) In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. The Stockholder further agrees that, in the event Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Shares, in each case after the execution of this Agreement, the Stockholder shall deliver promptly to Parent written notice of such event, which notice shall state the number of additional Shares so acquired. The Stockholder agrees that any such additional Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by the Stockholder on the date of this Agreement.

SECTION 3.2 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in the Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity.

SECTION 3.3 Other Offers. Except to the extent the Company is permitted to take such action pursuant to the Merger Agreement, neither the Stockholder (in the Stockholder’s capacity as such), shall, nor shall the Stockholder authorize or permit any of its Representatives to, take any of the following actions: (i) solicit, initiate, encourage or knowingly facilitate an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition

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CONFIDENTIAL

Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Parent, Sub and their respective subsidiaries and representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of the Stockholder shall be deemed to be a breach of this Section 3.3 by the Stockholder. The Stockholder shall, and shall use reasonable best efforts to cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or Acquisition Inquiry.

SECTION 3.4 Communications. During the Voting Period, the Stockholder shall not, and shall use its reasonable best efforts to cause its Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Parent, provided that the foregoing shall not limit or affect any actions taken by the Stockholder (or any affiliated officer or director of the Company) that would be permitted to be taken by the Company pursuant to the Merger Agreement. The Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in any publicly filed documents relating to the Merger or any transaction contemplated by the Merger Agreement) of: (a) the Stockholder’s identity; (b) the Stockholder’s beneficial ownership of the Subject Shares; and (c) the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent, Merger Sub or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or any transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document.

SECTION 3.5 Voting Trusts. The Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

SECTION 3.6 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Law, including Section 262 of the DGCL. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into or consummation of the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

SECTION 4.1 Due Authorization, etc. The Stockholder is a natural person. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement,

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or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Stockholder’s name the Shares over which the Stockholder has sole record and beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the lawful owner of the Shares denoted as being owned by the Stockholder on Schedule I hereto, has the sole power to vote or cause to be voted such Shares and has the sole power to dispose of or cause to be disposed such Shares. The Stockholder has good and valid title to the Shares denoted as being owned by the Stockholder on Schedule I hereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws.

SECTION 4.3 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholder and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares or its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.

SECTION 4.4 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any Contract made by or on behalf of the Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company.

SECTION 4.5 No Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Stockholder as follows:

SECTION 5.1 Due Organization, etc. Parent is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary action on the part of Parent and no other proceedings on the part of Parent are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (assuming the due authorization, execution and

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CONFIDENTIAL

delivery by the Stockholder) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 5.2 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Parent and (b) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Parent, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair Parent’s ability to perform its obligations under this Agreement.

SECTION 5.3 Voting Agreements. In connection with the Merger, certain stockholders of the Company have executed a voting agreement with Parent which contains substantially similar terms and provisions as those contained in this Agreement.

ARTICLE VI

TERMINATION

SECTION 6.1 Termination. This Agreement shall automatically terminate, and neither Parent nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of Parent and the Stockholder; (b) the Effective Time; (c) the termination of the Merger Agreement in accordance with its terms; or (d) the time of any material modification, waiver or amendment of the Merger Agreement that reduces or changes the form of the Merger Consideration pursuant to the Merger Agreement as in effect on the date hereof or which is otherwise adverse to the Stockholder in any material respect, in each case, without the prior written consent of the Stockholder. The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article VI, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that, subject to Section 7.12, the termination of this Agreement shall not relieve either party to this Agreement from liability for such party’s intentional breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Further Actions. Subject to the terms and conditions set forth in this Agreement, the Stockholder agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

SECTION 7.2 Fees and Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

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CONFIDENTIAL

SECTION 7.3 Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. At any time prior to Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

SECTION 7.4 Notices. Any notice, request, instruction or other document required to be given hereunder shall be sufficient if in writing, and sent by confirmed facsimile or electronic mail transmission of a “portable document format” (“.pdf”) attachment (provided that any notice received by facsimile or electronic mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent, to

Icynene Corp.

[●]

with a copy to (which shall not constitute notice):

[●]

If to the Stockholder:

[●]

or to such other person or address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 7.5 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

SECTION 7.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

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SECTION 7.7 Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that without consent Parent may assign all or any of its rights and obligations hereunder to any of its Affiliates that assume the rights and obligations of Parent under the Merger Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, the Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of the Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including the Stockholder’s heirs, guardians, administrators or successors and assigns, and the Stockholder agrees to take all actions necessary to effect the foregoing.

SECTION 7.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Notwithstanding the foregoing, the Company shall be an express third party beneficiary solely of the provisions of Section 3.4 hereof. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.3 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date (except the Company solely with respect to Section 3.4 hereof).

SECTION 7.9 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to dollars of “US$” are to the official currency of the United States of America. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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CONFIDENTIAL

SECTION 7.10 Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

SECTION 7.11 Specific Performance. The Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of the Company and Parent shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy, which shall be the sole and exclusive remedy for any such breach.

SECTION 7.12 Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

SECTION 7.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

SECTION 7.14 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

SECTION 7.15 Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

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CONFIDENTIAL

IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

ICYNENE U.S. HOLDING, CORP.

By:
Name:
Title:

Jay Nadel

[Signature Page to Voting Agreement]

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PRIVILEGED AND CONFIDENTIAL

Exhibit A

Written Consent

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WRITTEN CONSENT

IN LIEU OF A

MEETING OF STOCKHOLDERS

OF

LAPOLLA INDUSTRIES, INC.

October 4, 2017

The undersigned (the “Stockholders”), being the holders of a majority of the issued and outstanding shares of capital stock of Lapolla Industries, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), do hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting:

MERGER AGREEMENT

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October 4, 2017 (the “Merger Agreement”), by and among the Company, Icynene U.S. Holding Corp. (“Parent”) and Blaze Merger Sub Inc. (“Sub”), a copy of which has been provided to the undersigned Stockholders and is attached hereto as Exhibit A (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (x) shares of Company Common Stock that are directly owned by the Company, Parent, Sub or any other wholly owned Subsidiary of Parent and (y) any Dissenting Company Shares) will be converted into the right to receive $1.03 in cash, without interest (the “Merger Consideration”), and (ii) each outstanding Option will be canceled and converted into a right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest;

WHEREAS, the board of directors of the Company (the “Board”) has received the opinion of Houlihan Lokey Capital, Inc., dated October 4, 2017, addressed to the Board, to the effect that, as of such date, the Merger Consideration to be received by holders of the Company Common Stock pursuant to the terms and subject to the conditions set forth in the Merger Agreement is fair, from a financial point of view to such holders;

WHEREAS, the Board, by unanimous vote of all of the directors, has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, (ii) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) subject to Section 7.3 of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the holders of the shares of the Company Common Stock, upon the terms and subject to the conditions set forth therein;

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WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL; and

WHEREAS, pursuant to the Merger Agreement and in accordance with Section 251(d) of the DGCL, the Board has the power to terminate the Merger Agreement under certain circumstances after the Company Stockholder Approval is obtained by this written consent, upon the terms and subject to the conditions set forth in the Merger Agreement; now, therefore, be it

RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are hereby adopted and approved in all respects, and that each of the undersigned Stockholders hereby votes all of the shares of capital stock of the Company held by such Stockholder and entitled to vote thereon in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; provided, however, that this written consent shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms (including, without limitation, pursuant to Section 9.1(f) thereof);

FURTHER RESOLVED, that each of the undersigned Stockholders hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent; and

FURTHER RESOLVED, that this written consent may be executed in two or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures to this written consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

[Remainder of page intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed this consent on the dates below.

RICHARD KURTZ

Dated: October 4, 2017

JARE INVESTMENT LLC

By:

Name: Joseph Spadaccini Title: Member

Dated: October 4, 2017

JAY C. NADEL

Dated: October 4, 2017

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Schedule I

Ownership of Common Shares

Name and Address of Stockholder	Number of Common Shares
Jay Nadel	[●]

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ANNEX B2

EXECUTION VERSION

VOTING AGREEMENT

by and between

ICYNENE U.S. HOLDING, CORP.

and

JARE INVESTMENT LLC

Dated as of October 4, 2017

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CONFIDENTIAL

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of October 4, 2017, between Icynene U.S. Holding, Corp., a Delaware corporation (“Parent”) and the undersigned (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of and has the sole power to vote (or to direct the voting of) the number of shares of Common Stock, par value $0.01 per share (the “Common Shares”) of Lapolla Industries, Inc., a Delaware corporation, set forth opposite the Stockholder’s name on Schedule I hereto (such Common Shares, together with any other shares of the Company (“Shares”) the voting power of which is acquired by such Stockholder during the period from the date hereof through the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company, Parent, Blaze Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are concurrently entering into an agreement and plan of merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation thereafter (the “Merger”);

WHEREAS, the adoption of the Merger Agreement requires the written consent or affirmative vote of the holders of a majority in voting power of the Common Shares, entitled to vote thereon; and

WHEREAS, as an inducement to Parent’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, transactions from which the Stockholder believes it will derive substantial benefits through its ownership interest in the Company, the Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1 Agreement to Vote.

(a) The Stockholder hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement, such Stockholders will execute and deliver to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable.

(b) The Stockholder hereby agrees that, during the Voting Period, and at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances

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(including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Merger and any of the transactions contemplated thereby is sought, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all its Subject Shares, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Merger Agreement and the transactions contemplated thereby and (B) waiving any notice that may have been or may be required relating to the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) against (X) any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the Merger or any other transactions contemplated by this Agreement or the Merger Agreement, (Y) any Acquisition Proposal or Acquisition Inquiry and any action in furtherance of any such Acquisition Proposal or Acquisition Inquiry and (Z) any action, proposal, transaction or agreement that, to the knowledge of the Stockholder, would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder or the Company under this Agreement or the Merger Agreement.

SECTION 2.2 Grant of Irrevocable Proxy. The Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as the Stockholder’s proxy, with full power of substitution and resubstitution, to vote, including by executing written consents, during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1; provided, however, that the Stockholders’ grant of the proxy contemplated by this Section 2.2 shall be effective with respect to Section 2.1(a) if, and only if, the Stockholder does not deliver the Written Consent immediately following the execution and delivery of this Agreement. The Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. The Stockholder affirms that the irrevocable proxy given by it hereby with respect to the Merger Agreement and the transactions contemplated thereby is given to Parent by the Stockholder to secure the performance of the obligations of the Stockholder under this Agreement. It is agreed that Parent (and its officers on behalf of Parent) will use the irrevocable proxy that is granted by the Stockholder hereby only in accordance with applicable Law and that, to the extent Parent (and its officers on behalf of Parent) uses such irrevocable proxy, it will only vote (or sign written consents in respect of) the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

SECTION 2.3 Nature of Irrevocable Proxy. The proxy granted pursuant to Section 2.2 to Parent by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by the Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. The proxy that may be granted hereunder shall terminate upon the termination of this Agreement, but shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of the Stockholder.

SECTION 2.4 Additional Consideration. If the Merger is consummated, the Stockholder will not receive, whether under this Agreement or otherwise, any consideration additional to or in lieu of the Merger Consideration in respect of the acquisition of any Common Shares held or controlled by it or its Affiliates. If the Merger is not consummated, neither the Stockholder nor any of its Affiliates will receive a break-fee or similar payment, whether under this Agreement or otherwise.

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ARTICLE III

COVENANTS

SECTION 3.1 Subject Shares.

(a) The Stockholder agrees that (i) from the date hereof until the Effective Time, it shall not, and shall not commit or agree to, without Parent’s prior written consent, directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein; and (ii) during the Voting Period, it shall not, and shall not commit or agree to, without Parent’s prior written consent, (A) grant any proxies or powers of attorney with respect to any or all of the Subject Shares or agree to vote (or sign written consents in respect of) the Subject Shares on any matter or divest itself of any voting rights in the Subject Shares, (B) take any action that would have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement, or (C) exercise any of its Options. The Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any involuntary transfer of any Subject Shares covered hereby shall occur (including, but not limited to, a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

(b) In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. The Stockholder further agrees that, in the event Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Shares, in each case after the execution of this Agreement, the Stockholder shall deliver promptly to Parent written notice of such event, which notice shall state the number of additional Shares so acquired. The Stockholder agrees that any such additional Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by the Stockholder on the date of this Agreement.

SECTION 3.2 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in the Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity.

SECTION 3.3 Other Offers. Except to the extent the Company is permitted to take such action pursuant to the Merger Agreement, neither the Stockholder (in the Stockholder’s capacity as such), shall, nor shall the Stockholder authorize or permit any of its Representatives to, take any of the following actions: (i) solicit, initiate, encourage or knowingly facilitate an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or

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recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Parent, Sub and their respective subsidiaries and representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of the Stockholder shall be deemed to be a breach of this Section 3.3 by the Stockholder. The Stockholder shall, and shall use reasonable best efforts to cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or Acquisition Inquiry.

SECTION 3.4 Communications. During the Voting Period, the Stockholder shall not, and shall use its reasonable best efforts to cause its Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Parent, provided that the foregoing shall not limit or affect any actions taken by the Stockholder (or any affiliated officer or director of the Company) that would be permitted to be taken by the Company pursuant to the Merger Agreement. The Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in any publicly filed documents relating to the Merger or any transaction contemplated by the Merger Agreement) of: (a) the Stockholder’s identity; (b) the Stockholder’s beneficial ownership of the Subject Shares; and (c) the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent, Merger Sub or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or any transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document.

SECTION 3.5 Voting Trusts. The Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

SECTION 3.6 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Law, including Section 262 of the DGCL. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into or consummation of the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

SECTION 4.1 Due Authorization, etc. The Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of New Jersey. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the

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Stockholder have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Stockholder’s name the Shares over which the Stockholder has sole record and beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the lawful owner of the Shares denoted as being owned by the Stockholder on Schedule I hereto, has the sole power to vote or cause to be voted such Shares and has the sole power to dispose of or cause to be disposed such Shares. The Stockholder has good and valid title to the Shares denoted as being owned by the Stockholder on Schedule I hereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws.

SECTION 4.3 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholder and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares or its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.

SECTION 4.4 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any Contract made by or on behalf of the Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company.

SECTION 4.5 No Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Stockholder as follows:

SECTION 5.1 Due Organization, etc. Parent is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by

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Parent have been duly authorized by all necessary action on the part of Parent and no other proceedings on the part of Parent are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (assuming the due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 5.2 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Parent and (b) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Parent, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair Parent’s ability to perform its obligations under this Agreement.

SECTION 5.3 Voting Agreements. In connection with the Merger, certain stockholders of the Company have executed a voting agreement with Parent which contains substantially similar terms and provisions as those contained in this Agreement.

ARTICLE VI

TERMINATION

SECTION 6.1 Termination. This Agreement shall automatically terminate, and neither Parent nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of Parent and the Stockholder; (b) the Effective Time; (c) the termination of the Merger Agreement in accordance with its terms; or (d) the time of any material modification, waiver or amendment of the Merger Agreement that reduces or changes the form of the Merger Consideration pursuant to the Merger Agreement as in effect on the date hereof or which is otherwise adverse to the Stockholder in any material respect, in each case, without the prior written consent of the Stockholder. The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article VI, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that, subject to Section 7.12, the termination of this Agreement shall not relieve either party to this Agreement from liability for such party’s intentional breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Further Actions. Subject to the terms and conditions set forth in this Agreement, the Stockholder agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

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SECTION 7.2 Fees and Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

SECTION 7.3 Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. At any time prior to Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

SECTION 7.4 Notices. Any notice, request, instruction or other document required to be given hereunder shall be sufficient if in writing, and sent by confirmed facsimile or electronic mail transmission of a “portable document format” (“.pdf”) attachment (provided that any notice received by facsimile or electronic mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent, to

Icynene Corp.

[●]

with a copy to (which shall not constitute notice):

[●]

If to the Stockholder:

[●]

or to such other person or address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 7.5 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

SECTION 7.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

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SECTION 7.7 Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that without consent Parent may assign all or any of its rights and obligations hereunder to any of its Affiliates that assume the rights and obligations of Parent under the Merger Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, the Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of the Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including the Stockholder’s heirs, guardians, administrators or successors and assigns, and the Stockholder agrees to take all actions necessary to effect the foregoing.

SECTION 7.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Notwithstanding the foregoing, the Company shall be an express third party beneficiary solely of the provisions of Section 3.4 hereof. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.3 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date (except the Company solely with respect to Section 3.4 hereof).

SECTION 7.9 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to dollars of “US$” are to the official currency of the United States of America. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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SECTION 7.10 Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

SECTION 7.11 Specific Performance. The Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of the Company and Parent shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy, which shall be the sole and exclusive remedy for any such breach.

SECTION 7.12 Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

SECTION 7.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

SECTION 7.14 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

SECTION 7.15 Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

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IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

ICYNENE U.S. HOLDING, CORP.

By:
Name:
Title:

JARE INVESTMENT LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

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CONFIDENTIAL

Exhibit A

Written Consent

See attached.

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WRITTEN CONSENT

IN LIEU OF A

MEETING OF STOCKHOLDERS

OF

LAPOLLA INDUSTRIES, INC.

October 4, 2017

The undersigned (the “Stockholders”), being the holders of a majority of the issued and outstanding shares of capital stock of Lapolla Industries, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), do hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting:

MERGER AGREEMENT

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October 4, 2017 (the “Merger Agreement”), by and among the Company, Icynene U.S. Holding Corp. (“Parent”) and Blaze Merger Sub Inc. (“Sub”), a copy of which has been provided to the undersigned Stockholders and is attached hereto as Exhibit A (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (x) shares of Company Common Stock that are directly owned by the Company, Parent, Sub or any other wholly owned Subsidiary of Parent and (y) any Dissenting Company Shares) will be converted into the right to receive $1.03 in cash, without interest (the “Merger Consideration”), and (ii) each outstanding Option will be canceled and converted into a right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest;

WHEREAS, the board of directors of the Company (the “Board”) has received the opinion of Houlihan Lokey Capital, Inc., dated October 4, 2017, addressed to the Board, to the effect that, as of such date, the Merger Consideration to be received by holders of the Company Common Stock pursuant to the terms and subject to the conditions set forth in the Merger Agreement is fair, from a financial point of view to such holders;

WHEREAS, the Board, by unanimous vote of all of the directors, has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, (ii) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) subject to Section 7.3 of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the holders of the shares of the Company Common Stock, upon the terms and subject to the conditions set forth therein;

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WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL; and

WHEREAS, pursuant to the Merger Agreement and in accordance with Section 251(d) of the DGCL, the Board has the power to terminate the Merger Agreement under certain circumstances after the Company Stockholder Approval is obtained by this written consent, upon the terms and subject to the conditions set forth in the Merger Agreement; now, therefore, be it

RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are hereby adopted and approved in all respects, and that each of the undersigned Stockholders hereby votes all of the shares of capital stock of the Company held by such Stockholder and entitled to vote thereon in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; provided, however, that this written consent shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms (including, without limitation, pursuant to Section 9.1(f) thereof);

FURTHER RESOLVED, that each of the undersigned Stockholders hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent; and

FURTHER RESOLVED, that this written consent may be executed in two or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures to this written consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

[Remainder of page intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed this consent on the dates below.

RICHARD KURTZ

Dated: October 4, 2017

JARE INVESTMENT LLC

By:

Name: Joseph Spadaccini Title: Member

Dated: October 4, 2017

JAY C. NADEL

Dated: October 4, 2017

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Schedule I

Ownership of Common Shares

Name and Address of Stockholder	Number of Common Shares
JARE Investment LLC	[	●]

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ANNEX B3

EXECUTION VERSION

VOTING AGREEMENT

by and between

ICYNENE U.S. HOLDING, CORP.

and

RICHARD KURTZ

Dated as of October 4, 2017

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VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of October 4, 2017, between Icynene U.S. Holding, Corp., a Delaware corporation (“Parent”) and the undersigned (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of and has the sole power to vote (or to direct the voting of) the number of shares of Common Stock, par value $0.01 per share (the “Common Shares”) of Lapolla Industries, Inc., a Delaware corporation, set forth opposite the Stockholder’s name on Schedule I hereto (such Common Shares, together with any other shares of the Company (“Shares”) the voting power of which is acquired by such Stockholder during the period from the date hereof through the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company, Parent, Blaze Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are concurrently entering into an agreement and plan of merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation thereafter (the “Merger”);

WHEREAS, the adoption of the Merger Agreement requires the written consent or affirmative vote of the holders of a majority in voting power of the Common Shares, entitled to vote thereon; and

WHEREAS, as an inducement to Parent’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, transactions from which the Stockholder believes it will derive substantial benefits through its ownership interest in the Company, the Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1 Agreement to Vote.

(a) The Stockholder hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement, such Stockholders will execute and deliver to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable.

(b) The Stockholder hereby agrees that, during the Voting Period, and at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances

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(including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Merger and any of the transactions contemplated thereby is sought, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all its Subject Shares, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Merger Agreement and the transactions contemplated thereby and (B) waiving any notice that may have been or may be required relating to the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) against (X) any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the Merger or any other transactions contemplated by this Agreement or the Merger Agreement, (Y) any Acquisition Proposal or Acquisition Inquiry and any action in furtherance of any such Acquisition Proposal or Acquisition Inquiry and (Z) any action, proposal, transaction or agreement that, to the knowledge of the Stockholder, would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder or the Company under this Agreement or the Merger Agreement.

SECTION 2.2 Grant of Irrevocable Proxy. The Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as the Stockholder’s proxy, with full power of substitution and resubstitution, to vote, including by executing written consents, during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1; provided, however, that the Stockholders’ grant of the proxy contemplated by this Section 2.2 shall be effective with respect to Section 2.1(a) if, and only if, the Stockholder does not deliver the Written Consent immediately following the execution and delivery of this Agreement. The Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. The Stockholder affirms that the irrevocable proxy given by it hereby with respect to the Merger Agreement and the transactions contemplated thereby is given to Parent by the Stockholder to secure the performance of the obligations of the Stockholder under this Agreement. It is agreed that Parent (and its officers on behalf of Parent) will use the irrevocable proxy that is granted by the Stockholder hereby only in accordance with applicable Law and that, to the extent Parent (and its officers on behalf of Parent) uses such irrevocable proxy, it will only vote (or sign written consents in respect of) the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

SECTION 2.3 Nature of Irrevocable Proxy. The proxy granted pursuant to Section 2.2 to Parent by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by the Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. The proxy that may be granted hereunder shall terminate upon the termination of this Agreement, but shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of the Stockholder.

SECTION 2.4 Additional Consideration. If the Merger is consummated, the Stockholder will not receive, whether under this Agreement or otherwise, any consideration additional to or in lieu of the Merger Consideration in respect of the acquisition of any Common Shares held or controlled by it or its Affiliates. If the Merger is not consummated, neither the Stockholder nor any of its Affiliates will receive a break-fee or similar payment, whether under this Agreement or otherwise.

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ARTICLE III

COVENANTS

SECTION 3.1 Subject Shares.

(a) The Stockholder agrees that (i) from the date hereof until the Effective Time, it shall not, and shall not commit or agree to, without Parent’s prior written consent, directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein; and (ii) during the Voting Period, it shall not, and shall not commit or agree to, without Parent’s prior written consent, (A) grant any proxies or powers of attorney with respect to any or all of the Subject Shares or agree to vote (or sign written consents in respect of) the Subject Shares on any matter or divest itself of any voting rights in the Subject Shares, (B) take any action that would have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement, or (C) exercise any of its Options. The Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any involuntary transfer of any Subject Shares covered hereby shall occur (including, but not limited to, a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

(b) In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. The Stockholder further agrees that, in the event Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Shares, in each case after the execution of this Agreement, the Stockholder shall deliver promptly to Parent written notice of such event, which notice shall state the number of additional Shares so acquired. The Stockholder agrees that any such additional Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by the Stockholder on the date of this Agreement.

SECTION 3.2 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in the Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity.

SECTION 3.3 Other Offers. Except to the extent the Company is permitted to take such action pursuant to the Merger Agreement, neither the Stockholder (in the Stockholder’s capacity as such), shall, nor shall the Stockholder authorize or permit any of its Representatives to, take any of the following actions: (i) solicit, initiate, encourage or knowingly facilitate an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or

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recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Parent, Sub and their respective subsidiaries and representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of the Stockholder shall be deemed to be a breach of this Section 3.3 by the Stockholder. The Stockholder shall, and shall use reasonable best efforts to cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or Acquisition Inquiry.

SECTION 3.4 Communications. During the Voting Period, the Stockholder shall not, and shall use its reasonable best efforts to cause its Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Parent, provided that the foregoing shall not limit or affect any actions taken by the Stockholder (or any affiliated officer or director of the Company) that would be permitted to be taken by the Company pursuant to the Merger Agreement. The Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in any publicly filed documents relating to the Merger or any transaction contemplated by the Merger Agreement) of: (a) the Stockholder’s identity; (b) the Stockholder’s beneficial ownership of the Subject Shares; and (c) the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent, Merger Sub or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or any transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document.

SECTION 3.5 Voting Trusts. The Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

SECTION 3.6 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Law, including Section 262 of the DGCL. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into or consummation of the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

SECTION 4.1 Due Authorization, etc. The Stockholder is a natural person. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary action on the part of the

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Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Stockholder’s name the Shares over which the Stockholder has sole record and beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the lawful owner of the Shares denoted as being owned by the Stockholder on Schedule I hereto, has the sole power to vote or cause to be voted such Shares and, except as set forth on Schedule 4.2 hereof, has the sole power to dispose of or cause to be disposed such Shares. Except as set forth on Schedule 4.2 hereof, the Stockholder has good and valid title to the Shares denoted as being owned by the Stockholder on Schedule I hereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws.

SECTION 4.3 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholder and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares or its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.

SECTION 4.4 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any Contract made by or on behalf of the Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company.

SECTION 4.5 No Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Stockholder as follows:

SECTION 5.1 Due Organization, etc. Parent is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary action on the part of Parent and no other proceedings on the

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part of Parent are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (assuming the due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 5.2 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Parent and (b) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Parent, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair Parent’s ability to perform its obligations under this Agreement.

SECTION 5.3 Voting Agreements. In connection with the Merger, certain stockholders of the Company have executed a voting agreement with Parent which contains substantially similar terms and provisions as those contained in this Agreement.

ARTICLE VI

TERMINATION

SECTION 6.1 Termination. This Agreement shall automatically terminate, and neither Parent nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of Parent and the Stockholder; (b) the Effective Time; (c) the termination of the Merger Agreement in accordance with its terms; or (d) the time of any material modification, waiver or amendment of the Merger Agreement that reduces or changes the form of the Merger Consideration pursuant to the Merger Agreement as in effect on the date hereof or which is otherwise adverse to the Stockholder in any material respect, in each case, without the prior written consent of the Stockholder. The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article VI, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that, subject to Section 7.12, the termination of this Agreement shall not relieve either party to this Agreement from liability for such party’s intentional breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Further Actions. Subject to the terms and conditions set forth in this Agreement, the Stockholder agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

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SECTION 7.2 Fees and Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

SECTION 7.3 Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. At any time prior to Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

SECTION 7.4 Notices. Any notice, request, instruction or other document required to be given hereunder shall be sufficient if in writing, and sent by confirmed facsimile or electronic mail transmission of a “portable document format” (“.pdf”) attachment (provided that any notice received by facsimile or electronic mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent, to

Icynene Corp.

[●]

with a copy to (which shall not constitute notice):

●][

If to the Stockholder:

[●]

or to such other person or address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 7.5 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

SECTION 7.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable

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provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

SECTION 7.7 Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that without consent Parent may assign all or any of its rights and obligations hereunder to any of its Affiliates that assume the rights and obligations of Parent under the Merger Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, the Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of the Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including the Stockholder’s heirs, guardians, administrators or successors and assigns, and the Stockholder agrees to take all actions necessary to effect the foregoing.

SECTION 7.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Notwithstanding the foregoing, the Company shall be an express third party beneficiary solely of the provisions of Section 3.4 hereof. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.3 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date (except the Company solely with respect to Section 3.4 hereof).

SECTION 7.9 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to dollars of

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“US$” are to the official currency of the United States of America. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 7.10 Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

SECTION 7.11 Specific Performance. The Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of the Company and Parent shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy, which shall be the sole and exclusive remedy for any such breach.

SECTION 7.12 Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

SECTION 7.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

SECTION 7.14 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

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SECTION 7.15 Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

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IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

ICYNENE U.S. HOLDING, CORP.

By:
Name:
Title:

Richard Kurtz

[Signature Page to Voting Agreement]

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Exhibit A

Written Consent

See attached.

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WRITTEN CONSENT

IN LIEU OF A

MEETING OF STOCKHOLDERS

OF

LAPOLLA INDUSTRIES, INC.

October 4, 2017

The undersigned (the “Stockholders”), being the holders of a majority of the issued and outstanding shares of capital stock of Lapolla Industries, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), do hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting:

MERGER AGREEMENT

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October 4, 2017 (the “Merger Agreement”), by and among the Company, Icynene U.S. Holding Corp. (“Parent”) and Blaze Merger Sub Inc. (“Sub”), a copy of which has been provided to the undersigned Stockholders and is attached hereto as Exhibit A (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (x) shares of Company Common Stock that are directly owned by the Company, Parent, Sub or any other wholly owned Subsidiary of Parent and (y) any Dissenting Company Shares) will be converted into the right to receive $1.03 in cash, without interest (the “Merger Consideration”), and (ii) each outstanding Option will be canceled and converted into a right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest;

WHEREAS, the board of directors of the Company (the “Board”) has received the opinion of Houlihan Lokey Capital, Inc., dated October 4, 2017, addressed to the Board, to the effect that, as of such date, the Merger Consideration to be received by holders of the Company Common Stock pursuant to the terms and subject to the conditions set forth in the Merger Agreement is fair, from a financial point of view to such holders;

WHEREAS, the Board, by unanimous vote of all of the directors, has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, (ii) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) subject to Section 7.3 of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the holders of the shares of the Company Common Stock, upon the terms and subject to the conditions set forth therein;

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WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL; and

WHEREAS, pursuant to the Merger Agreement and in accordance with Section 251(d) of the DGCL, the Board has the power to terminate the Merger Agreement under certain circumstances after the Company Stockholder Approval is obtained by this written consent, upon the terms and subject to the conditions set forth in the Merger Agreement; now, therefore, be it

RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are hereby adopted and approved in all respects, and that each of the undersigned Stockholders hereby votes all of the shares of capital stock of the Company held by such Stockholder and entitled to vote thereon in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; provided, however, that this written consent shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms (including, without limitation, pursuant to Section 9.1(f) thereof);

FURTHER RESOLVED, that each of the undersigned Stockholders hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent; and

FURTHER RESOLVED, that this written consent may be executed in two or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures to this written consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

[Remainder of page intentionally left blank.

Signature page follows.]

B3-15

IN WITNESS WHEREOF, the undersigned has executed this consent on the dates below.

RICHARD KURTZ

Dated: October 4, 2017

JARE INVESTMENT LLC

By:

Name: Joseph Spadaccini Title: Member

Dated: October 4, 2017

JAY C. NADEL

Dated: October 4, 2017

B3-16

Schedule I

Ownership of Common Shares

Name and Address of Stockholder	Number of Common Shares
Richard Kurtz	[	●]

B3-17

Schedule 4.2

Pursuant to that certain Pledge Agreement, dated as of July 14, 2017, by Richard Kurtz in favor of Connectone Bank (the “Lender”), the Stockholder has pledged 52,738,290 Common Shares to the Lender to secure the Stockholder’s obligations under that certain Loan Agreement, dated as of July 14, 2017, between the Stockholder and the Lender. The Stockholder retains the right to vote all such pledged Common Shares. As of the date hereof, there is no Event of Default (as such term is defined in such Pledge Agreement) and the Stockholder has not received any notice that there is an Event of Default.

B3-18

ANNEX C

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

October 4, 2017

Lapolla Industries, Inc.

15402 Vantage Parkway E., Suite 322

Houston, TX 77032

Attn: Board of Directors

Dear Board of Directors:

We understand that Lapolla Industries, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Icynene U.S. Holding Corp. (“Parent”), Blaze Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and the Company, pursuant to which, among other things Merger Sub will merge with the Company (the “Transaction”), each outstanding share of the Common Stock, par value $0.01 per share (“Company Common Stock”), of the Company will be converted into the right to receive $1.30 in cash (the “Consideration”), and the Company will become a wholly owned subsidiary of Parent.

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated October 4, 2017, of the Agreement;

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending December 31, 2017 through 2022 (the “Projections”) and estimates made available to us by the Company of the Company’s net operating loss tax carryforwards (“NOLs”) and the Company’s ability to utilize those NOLs to achieve future tax savings on a standalone basis (the “Estimated NOL Tax Savings”);

4.	spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that (i) the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and (ii) the NOLs and Estimated NOL Tax Savings have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs and Estimated NOL Tax Savings. At your direction, we have assumed that the Projections, the NOLs and the Estimated NOL Tax Savings provide a reasonable basis on which to evaluate the Company and the Transaction and we have, at your direction, used and relied upon the Projections, the NOLs and the Estimated NOL Tax Savings for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent assets or liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, for purposes of our analyses and this opinion, have not taken into account any such contingent assets or liabilities except and to the extent reflected on the most recent balance sheet of the Company.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which the Company Common Stock may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to FFL Partners, LLC (“FFL”), an affiliate of Parent, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with FFL (collectively with FFL, the “FFL Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including during the past two years having acted as co-placement agent in connection with certain debt financings by CURO Financial Technologies Corp., a member of the FFL Group (“CURO”), which were completed in January 2017, and having provided certain financial advisory services to CURO. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the FFL Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by FFL, other participants in the Transaction or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with members of the FFL Group, other participants in the Transaction or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, members of the FFL Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion only addresses the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such holders in the Transaction pursuant to the Agreement and does not address any other aspect or implication of the Transaction, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the voting agreements to be entered into by certain stockholders of the Company in favor of Parent and any compensation or other consideration to be issued or paid by the Company in connection with the Transaction (the “Supplemental Compensation”). In addition, this Opinion does not address the individual circumstances of specific holders of shares of Company Common Stock with respect to control, voting or other rights, aspects or relationships which may distinguish such holders and consequently our analyses did not give effect to, and our opinion does not address, any control premium, minority discount or other premiums or discounts that might otherwise be applicable to the shares of Company Common Stock owned by specific holders of Company Common Stock.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, or Merger Sub, or any of their respective security holders, or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Parent, Merger Sub, or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise including, without limitation, the Supplemental Compensation. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, with the consent of the Board we have relied on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, environmental, accounting, insurance and tax matters with respect to the Company, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b) (3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless

(1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

Item 11. Executive Compensation

Overview

The compensation committee administers the compensation policies and programs for our named executive officers, as well as the cash-and equity-based incentive compensation plans in which those persons may participate. The compensation committee has not retained the services of any compensation consultants in connection with the compensation of our executive officers.

Compensation Objectives

The compensation committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent, and delivers rewards for superior performance as well as consequences for underperformance. The objectives of the Compensation Committee’s compensation practices are to:

•	provide a total compensation program that is competitive in the industry in which we compete for executive talent;

•	place a significant portion of executive compensation at risk by linking such compensation to the achievement of corporate financial performance objectives and individual objectives;

•	provide long-term incentive compensation that focuses executives’ efforts on building stockholder value by aligning their interests with our stockholders; and

•	provide incentives that promote executive retention. In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among these elements, as discussed below.

The major compensation elements for our named executive officers are base salary, annual and other bonuses, equity awards, insurance benefits, and company provided vehicle or vehicle allowances. Each of these elements is an integral part of and supports our overall compensation objectives. Base salaries (other than increases), insurance benefits and perquisites form stable parts of our named executive officers’ compensation packages that are not necessarily dependent on our performance during a particular year. We set these compensation elements at competitive levels so that we are able to attract, motivate and retain highly qualified executive officers. Consistent with our performance-based philosophy, we reserve the largest potential compensation for performance- and incentive-based awards. These awards include annual bonuses and long-term awards that are primarily based on our financial performance and consisting of compensation in the form of cash, stock bonuses, and stock options to provide incentives that are tied to both our short-term and long-term performance. Our performance-based annual bonuses reward short-term and long-term performance, while our stock options reward long-term performance and align the interests of management with our stockholders. We additionally provide for retention of certain named executive officers through bonuses in the case of a change in control.

2016 and 2015 Summary Compensation Table

The table below sets forth, for the fiscal years ended December 31, 2016 and 2015, the compensation paid to our named executive officers: (i) Douglas J. Kramer, our chief executive officer and president and a member of our board; (ii) Jomarc C. Marukot, our chief financial officer and treasurer; and (iii) Michael T. Adams, our chief governance officer, executive vice president and corporate secretary and a member of our board; and (iv) Harvey L. Schnitzer, our chief operating officer and a member of our board.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Options Awards ($)(1)	All Other Compensation ($)		Total ($)
Douglas J. Kramer	2016	400,000	120,000	(2)	—	369,155	43,133	(4)	932,288
CEO and President	2015	350,000	200,000		—	224,784	46,451		821,235

Jomarc C. Marukot	2016	190,000	47,500	(2)	—	—	24,459	(5)	261,959
CFO and Treasurer	2015	184,154	66,500		—	—	22,214		272,868

Michael T. Adams	2016	200,000	55,000	(3)	—	51,047	18,920	(6)	324,967
CGO, EVP and Secretary	2015	180,000	68,000		—	49,663	16,930		314,593

Harvey L. Schnitzer	2016	275,000	68,750	(2)	16,250	82,506	20,471	(7)	462,977
COO	2015	250,000	87,500		16,250	72,906	24,025		450,681

(1)	The amounts reported represent the aggregate grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718—Compensation—Stock Compensation (“ASC 718”), recognized by us in 2016. The actual value, if any, an executive may realize will depend for options on the excess of the market price over the option exercise price on the date the option is exercised and for stock on the excess of the market price over the cost basis of the stock. There is no assurance that the value realized by an executive will be at or near the value estimated. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Organization, Basis of Presentation, and Critical Accounting Policies, Estimates, and Assumptions—Share-Based Compensation and Note 17—Share-Based Payment Arrangements, Equity Incentive Plan, of our Notes to Financial Statements included in this Annual Report on Form 10-K.
(2)	Represents an annual performance bonus based on the Company achieving 100% of its budgeted Adjusted EBITDA for the 2016 year.
(3)	Represents an annual non-discretionary bonus for $5,000 and an annual performance bonus based on the Company achieving at least 100% of its budgeted Adjusted EBITDA for the 2016 year for the remainder.
(4)	Comprised of $22,432 for personal use of a Company automobile and $20,701 for medical, dental, vision, life, and disability insurances.
(5)	Comprised of $8,400 for a car allowance and $16,059 for medical, dental, vision, life, and disability insurances.
(6)	Comprised of $9,000 for a car allowance and $9,920 for medical, dental, vision, life, and disability insurances.
(7)	Comprised of $9,000 for a car allowance and $11,471 for medical, dental, vision, life, and disability insurances.

Agreements with Executive Officers

We are party to executive employment and stock option agreements with the named executive officers employed by us at December 31, 2016. The information provided below is supplemented by the Summary Compensation and Grants of Plan-Based Awards tables above and Outstanding Equity Awards at Fiscal Year-End (Option and Stock Awards) and Stock Vested at Fiscal Year-End (Stock Awards) tables below.

Douglas J. Kramer

The Company entered into an executive employment agreement with its chief executive officer and president, Mr. Kramer, effective from January 1, 2014 to, as amended, December 31, 2017, pursuant to which he is entitled to:

•	annual base salary for the 2016 calendar year of $400,000;

•	annual performance bonus of $120,000, $160,000, or $200,000 if Company achieves 100%, 120%, or 140%, respectively, of its budgeted Adjusted EBITDA for a particular fiscal year, payable in a single lump sum within thirty days after the issuance of the Company’s audited financial statements for such fiscal year, and, in all events, by December 31 of the fiscal year following the fiscal year to which the bonus applies;

•	sales bonus of 1% for all new and 1⁄2% for certain existing international accounts, subject to such sales meeting certain gross profit margin criteria and credit and payment terms;

•	a transaction bonus, subject to certain limitations, upon consummation of a change in control if he is still employed at the time or in the event his employment is terminated within one year immediately preceding the consummation of a change in control, and including upon consummation of the change in control, the transfer to Mr. Kramer of ownership of the Company-provided automobile then being used by him. A transaction bonus is payable as soon as practicable after the closing of such transaction but in no event later than March 15 of the year following the year in which the closing of such transaction occurs. Any transaction bonus payable on account of the occurrence of a transaction that constitutes a change in the ownership of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto (“Section 409A”), shall be paid on the same schedule, under the same terms and conditions and in the same form of consideration (e.g., cash, stock in the acquiring company, promissory note or a combination thereof) as is the consideration received by the holders of the majority of the outstanding voting securities of the Company who participate in the transaction; provided, however, that in no event shall any portion of the transaction bonus be paid to executive on a date that is later than five years after such transaction. In the Company’s sole and absolute discretion, it may pay in cash all or any portion of the transaction bonus that would otherwise be paid in a form of consideration other than cash;

•	upon termination by the Company without cause or by Mr. Kramer for good reason, which the agreement defines as: (i) a reduction in his base salary; (ii) a substantial diminution of his duties and responsibilities (the Company’s employment of another officer in a newly created position or otherwise, at a position beneath that of Mr. Kramer, shall not be deemed to constitute, or result in, a substantial diminution of his duties or responsibilities); or (iii) a relocation of his primary workplace that is not agreed to by him and is to a location that is greater than 50 miles from his primary workplace, provided, however, that any required travel related to the business of the Company, including but not limited to its planned expansion in the international market, shall not be deemed to constitute, or result in, the relocation of the his primary workplace:

•	severance equal to the lesser of 24 months base salary, or base salary for the remainder of the term, reduced by any earned income during the severance period;

•	the product of the value, as of the last day of the calendar year of termination, of any Company equity or equity-based awards, which he can show that he reasonably would have received had he remained employed through the end of the calendar year, or 4 months after the termination date, whichever is greater, multiplied by a fraction, the numerator of which is the number of days in the calendar year of termination through the termination date and the denominator of which is 365, but only to extent not previously vested, exercised and/or paid;

•	for 12 months from termination, continued participation in any plans providing medical, hospitalization and dental coverage; and

•	all bonuses and stock options previously earned, or which may be earned in the event of a consummation of a change of control within one year immediately following termination;

•

upon termination by the Company for cause or by Mr. Kramer without good reason, which the agreement defines as: (i) willful malfeasance or willful misconduct by Mr. Kramer in connection with his employment, (ii) continuing refusal by him to perform his duties hereunder or follow any lawful direction of the Board, (iii) any material breach of the nonsolicitation, noncompetition, or confidentiality provisions of his agreement by him, (iv) engaging in conduct detrimental to the interest or reputation of the Company, without regard to whether such conduct was in connection with his employment, or (v) his conviction of, or plea of nolo contendere to, a felony (other than a traffic violation), which, in each event in (i), (ii) or (iii), actually has a material effect on the Company and its business:

•	any bonuses, salaries, benefits or other compensation accrued through the date of employment termination or required by law to be provided;

•	upon termination on account of Mr. Kramer’s death or disability, the Company shall treat his termination as a termination without cause;

•	upon termination following a change of control,

•	an amount equal to the base salary which would otherwise be payable over the remaining term of his agreement, payable in a lump sum within 30 days after the date of such termination,

•	any outstanding awards held by him or other benefits under any Company plan or program which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination; and

•	all bonuses and stock options previously earned, or which may be earned in the event of the consummation of a change of control within one year immediately following the termination of his employment.

Mr. Kramer is also entitled to earn awards under equity or other plans or programs that the Company, in its discretion, determines to put into effect and to participate in compensation and benefit programs offered by the Company to its executive officers. Mr. Kramer’s employment agreement also provides for a non-competition provision during employment and for a period of twenty-four months after the termination of his employment.

On March 14, 2016, the Company granted an eight-year -year option to Douglas J. Kramer, CEO and president, for the right to acquire 2,000,000 shares of the Company’s common stock, par value $.01, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, determined based on the per share closing price on such date, or $0.40 per share, which options vest monthly on a pro rata basis over 3 years, subject to continued satisfactory employment. The transaction was valued at $766,217, which was estimated using the Black-Scholes option pricing model and will be expensed over the requisite vesting period.

Jomarc C. Marukot

The Company entered into an executive employment agreement with its chief financial officer and corporate treasurer, Mr. Marukot, effective from January 1, 2015 to, as amended, December 31, 2017, pursuant to which he is entitled to:

•	an annual base salary of $190,000, increased to $210,000 as of January 1, 2017;

•	annual bonus equal to 25% of his annual base salary if the Company achieves its budgeted Adjusted EBITDA per calendar year, which annual bonus may be increased to 30%, 35%, or more than 35% in the chief executive officer’s discretion, of his annual base salary if the Company achieves 110%, 120%, or more than 120%, respectively, of its budgeted Adjusted EBITDA, payable in a single lump sum within thirty days after the issuance of the Company’s audited financial statements for such fiscal year, and, in all events, by December 31 of the fiscal year following the fiscal year to which the bonus applies;

•	change in control bonus of 25% of his annual base salary upon consummation of a change in control if he is still employed at the time;

•	medical, dental, life insurance, and disability benefits;

•	auto allowance of $700.00 per month;

•	four months of his annual base salary for termination due to death or disability;

•	four months of his annual base salary, awards and medical and dental benefits and the change in control bonus in the event of a termination without cause by the Company;

•	upon termination by the Company for cause as defined in the agreement as Mr. Marukot’s: (i) commission of any act of fraud, embezzlement or dishonesty, (ii) unauthorized use or disclosure of any confidential information or trade secrets of the Company, (iii) any intentional misconduct or violation of the Company’s Code of Business Ethics by him which has a materially adverse effect upon the Company’s business or reputation, (iv) continued failure to perform the major duties, functions and responsibilities of his position after written notice from the Company identifying the deficiencies in his performance and a reasonable cure period of not less than ten (10) days, or (v) a material breach of his fiduciary duties as an officer of the Company:

•	any bonuses, salaries, benefits or other compensation accrued through the date of employment termination or required by law to be provided;

•	upon termination following a change of control:

•	an amount equal to one times the annual base salary if such termination occurs within the first twelve months of his agreement, or the annual base salary which would otherwise be payable over the remaining term of the agreement if such termination occurs after the first twelve months of the agreement, payable in a lump sum within 90 days after the date of such termination of employment;

•	any outstanding awards held by him or other benefits under any Company plan or program which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination.

Mr. Marukot is also entitled to earn awards under equity or other plans or programs that the Company, in its discretion, determines to put into effect and to participate in compensation and benefit programs offered by the Company to its executive officers. Mr. Marukot’s employment agreement also provides for a non-competition provision for the Employment Term and for a period of twelve months after the termination of his employment.

Michael T. Adams

The Company entered into an executive employment agreement with its chief governance officer, executive vice president and corporate secretary, Mr. Adams, effective from December 31, 2014 to December 31, 2017, pursuant to which he is entitled to:

•	an annual base salary of $200,000 (Mr. Adams’ annual base salary was increased, effective January 1, 2016, to $200,000);

•	annual bonus equal to 25% of his annual base salary if the Company achieves its budgeted Adjusted EBITDA per calendar year, which annual bonus may be increased to 30%, 35%, or more than 35% in the chief executive officer’s discretion, of his annual base salary if the Company achieves 110%, 120%, or more than 120%, respectively, of its budgeted Adjusted EBITDA, payable in a single lump sum within thirty days after the issuance of the Company’s audited financial statements for such fiscal year, and, in all events, by December 31 of the fiscal year following the fiscal year to which the bonus applies;

•	annual non-discretionary bonus of $5,000;

•

a transaction bonus, subject to certain limitations, upon consummation of a change in control if he is still employed at the time or in the event his employment is terminated within one year immediately preceding the consummation of a change in control. A transaction bonus is payable as soon as practicable after the closing of such transaction but in no event later than March 15 of the year following the year in which the closing of such transaction occurs. Any transaction bonus payable on account of the occurrence of a transaction that constitutes a change in the ownership of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, shall be paid on the same schedule, under the same terms and conditions and in the same form of consideration (e.g., cash, stock in the acquiring company, promissory note or a combination thereof) as is the consideration received by the holders of the majority of the outstanding voting securities of the Company who participate in the transaction; provided, however, that in no event shall any portion of the transaction bonus be paid to executive on a date that is later than five years after such transaction. In the Company’s sole and absolute discretion, it may pay in cash all or any portion of the transaction bonus that would otherwise be paid in a form of consideration other than cash;

•	medical, dental, life insurance, and disability benefits;

•	auto allowance of $750.00 per month;

•	twelve months of his annual base salary for termination due to death or disability;

•	twelve months of his annual base salary, awards and medical and dental benefits and the transaction bonus in the event of a termination without cause by the Company or by him for good reason, which the agreements defines as: (i) a reduction in his base salary; (ii) a substantial diminution of his duties and responsibilities (the Company’s employment of another officer in a newly created position or otherwise, at a position beneath that of Mr. Adams, shall not be deemed to constitute, or result in, a substantial diminution of his duties or responsibilities); or (iii) a relocation of his primary workplace that is not agreed to by him and is to a location that is greater than 50 miles from his primary workplace, provided, however, that any required travel related to the business of the Company, including but not limited to its planned expansion in the international market, shall not be deemed to constitute, or result in, the relocation of the his primary workplace; and

•	upon termination by the Company for cause or by Mr. Adams without good reason, which the agreements defines as: (i) willful malfeasance or willful misconduct by Mr. Adams in connection with his employment, (ii) continuing refusal by him to perform his duties hereunder or follow any lawful direction of the Board, (iii) any material breach of the nonsolicitation, noncompetition, or confidentiality provisions of his agreement by him, (iv) engaging in conduct detrimental to the interest or reputation of the Company, without regard to whether such conduct was in connection with his employment, or (v) his conviction of, or plea of nolo contendere to, a felony (other than a traffic violation), which, in each event in (i), (ii) or (iii), actually has a material effect on the Company and its business:

•	any bonuses, salaries, benefits or other compensation accrued through the date of employment termination or required by law to be provided;

•	upon termination following a change of control:

•	an amount equal to the base salary which would otherwise be payable over the remaining term of the agreement, payable in a lump sum within 90 days after the date of such termination of employment;

•	any outstanding awards held by him or other benefits under any Company plan or program which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination; and

•	all bonuses and stock options previously earned, or which may be earned in the event of the consummation of a change of control within one year immediately following the termination of his employment.

Mr. Adams is also entitled to earn awards under equity or other plans or programs that the Company, in its discretion, determines to put into effect and to participate in compensation and benefit programs offered by the Company to its executive officers. Mr. Adams’ employment agreement also provides for a non-competition provision during employment and for a period of twelve months after the termination of his employment.

On January 16, 2015, the Company granted Mr. Adams 300,000 options, each for shares of the Company’s common stock, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on date of grant, determined based on the per share closing price on such date, or $0.325 per share, for a term of eight years, which vest in three equal end of calendar year increments, subject to Mr. Adams meeting certain performance criteria, commencing on December 31, 2015 and ending December 31, 2017, or upon consummation of a change in control. Once vested, the stock options are immediately exercisable.

Harvey L. Schnitzer

The Company entered into an executive employment agreement with its chief operating officer, Mr. Schnitzer, effective from December 31, 2014 to December 31, 2017, pursuant to which he is entitled to:

•	an annual base salary of $275,000 (Mr. Schnitzer’s annual base salary was automatically increased, effective January 1, 2016, from $250,000 to $275,000);

•	annual bonus equal to 25% of his annual base salary if the Company achieves its budgeted Adjusted EBITDA per calendar year, which annual bonus may be increased to 30%, 35%, or more than 35% in the chief executive officer’s discretion, of his annual base salary if the Company achieves 110%, 120%, or more than 120%, respectively, of its budgeted Adjusted EBITDA, payable in a single lump sum within thirty days after the issuance of the Company’s audited financial statements for such fiscal year, and, in all events, by December 31 of the fiscal year following the fiscal year to which the bonus applies;

•	transaction bonus, subject to certain limitations, upon consummation of a change in control if he is still employed at the time or in the event his employment is terminated within one year immediately preceding the consummation of a change in control. A transaction bonus is payable as soon as practicable after the closing of such transaction but in no event later than March 15 of the year following the year in which the closing of such transaction occurs. Notwithstanding, any transaction bonus payable on account of the occurrence of a transaction that constitutes a change in the ownership of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, shall be paid on the same schedule, under the same terms and conditions and in the same form of consideration (e.g., cash, stock in the acquiring company, promissory note or a combination thereof) as is the consideration received by the holders of the majority of the outstanding voting securities of the Company who participate in the transaction; provided, however, that in no event shall any portion of the transaction bonus be paid to executive on a date that is later than five years after such transaction. In the Company’s sole and absolute discretion, it may pay in cash all or any portion of the transaction bonus that would otherwise be paid in a form of consideration other than cash;

•	medical, dental, life insurance, and disability benefits;

•	auto allowance of $800 per month;

•	eight months of his annual base salary for termination due to death or disability;

•	eight months of his annual base salary, awards and medical and dental benefits and the transaction bonus in the event of voluntary termination by the Company or by him for good reason, which the agreement defines as: (i) a reduction in his base salary; (ii) a substantial diminution of his duties and responsibilities (the Company’s employment of another officer in a newly created position or otherwise, at a position beneath that of Mr. Schnitzer, shall not be deemed to constitute, or result in, a substantial diminution of his duties or responsibilities); or (iii) a relocation of his primary workplace that is not agreed to by him and is to a location that is greater than 50 miles from his primary workplace, provided, however, that any required travel related to the business of the Company, including but not limited to its planned expansion in the international market, shall not be deemed to constitute, or result in, the relocation of the his primary workplace; and

•

upon termination by the Company for cause or by Mr. Schnitzer without good reason, which the agreement defines as: (i) willful malfeasance or willful misconduct by Mr. Schnitzer in connection with his employment, (ii) continuing refusal by him to perform his duties hereunder or follow any lawful direction of the Board, (iii) any material breach of the nonsolicitation, noncompetition, or confidentiality provisions of his agreement by him, (iv) engaging in conduct detrimental to the interest or reputation of the Company, without regard to whether such conduct was in connection with his employment, or (v) his conviction of, or plea of nolo contendere to, a felony (other than a traffic violation), which, in each event in (i), (ii) or (iii), actually has a material effect on the Company and its business:

•	any bonuses, salaries, benefits or other compensation accrued through the date of employment termination or required by law to be provided;

•	upon termination following a change of control:

•	an amount equal to the base salary which would otherwise be payable over the remaining term of the agreement, payable in a lump sum within 90 days after the date of such termination of employment;

•	any outstanding bonus or other benefits under any Company plan or program which have been earned will be paid as provided under the terms of such Company plan or program; and

•	all bonuses and stock options previously earned, or which may be earned in the event of the consummation of a change of control within one year immediately following the termination of his employment.

Mr. Schnitzer is also entitled to earn awards under equity or other plans or programs that the Company, in its discretion, determines to put into effect and to participate in compensation and benefit programs offered by the Company to its executive officers. Mr. Schnitzer’s employment agreement also provides for a non-competition provision during employment and for a period of twelve months after the termination of his employment.

On March 23, 2015, the Company granted Mr. Schnitzer 300,000 options, each for shares of the Company’s common stock, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on date of grant, determined based on the per share closing price on such date, or $0.41 per share, for a term of eight years, which vests in three equal end of calendar year increments, subject to Mr. Schnitzer meeting certain performance criteria, commencing on December 31, 2015 and ending December 31, 2017, or upon consummation of a change in control. Once vested, the stock options are immediately exercisable.

Outstanding Equity Awards

The following table sets forth summary information for outstanding equity awards held by our named executive officers at December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards

	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date
Douglas J. Kramer	333,334	166,666	(1)	0.72	1/21/2019
Douglas J. Kramer	350,000	—		0.42	4/28/2019
Douglas J. Kramer	531,366	1,468,634	(2)	0.40	3/14/2024
Michael T. Adams	150,000	—		0.42	4/28/2019
Michael T. Adams	80,000	—		0.38	7/12/2017
Michael T. Adams	200,000	100,000	(3)	0.325	1/16/2023
Harvey L. Schnitzer	66,666	33,334	(4)	0.65	1/21/2019
Harvey L. Schnitzer	150,000	—		0.42	4/28/2019
Harvey L. Schnitzer	200,000	100,000	(3)	0.41	3/23/2023

(1)	Vests on January 22, 2017.
(2)	Vests on pro-rata monthly basis over 26 months (total grant vests on a pro-rata monthly basis over 36 month period).
(3)	Vests on December 31, 2017.
(4)	Vests on February 6, 2017.

There were no outstanding stock awards at December 31, 2016.

Potential Payments Upon Termination or Change of Control

The employment agreements with our named executive officers provide for transaction bonuses based on a percentage of a transaction value subject to certain limitations (Mr. Kramer, Mr. Adams, and Mr. Schnitzer) or a change in control bonus based on a percentage of annual base salary (Mr. Marukot).

A transaction bonus is calculated as follows: (a) no transaction bonus shall be paid to the extent the transaction value (defined as the consideration realized, or assumed to be realized, by the Company’s shareholders in connection with the transaction, minus any Company debt that remains with the Company upon the consummation of a change-in-control or any debt or personal guarantee of Company debt which a selling shareholder is relieved of in connection with a change-in-control), does not exceed the sum of $25,940,000, (b) to the extent the transaction value does not exceed $90,000,000, an amount equal to each respective executive’s agreed to percentage of the transaction value less $25,940,000, multiplied by the percentage of the Company sold, to the extent the transaction value exceeds $90,000,000, an amount equal to respective executive’s agreed to percentage (see above) of the transaction value multiplied by the percentage of the Company sold. Notwithstanding the foregoing, no transaction bonus shall be payable on any portion of the transaction value in excess of $200,000,000.

In the event of a transaction, which does not constitute a change-in-control as the stockholders of the Company immediately before the transaction do not relinquish 50% or more of the total combined voting power of the outstanding voting securities of the Company, but do relinquish 20% or more of the total combined voting power of the outstanding securities of the Company, the transaction bonus shall be calculated in the manner as set forth above upon a change in control. However, such amount shall then be reduced by the percentage of the sales proceeds of the transaction allocable to the Company’s then majority shareholder that is not currently distributed to such shareholder as a result of the transaction. If a transaction bonus is payable to the executive upon a change in control, he shall not be entitled to any additional transaction bonus upon the occurrence of a subsequent transaction unless: (i) the subsequent transaction is related to the change in control; and (ii) the executive is still employed with the Company upon the consummation of the subsequent transaction or is no longer so employed as a result of having been terminated without cause or having resigned for good reason. In the event a series of related transactions occurs subsequent to a change-in-control, the executive shall be entitled to a transaction bonus on each transaction in the series, provided the requirements of (i) and (ii) above are satisfied with respect to each such transaction. As provided for in the employment agreements, for purposes of this provision, a subsequent transaction shall be “related” to a change in control if it was agreed upon at the time of, and is consummated within 2 years of the consummation of, the change in control.

A change in control bonus is based on an amount equal to one times the annual base salary if such termination occurs within the first twelve months of his agreement, or the annual base salary which would otherwise be payable over the remaining term of the agreement if such termination occurs after the first twelve months of the agreement, payable in a lump sum within 90 days after the date of such termination of employment.

We define change of control in all of our named executive office executive employment agreements as ownership change events or series of related ownership change events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the

Transaction, direct or indirect beneficial ownership of fifty percent (50%) or more of the total combined voting power of the outstanding voting securities of the Company, or the entity to which the assets of the Company were transferred. The following would be ownership change events: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. Notwithstanding the foregoing, no change of control, ownership change event or Transaction shall be deemed to have occurred as a result or on account of: (i) a transfer or other disposition, by sale, gift or otherwise, of an interest in the Company by Richard J. Kurtz to his spouse, children or grandchildren, or the spouses of his children, either directly or indirectly for their benefit, in trust or otherwise; or (ii) the death or incapacity of Kurtz wherein his interest is transferred to his heirs only. Our named executive officers shall not be entitled to any payment under their respective executive employment agreements upon the occurrence of, or calculated with reference to, any such transfer or disposition.

Acceleration of Benefits Under Certain Other Plans

Our Equity Plan contains provisions for the accelerated vesting of stock options to participating named executive officers in the event of a change of control, where the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (“Acquiror”), may, without the consent of any participant, either assume the Company’s rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options to purchase the Acquiror’s stock. If the Acquiror elects not to assume or substitute for outstanding options, the compensation committee shall provide that any unexercised and/or unvested portions of outstanding options shall immediately vest and become exercisable in full as of the date 30 days prior to the date of the change-in-control. Vesting and/or exercise of any option shall be conditioned upon the consummation of the change of control. Any options which are not assumed by the Acquiror nor exercised by optionee terminate and cease to be outstanding effective as of the consummation of the change of control.

Equity Incentive Plan (“Equity Plan”)

Our board of directors adopted the Equity Incentive Plan on July 12, 2005, which was approved by our stockholders effective August 31, 2005. The purpose of our Equity Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward employees, directors and consultants performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The Equity Plan provides financial performance measures upon which specific performance goals would be based and limits on the numbers of shares or compensation that could be made. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant. Stock awards may provide for accelerated vesting if there is a change in control. In addition, our Equity Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, directors, and consultants to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Our Equity Plan is administered by our compensation committee. A total of 9,800,000 shares of common stock are reserved for awards under the Equity Plan, of which 1,982,500 shares were available for future awards as of December 31, 2016.

Director Compensation

Directors receive cash, option, and stock compensation. Each director who is not an employee is reimbursed for actual expenses incurred in attending annual stockholder, board and committee meetings. Non-employee outside directors receive cash compensation at the rate of $12,500 per year, payable quarterly. The Chairman of the Board, who is also a non-employee director and did not receive any cash compensation in years prior to 2016, received a one-time cash payment of $75,500 for his service for the 2016 year. Effective January 1, 2017, all non-employee directors, including the Chairman of the Board, will receive $20,000 in cash compensation per year, payable quarterly. The following table summarizes compensation for non-employee directors for the year ended December 31, 2016, including costs incurred during 2016 for awards in 2016.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)		Option Awards ($)(3)		All Other Compensation ($)(3)		Total ($)
Richard J. Kurtz	75,500		53,000	(4)	120,840	(6)	698,480	(7)(8)	947,820
Arthur J. Gregg	12,500	(1)	—		56,863	(6)	—		69,363

Jay C. Nadel	212,500	(1)(2)	38,064	(5)	56,815	(6)	—		307,379
Augustus J. Larson	12,500	(1)	—		56,863	(6)	—		69,363

(1)	Represents cash payments paid for director services.
(2)	Includes cash payments paid to Mr. Nadel pursuant to his February 22, 2011 advisory agreement, as amended, pursuant to which, the Company agreed to pay him $200,000 per year in cash and granted 5,000,000 shares of restricted common stock, which originally vested monthly on a pro-rata basis over a 3 year period ended February 22, 2014, with anti-dilution rights, in exchange for providing consulting and advisory services, including business development and planning, and assisting management on strategic initiatives (“Nadel Agreement”). Anti-dilution rights continue as long as the Nadel Agreement is in force.
(3)	The amounts reported represent the aggregate grant date fair value of the awards recognized by us in fiscal year 2016, calculated in accordance with FASB ASC 718. The actual value, if any, a director may realize will depend, in the case of stock options, on the excess of the market price over the option exercise price on the date the option is exercised, and, in the case of stock, on the excess of the market price over the cost basis of the stock. There is no assurance that the value realized by a director will be at or near the value estimated. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Organization, Basis of Presentation, and Critical Accounting Policies, Estimates, and Assumptions-Share-Based Compensation and Note 17—Share-Based Payment Arrangements, Equity Incentive Plan, Advisor Plan, and Guaranty Plan of our Notes to Financial Statements included in this Annual Report on Form 10-K.
(4)	Represents the compensation cost recognized by us for a stock award.
(5)	Represents the compensation cost recognized by us related to the Nadel Agreement. For 2016, an aggregate of 86,404 shares of restricted common stock were issued and valued and recorded at $38,064.
(6)	Represents the compensation cost recognized by us for options activity under the Equity Plan for director services during 2016:

Director	Grant Date	Exercise Price ($)	Number of Shares of Stock Underlying Options Granted	Number of Shares of Stock Underlying Options Expired	Option Expiration Date	2016 Fiscal Year Compensation Cost ($)
Jay C. Nadel	4/28/2014	0.42	100,000	—	4/28/2019	6,389
Arthur J. Gregg	4/28/2014	0.42	100,000	—	4/28/2019	6,437
Augustus J. Larson	4/28/2014	0.42	100,000	—	4/28/2019	6,437
Richard J. Kurtz	5/14/2014	0.54	400,000	—	5/14/2019	36,757
Jay C. Nadel	12/22/2014	0.35	450,000	—	12/22/2022	50,426
Arthur J. Gregg	12/22/2014	0.35	450,000	—	12/22/2022	50,426
Augustus J. Larson	12/22/2014	0.35	450,000	—	12/22/2022	50,426
Richard J. Kurtz	3/14/2016	0.40	800,000	—	3/14/2024	84,083

(7)	Includes amount of interest expense—related party of $3,888 paid by the Company in 2016 related to the 11/14/14 Kurtz Note and 1/21/15 Kurtz Note, the principal of which was repaid by the Company on December 21, 2015.
(8)	Includes the amount of share based compensation expense recognized and classified by us as interest expense—related party for the vested portion of the 3,681,000 Guaranty Shares granted to the chairman of the board for his personal guaranty of the obligations under the Enhanced Note. For 2016, an aggregate of 1,157,653 Guaranty Shares vested and were valued and recorded in the aggregate at $694,592. See also Note 17—Share-Based Payment Arrangements, Guaranty Plan, of Notes to Financial Statements included in annual report on Form 10-K for year ended December 31, 2016 for more discussion.